As filed with SEC on September 9, 2005, File No. 333-117309


                     Exhibit list can be found on page II-11


                                  UNITED STATES
                         SECURITIES EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                AMENDMENT # 8 to
                                    FORM SB-2


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 IMAGING3, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

       CALIFORNIA                      3844                    95-4451059
------------------------   ----------------------------    -------------------
(State of Incorporation)   (Primary Standard Industrial     (I.R.S. Employer
                            Classification Code Number)    Identification No.)

                    3200 W. Valhalla Drive, Burbank, CA 91505
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                            DEAN JANES, CHAIRMAN/CEO,
                             3200 W. Valhalla Drive,
                                Burbank, CA 91505
                                 (818) 260-0930
                         (Agent for Service of Process)


                                    Copy to:
                             Gregory Sichenzia, Esq.
                              David Schubauer, Esq.
                     1065 Avenue of the Americas, 21st Floor
                               New York, NY 10018
                             -Phone: (212) 930-9700
                              -Fax: (212) 930-9725


Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box |X|.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering |_|.

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering |_|.


                       (COVER CONTINUES ON FOLLOWING PAGE)

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering |_|.

If delivery of the prospectus is expected to be made pursuant to Rule 434; please check the following box |_|.

                                              CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                                                 Proposed          Proposed Maximum       Proposed Maximum
    Title of each class of securities          Amount to be       Offering Price Per     Aggregate Offering        Amount of
            to be registered                  Registered(1)            Share(2)                Price            Registration Fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock                                   70,440,000(3)             $0.05                 $1,761,000           $443.24
-----------------------------------------------------------------------------------------------------------------------------------
Total                                          70,440,000                $0.05                 $1,761,000           $443.24(4)
===================================================================================================================================

      (1) Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, there are also registered hereunder such indeterminate number of additional shares as may be issued to the selling stockholders to prevent dilution resulting from stock splits, stock dividends or similar transactions.
      (2)   Estimated pursuant to Rule 457.
      (3)   Common Stock.
      (4)   Previously paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

Preliminary Prospectus - Subject to Completion Date of Prospectus:

                                 IMAGING3, INC.
                               3200 VALHALLA DRIVE
                                BURBANK, CA 91505
                                  818-260-0930

      THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS IS INCLUDED IN THE REGISTRATION STATEMENT THAT WAS FILED BY IMAGING3, INC. WITH THE SECURITIES AND EXCHANGE COMMISSION. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                        70,440,000 SHARES OF COMMON STOCK


      Our current business is the remanufacturing, sales, and servicing of "C" arm medical imaging products, and our revenues are solely from this business. We have also developed a proprietary medical technology (U.S. Patent #6,754,297) that produces 3D medical diagnostic images in real time. Healthcare workers using our devices would be able to instantly view 3D, high-resolution images of virtually any part of the human body. We do not currently produce and sell any Product based on our technology and may not market it due to the lack of FDA approval.


      This prospectus relates to the resale by the selling stockholders of 70,440,000 shares of our common stock. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. Please see the "Selling Stockholders" section in this prospectus for a complete description of all of the selling stockholders. We will not receive any proceeds from the sale of shares by the selling stockholders.


      WE URGE YOU TO READ THE RISK FACTORS ALONG WITH THIS PROSPECTUS BEFORE YOU MAKE YOUR INVESTMENT DECISION. SEE "RISK FACTORS" BEGINNING ON PAGE 3.


      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SHARES, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      Our offering is not being underwritten. Our shareholders are offering shares of common stock owned by them to purchasers directly, or through agents, brokers or dealers at market or negotiated prices at the time of the sale. A $.05 per share price for sale of shares has been determined arbitrarily prior to OTCBB approval, and prices may thereafter be negotiated variably by each individual shareholder at the time of any sale, after a public market exists, if ever it does (see "Plan of Distribution.") Our selling shareholders' shares registered under this prospectus may be sold over an extended period of time, on a delayed or continuous basis.

                                TABLE OF CONTENTS


                                                                            Page
Prospectus Summary                                                             1
Selling Shareholders                                                           2
The Offering                                                                   2
Net Proceeds to the Selling Shareholders                                       2
Risk Factors                                                                   3
Risks Related to Our Business                                                  6
Management's Discussion and Analysis                                          14
Overview                                                                      14
Critical Accounting Policies                                                  15
Management's Discussion and Analysis of Financial Condition
 and Results of Operations                                                    16
Liquidity and Capital Resources                                               20
Need for Additional Financing                                                 22
Our Business                                                                  22
Plan of Operation                                                             24
Regulatory Approval Process                                                   28
Other Government Regulation                                                   33
Our Market                                                                    33
Business & Revenue Models                                                     33
Industry Overview                                                             34
Competition                                                                   35
Marketing and Sales Plan                                                      36
Administrative Offices                                                        37
Employees                                                                     37
Price Range of Our Common Stock & Stockholder Matters                         37
Market Risk                                                                   38
Future Trends                                                                 38
Legal Proceedings                                                             38
Submission of Matters to a Vote of Security Holders                           43
Capitalization                                                                43
Use of Proceeds                                                               44
Directors and Executive Officers and Significant Members
 of Management                                                                44
Executive Compensation                                                        47
Summary Compensation Table of Executives                                      47
Summary Compensation Table of Directors                                       48
Security Ownership of Certain Beneficial Owners
 and Management                                                               48
Certain Relationships & Related Transactions                                  49
Changes in & Disagreements with Accountants                                   50
Description of Securities                                                     50
Report to Stockholders                                                        58
Transfer Agent and Registrar                                                  58
Limitations on Director Liability                                             58
Plan of Distribution                                                          58
Selling Stockholders                                                          60
Determination of Offering Price                                               68
Legal Matters                                                                 68
Experts                                                                       68
Where You Can Find Information                                                68
Financial Statements                                                         F-1

                               PROSPECTUS SUMMARY

THIS SUMMARY HIGHLIGHTS SIGNIFICANT ASPECTS OF OUR BUSINESS AND THIS OFFERING, BUT YOU SHOULD READ THE ENTIRE PROSPECTUS, INCLUDING THE FINANCIAL DATA AND RELATED NOTES, BEFORE MAKING AN INVESTMENT DECISION. WHEN WE REFER TO OUR COMPANY IN THIS PROSPECTUS, WE REFER TO US AND OUR SUBSIDIARIES, AS A COMBINED ENTITY, EXCEPT WHERE WE INDICATE OTHERWISE. YOU SHOULD CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS."

                                 IMAGING3, INC.
                               3200 Valhalla Drive
                                Burbank, CA 91505
                                 (818) 260-0930


      Dean Janes founded our company as Imaging Services, Inc. on October 29, 1993. Our business initially was a low cost, third party service alternative for Orthopedic Equipment Company Medical Systems ("OEC") equipment with which we compete in the market currently. Our primary business is to service and repair OEC equipment "C" arms solely as an independent third party service provider, and we continue to offer such service. All of our revenues are from this primary business. If this business declines, we will lose revenues.

      Dean Janes, Chairman/CEO, invented our 3D Technology which we hope to commercialize. He has been in the Medical Imaging field for 20 years having experience with Kaiser Hospitals, OEC Medical Systems, Toshiba Medical Systems, and Center for Health Resources and Imaging Services, Inc. Our patent was filed on August 27, 2002, and patent # 6,754,297 was issued by the U.S. Patent and Trademark Office on June 23, 2004. Our technology is designed to produce 3D medical diagnostic images in real time. Healthcare workers using Imaging3 devices could instantly view 3D, high-resolution images of virtually any part of the human body. We have spent approximately $250,000 in each of the last two years on research and development of our technology. No costs of research and development have been borne by our customers. We do not have a developed product for market using our technology.

      Our ability to grow depends significantly on our ability to expand our operations through internal growth and by acquiring other companies or assets that require significant capital resources. We may need to seek additional capital from public or private equity or debt sources to fund our growth and operating plans and respond to other contingencies such as:

o     shortfalls in anticipated revenues or increases in expenses;
o     the development of new services; or
o the expansion of our operations, including the recruitment of additional personnel.

      No commitments to provide additional funds have been made by management or other stockholders. Accordingly, there can be no assurance that any additional funds will be available to us to allow us to cover operations expenses or development. After the effective date of this Registration Statement the Company intends to seek capital and loans to cover operating and expansion expenses of approximately $1,000,000, but the Company has no committed sources for such capital.

      If revenue declines, or operations continue to be unprofitable, we may need to develop another line of business, or to finance our operations through the sale of assets we have, or enter into the sale of stock for additional capital, none of which may be feasible when needed. From the aspect of whether we can continue toward our business goals as set forth herein, we may use all of our available capital without ever generating a profit.

      Products which may use our technology require Food and Drug Administration
(FDA) approval, which has not yet been applied for. Based on management's experience, we estimate that it will take up to two years to obtain FDA approval for our technology after effectiveness of this registration statement. If this FDA approval is not achieved, we would not have a product to sell, and we could not develop the new product business we are pursuing. We believe we can achieve FDA approval because our product is not invasive of the human body and uses existing FDA approved imaging technology to which we have added mechanical and software enhancements.

      We have incurred continuing operation losses for the fiscal years 2002, 2003, 2004, and year to date 2005. We have incurred an IRS lien for unpaid taxes of $103,000 plus interest, and we have incurred substantial litigation expenses for which, at this date, we have booked $1,610,524 in liabilities. We anticipate continuing losses on operations and continuing losses for costs to develop a new product. We have never had any revenues from our new technology nor do any products use it.


                              SELLING SHAREHOLDERS

      Our selling  shareholders are offering up to 70,440,000  common shares for
sale,  which  they  previously   purchased,   or  were  granted.  (See  "Selling
Shareholders" and "Plan of Distribution.")

      Shares are being registered for a total of 166 shareholders -- who paid $0.025 per share for 70,440,000 shares for total cash consideration of $1,761,000.


      All the share  purchases being  registered  occurred within the last three
(3) years.


                                  THE OFFERING

      Our selling shareholders propose to offer 70,440,000 shares of our common stock at $.05 until the shares are quoted on the OTC Bulletin Board, and thereafter at market prices or privately negotiated prices, if any is developed, continuously, upon effectiveness of the Registration Statement in the event the Company is approved for trading in any venue. There is currently no market price for our stock, and our offering price has been arbitrarily determined without any relation to factors such as a value determination, price earnings ratio, book value, or any other objective criteria, since we have sustained continuing losses and have no positive net book value and no market price per share. (See "Plan of Distribution" for information concerning the offering.)


      Our common stock is not currently trading in any venue. In August 2004, we submitted a 15c211 application through a Pennaluna & Company, a registered broker-dealer, to obtain trading approval on the OTC Bulletin Board operated by the NASD. We received NASD comments as directed to Pennaluna & Company dated November 9, 2004 and responded in late March 2005. NASD commented further on April 20, 2005 only to require 1) effectiveness of Registration Statement, and
2) a final amendment copy of the SB-2. We will not attempt to further respond until the SB-2 has been declared effective. We cannot, however, clear NASD comments unless and until the Registration Statement has been declared effective. They are standard comments and we do not anticipate any problem in clearing comments.


                    NET PROCEEDS TO THE SELLING SHAREHOLDERS

Common stock offered
by our selling shareholders         70,440,000


Common stock outstanding
on September 1, 2005                168,840,000


Use of Proceeds                     We will not receive any proceeds from the
                                    sale of shares of common stock by our
                                    selling stockholders.

OTC Bulletin Board Symbol           None (Subject to NASD OTCBB approval)

                                  RISK FACTORS

      Any investment in our stock has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment as a result of any of these risks.

Risk Factors Related to Our Company

THE COMPANY'S AUDITORS HAVE ISSUED A "GOING CONCERN" QUALIFICATION TO THE AUDIT REPORT DUE TO THE CONTINUING LOSSES ON OPERATIONS, WHICH INDICATES THE POTENTIAL FOR BUSINESS FAILURE OF THE COMPANY.


      A going concern qualification, which, in effect, reflects that we could fail to continue, has been included in the Auditor's report for years ending December 31, 2004 and 2003. We have incurred significant losses from operations for the years ended December 31, 2003 and 2004 and year to date 2005, and such losses are expected to continue. In addition, we have limited working capital. Such factors raise substantial doubt about our ability to continue as a going concern. We cannot assure or guarantee that additional capital and/or debt financing will be available when and to the extent required by us, or that if available, it will be on terms favorable or acceptable to us. Our consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. This may be an indicator of our inability to continue in business, which could cause loss of investment. (See "Management's Discussion and Analysis.")


OUR CURRENT LIABILITIES EXCEED OUR CURRENT ASSETS BY A SIGNIFICANT AMOUNT, WHICH COULD PUT SHAREHOLDER/INVESTORS AT SERIOUS RISK OF LOSS OF THEIR INVESTMENT.


      We have current liabilities totaling $3,743,357, and we have $787,565 in current assets as of June 30, 2005. We have a working capital deficit of approximately $2,955,792 at June 30, 2005. These liabilities include accounts payables of $307,849 and litigation reserves of $1,594,345 at June 30, 2005, and notes due on demand to our President and major shareholder, Dean Janes, on which $429,124 was outstanding at September 1, 2005. Please refer to the Management's Discussion and Analysis section, beginning on page 14 of this prospectus, for a further description of these accounts. In the event that creditors or litigants were to attempt to collect by levy and attachment or by filing an involuntary bankruptcy petition, it is likely that shareholders, as equity holders, would not receive any return of investment, because creditors would be paid first, and shareholders would therefore lose their investment.

RULES OF THE SEC ABOUT PENNY STOCKS APPLY TO US AND MAY IMPAIR OUR SHARE PRICE AND MARKETABILITY.

      The Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks." Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities Exchange Act of 1934, as amended. Because our securities constitute "penny stocks" within the meaning of the rules, the rules apply to us and our securities. (See "Description of Securities Penny Stock Classification.")

"Penny Stocks" are stocks:

o     with a price of less than $5.00 per share;
o     that are not traded on a "recognized" national exchange;
o whose price are not quoted on the NASDAQ automated Quotation at not less than $5.00 per share;
o issuers with net tangible assets of less than $2 million (if the issuer has been in continuous operation less than three years as is our situation).

      The requirements affecting brokers affecting trades in our shares, which are discussed in the Risk Factors immediately following, reduce the potential market for our shares by reducing the number of potential investors. This will make it more difficult for investors in our common stock to sell shares to their parties or to otherwise dispose of them. This, in turn, could cause our stock price to decline, and this impediment to trading could cause difficulty to our stock to ever develop any consistency in volume, or any substantial volume, which negatively affects liquidity of the shares and which may affect our share price negatively.

REGULATIONS REGARDING PENNY STOCKS MAY IMPAIR OUR SHARES' TRADABILITY IN THE MARKET IF ONE EVER DEVELOPS.


      Our securities, if and when available for trading, will be subject to a Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. For purposes of the rule, the phrase "accredited investors" means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse's income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may adversely affect the ability of investors and broker-dealers to sell our securities and also may adversely affect the ability of purchasers in this offering to sell their securities in any market that might develop therefore. (See "Description of Securities.")

INVESTORS SHOULD BE AWARE OF THE RISKS IN THE MARKET FOR PENNY STOCKS AND THE POSSIBILITIES OF FRAUD AND ABUSE.


      We want shareholders to be aware that, according to Securities and Exchange Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) "boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. The Company will not be able to control any of such patterns.

WE EXPECT OUR STOCK PRICE TO BE VOLATILE WHICH COULD CAUSE INVESTMENT LOSSES TO PURCHASERS OF OUR STOCK.

      The trading price of our common stock is likely to be highly volatile. Our stock price could fluctuate widely in response to many factors, including the following:


      o     our  historical  and  anticipated  quarterly  and  annual  operating results;
      o announcements of new products or services by us or our competitors or new competing technologies;
      o     investor perceptions of us and investments relating to the imaging;
      o     developments in the imaging industry;
      o     technological innovations;
      o changes in pricing made by us, our competitors or providers of alternative services;
      o     the addition or loss of business customers;
      o variations between our actual results and analyst and investor expectations;
      o conditions or trends in the medical imaging industry, including regulatory developments;
      o     announcements   by  us  of   significant   acquisitions,   strategic
            partnerships, joint venture or capital commitments;
      o     additions or departures of key personnel;
      o     general market and economic conditions.


      In addition, in recent years the stock market in general, and the Nasdaq National Market and the market for internet and technology companies in particular, have experienced extreme price and volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of these companies. These market and industry factors may materially and adversely affect our stock price, regardless of our operating performance.


OUR FAILURE TO MAINTAIN CURRENT REPORTS UNDER SECTION 12(G) IN THE PAST TWO YEARS IS A NEGATIVE INDICATION OF OUR FUTURE ABILITY TO MAINTAIN SUCH REPORTS WHICH WE ARE REQUIRED TO FILE UNDER SECTION 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934.

      We were a Reporting Company under Section 12(g) of the Securities & Exchange Act of 1934 since 2002 but failed to keep up our filings and filed a termination of our filing status under 12(g) concurrent with the filing of this Registration Statement. This did not relieve the company of its duty to file the reports due prior to filing the Form 15, and the Company could be subject to civil penalties under the '34 Act for delinquent filings.

      Due to this failure to file current reports when due, we will not be eligible to use Form S-3, if we otherwise qualified to use it, for registration statements for a period of one year. In addition, if we were to seek an exchange listing, this factor would be viewed negatively in the listing process.


      Our failure to maintain current reports in the past (2001-2004) may also be indicative of the inability of the Company to meet the Reporting requirements of the Exchange Act in the future.


SHARE PURCHASERS COULD SUFFER DILUTION FROM ISSUANCES OF SHARES IN THE FUTURE FOR CONSIDERATION LESS THAN THAT PAID BY OUR CURRENT INVESTORS.

      We may issue additional shares to finance our future capital and operations requirements and for research and development of our proposed products. Any issuance will reduce the present percent of ownership of previous investors and will result in additional dilution to investors purchasing shares in the market. (See "Need for Additional Financing.")


FUTURE SALES OF OUR COMMON STOCK BY RESTRICTED SHAREHOLDERS COULD HAVE A DEPRESSIVE EFFECT ON THE MARKET PRICE FOR OUR STOCK.


      We have currently outstanding 168,840,000 shares of common stock, including those being offered for resale in this registration. The 70,440,000 shares of common stock offered by the selling shareholders, will be freely tradable without restriction under the Securities Act when our registration statement becomes effective. Subject to restrictions on transfer referred to below, all other shares of common stock which we have not registered are treated as "restricted securities" as defined under the Securities Act (98,400,000 shares) and in the future may be sold in compliance with Rule 144 under the Securities Act or pursuant to a registration statement filed under the Securities Act. Rule 144 generally provides that a person holding restricted securities for a period of one year may sell every three months in brokerage transactions or market-maker transactions an amount equal to the greater of (i) one percent (1%) of our issued and outstanding common stock or (ii) the average weekly trading volume of the common stock during the four calendar weeks prior to the sale. Rule 144 also permits, under certain circumstances, the sale of shares without any quantity limitation by a person who is not an affiliate of the company and who has satisfied a two year holding period. The sale of substantial numbers of these shares, whether pursuant to Rule 144 or pursuant to a registration statement, may have a depressive effect on the market price of our common stock by causing the supply exceeding demand.

      In addition, sales of significant amounts of restricted shares held by Mr. Janes or Mr. Sohn, who own 92 million shares together, or the prospect of these sales, could adversely affect the market price of our common stock.

WE MAY ISSUE SHARES TO RAISE CAPITAL OR FOR SERVICES IN THE FUTURE AT A PRICE LOWER THAN THAT PAID BY CURRENT INVESTORS AND SUCH ACTIONS WOULD BE DILUTIVE, EVEN HIGHLY DILUTIVE, OF CURRENT OUTSTANDING SHARES, WHICH WOULD ADVERSELY AFFECT MARKET VALUES.


      Our company will need to raise substantial additional capital and may issue shares for cash, services, or acquisitions at a price less than that paid by current owners, as needs arise. This poses a risk for investors in that there is no protection for them against such dilutive issuances, which could ultimately adversely affect the market and price for our shares, if a market ever develops.


OUR OPERATING RESULTS IN FUTURE PERIODS ARE LIKELY TO FLUCTUATE SIGNIFICANTLY AND MAY FAIL TO MEET OR EXCEED THE EXPECTATIONS OF SECURITIES ANALYSTS OR INVESTORS, AND THIS COULD AFFECT OUR MARKET PRICE, IF ANY.

      Our annual and quarterly operating results are likely to fluctuate significantly in the future due to numerous factors, many of which are outside of our control. These factors include many of which are discussed in other risk factors; such as low revenues, competition, failure to approve products proposed, lack of additional capital, competition, management changes, and intellectual property infringement claims to extremely high operating costs. If our operating results are negatively affected by any of these factors, our operating results in future periods could fail to meet or exceed the expectations of securities analysts or investors. In that event, any trading price of our common stock would likely decline.


WE MAY BE UNABLE TO OBTAIN THE ADDITIONAL CAPITAL REQUIRED TO GROW OUR BUSINESS. WE MAY HAVE TO CURTAIL OUR BUSINESS IF WE CANNOT FIND ADEQUATE FUNDING, RESULTING ULTIMATELY IN BUSINESS FAILURE.

      Our ability to grow depends significantly on our ability to expand our operations through internal growth and by acquiring other companies or assets that require significant capital resources. We may need to seek additional capital from public or private equity or debt sources to fund our growth and operating plans and respond to other contingencies such as:

      o     shortfalls in anticipated revenues or increases in expenses;
      o     the development of new services; or
      o the expansion of our operations, including the recruitment of additional personnel.

      We cannot be certain that we will be able to raise additional capital in the future on terms acceptable to us or at all. If alternative sources of financing are insufficient or unavailable, we may be required to modify our growth and operating plans in accordance with the extent of available financing. Any additional equity financing may involve substantial dilution to our then existing shareholders.

      We are subject to an IRS assessment for unpaid withholding taxes, and the IRS could levy against our business.


      We owe the Internal Revenue Service a total of $103,000 approximately for unpaid withholding taxes and FICA for employees from the period of April 2003 to December 31, 2003. We have made an offer in compromise on August 24, 2004 for $21,000 and are awaiting an IRS hearing date to discuss the offer. The IRS could elect to levy on our business, causing severe consequences including inability to continue in business if our offer or a negotiated payment schedule cannot be agreed upon.


                          RISKS RELATED TO OUR BUSINESS


MANY OF OUR POTENTIAL COMPETITORS ARE LARGER THAN US AND HAVE GREATER FINANCIAL AND OTHER RESOURCES THAN WE DO AND THOSE ADVANTAGES COULD MAKE IT DIFFICULT FOR US TO COMPETE WITH THEM FOR SALES, SERVICE, OR WITH NEW PRODUCTS WITH THE RESULT WE MIGHT NEVER BE PROFITABLE AND OUR BUSINESS COULD FAIL.


      Substantial competition can be expected in the future in the areas of medical imaging products, sales, and service. Competitors may have substantial financial, technical, marketing, and other resources. Competition could result in price reductions, fewer orders, reduced gross margins, and loss of market share. These companies may use standard or novel imaging techniques. Other companies may develop products that perform better and/or are less expensive than our products. Competitors may develop products that are substantially equivalent to our new proposed products if we get FDA approval, thereby using our proposed products as predicate devices to more quickly obtain FDA approval for their own. If overall demand for our products or services should decrease or never develop it will have a material adverse affect on our sales revenues and operating results which could result in our business failure.

FAILURE TO KEEP PACE WITH THE LATEST TECHNOLOGICAL CHANGES COULD RESULT IN PRODUCT OBSOLESCENCE WHICH COULD RESULT IN DECREASING REVENUES.

      The market for our services is characterized by rapid change and technological improvements. Failure to be able to service devices with new technological developments could result in serious harm to our business and operating results. We have derived, and we expect to continue to derive, a substantial portion of our revenues from repairing and servicing products in the medical device industry. As a result, our success will depend, in part, on our ability to offer services congruent with the technological advances of our customers devices, evolving industry standards and changing client preferences.


WE ARE CURRENTLY DEPENDENT ON OUR SERVICING AND REPAIR SERVICE AND SALES OF REFURBISHED C-ARMS, WHICH HAS SUBSTANTIAL COMPETITION, TO GENERATE REVENUES, THE LOSS OF WHICH COULD SIGNIFICANTLY REDUCE REVENUE.

      Our servicing and repair business is our only source of revenues at the present time, and there is substantial competition in our business segment. If our current business of "C"-arm sales and repair experiences reduced revenue due to competition, it could increase our losses, and, without sufficient capital to sustain our operations in a loss mode, the Company could fail, causing loss to our shareholders.

OUR INDUSTRY SEGMENT IS INTENSELY COMPETITIVE, AND THEREFORE, WE MAY NOT BE SUCCESSFUL IN OUR BUSINESS DUE TO THOSE COMPETITIVE FACTORS.


      The segment of the medical imaging market in which we compete, i.e. "C"-arm products, and the area of our proposed new products is characterized by an increasing number of entrants because of the potential revenue. In addition, our segment of the medical imaging industry is developing and subject to continuing definition and as a result, our competitors may better position themselves to compete in our areas of product and services as the market matures. Many of our existing competitors, as well as a number of potential new competitors, have much longer operating histories in the imaging market, greater name recognition, larger customer bases and databases and significantly greater financial, technical and marketing resources than we do. Some of our competitors are GE, Siemens, Phillips, Fuji, and Varian. If we ever are approved to market our proposed new products, these same competitive factors will or may affect any new product marketing efforts, to our financial detriment.


      We will continue to encounter competition from other imaging companies in our market segment. Our competitors may develop services or products that provide significant performance, price, features, creative, financing, or other advantages, superior to those we offer our customers. This could place our Company at a significant competitive disadvantage and cause us to either lose market share and customers for services, or fail to ever achieve significant sales of proposed new products and fail to ever be profitable. We may not be able to compete successfully. If we are unprofitable on a continuous basis, our business will fail. (See "Plan of Operations.")

WE CANNOT PREDICT OUR SUCCESS BECAUSE WE HAVE A HISTORY OF LOSSES, AND WE ANTICIPATE FUTURE LOSSES WHICH COULD CAUSE A FAILURE OF OUR COMPANY.


      Dean Janes incorporated our company on October 29, 1993 and operated it as a closely held corporation until 1998, and we have a short operating history as a "C" corporation owned by many shareholders for you to review in evaluating our business. We have limited historical financial and operating data upon which you can evaluate our business and prospects. Our current revenue is a result of our service and sales to imaging equipment users, and this revenue may not be indicative of our future operating results and have never proven sufficient for profitability. We have incurred continued net losses for the past four years of operation which could be an indicator of significant potential for failure. (See "Management's Discussion and Analysis.")


IT IS POSSIBLE THAT OUR OPERATING LOSSES MAY INCREASE IN THE FUTURE AND WE MAY NEVER ACHIEVE OR SUSTAIN PROFITABILITY.


      We anticipate that we will continue to incur operating losses for the foreseeable future due to a high level of planned operating and capital expenditures in research and development, increased sales and marketing costs, additional personnel hires, greater levels of product development and our general growth objectives related to our proposed new products which we intend to develop. (See "Management's Discussion and Analysis.")

WE HAVE A SUBSTANTIAL AMOUNT OF PENDING LITIGATION, AND THE RESOLUTION OF SUCH LITIGATION ADVERSE TO US COULD CAUSE OUR INABILITY TO CONTINUE IN BUSINESS IF JUDGMENT HOLDERS WERE TO SEEK TO LIQUIDATE OUR BUSINESS THROUGH LEVY AND EXECUTION.

      As of September 1, 2005, we had $1,610,524 in pending litigation claims against us. See the Legal Proceedings section of this prospectus, beginning on page 38. We will, in addition, incur legal fees and costs involved in such litigation. $241,617 are agreed settlements on which we are making payments or judgments and $1,368,907 are ongoing cases. If we fail in our payment schedule, or fail in our defense to pending actions, or become subject to a levy and execution on our assets and business, we could be forced to liquidation or into bankruptcy and be unable to continue in our business. Investors who may purchase shares registered in this offering will be subject to the risk of total loss if the risks described herein are realized, because there may be insufficient assets with which to pay the debts of the Company which leaves equity shareholders with no recovery.


WE CANNOT PREDICT THE IMPACT OF MARKET FLUCTUATIONS IN MONEY MARKETS ON OUR OPERATIONS AND FINANCIAL PICTURE AND FINANCING COSTS COULD ADVERSELY AFFECT OUR PROFITABILITY.


      Most of Imaging3's revenue, expenses, and capital spending will be transacted in US dollars. Imaging3's exposure to market risk for changes in interest rates relate primarily to Imaging3's cash and cash equivalent balances, marketable securities, investment in sales-type leases, and loan agreements. The majority of Imaging3's investments may be in short-term instruments and therefore subject to fluctuations in US interest rates. Our financing arrangements will periodically renew and increases in interest rates may result in higher interest charges to us. Due to the uncertain nature of such, we cannot assure that this will not have a material adverse impact on our financial condition and results of operations.


IF WE ARE UNABLE TO CONTINUE TO RETAIN THE SERVICES OF MR. JANES OR IF WE ARE UNABLE TO SUCCESSFULLY RECRUIT OR RETAIN QUALIFIED MANAGERIAL AND SALES PERSONNEL HAVING EXPERIENCE IN BUSINESS, WE MAY NOT BE ABLE TO CONTINUE OUR OPERATIONS.


      Our success depends to a significant extent upon the continued service of Mr. Dean Janes, our Chairman, Chief Executive Officer, and member of the Board of Directors. Loss of the services of Mr. Janes could have a material adverse effect on our growth, revenues, and prospective business. We do maintain key-man insurance on the life of Mr. Janes, and the Company is the sole beneficiary on the $2 million policy. Our success also depends on the performance of our officers and key employees. They are Dean Janes, Christopher Sohn, Xavier Aguilera, and Michele Janes. Members of our management team have worked together for at least four years. We do not have "key person" life insurance policies on any of our other employees nor do we have employment agreements for fixed terms with any of our employees. Any of our employees, including any member of our management team, may terminate his or her employment with us at any time. Given our early stage of development, we depend on our ability to retain and motivate high quality personnel, especially our management. We face intense competition for qualified personnel, particularly in software development, qualified personnel and product support. (Please see "Management.") In addition, in order to successfully implement and manage our business plan, we will be dependent upon, among other things, successfully recruiting qualified managerial and sales personnel having experience in business. Competition for qualified individuals is intense. There can be no assurance that we will be able to find, attract and retain existing employees or that we will be able to find, attract and retain qualified personnel on acceptable terms.


HOSPITALS AND CLINICS MAY NOT BUY, OR USE OUR PRODUCTS OR SERVICES IN SUFFICIENT NUMBERS, WHICH COULD RESULT IN DECREASED REVENUES.

      Hospitals and clinics may not use our currently offered sales and services or accept our proposed new products as effective, reliable, and cost-effective. Factors that could inhibit such acceptance include:

      o If customers conclude that the costs of these products exceed the cost savings associated with the use of these products;

      o     If customers are financially unable to purchase these products;
      o If adverse patient events occur with the use of these products, generating adverse publicity;
      o If we lack adequate resources to provide sufficient education and training to Imaging3's customers; and
      o If frequent product malfunctions occur, leading clinicians to believe that the products are unreliable.

      If any of these or other factors results in the non-use of our services or non-purchase of our products, we will have reduced revenues to allow growth or potential profitability.

AS A  RESULT  OF BEING  IN THE  MEDICAL  DEVICE  INDUSTRY,  WE NEED TO  MAINTAIN
SUBSTANTIAL INSURANCE COVERAGE, WHICH COULD BECOME VERY EXPENSIVE OR HAVE LIMITED AVAILABILITY, AND THIS FACTOR COULD LIMIT OUR ABILITY TO OFFER SERVICES AND PRODUCTS WHICH IN TURN WOULD IMPAIR REVENUES.

      Our marketing and sale of products and services related to the medical device field creates an inherent risk of claims for liability, and most users of our service and purchasers of new products will require insurance coverage. As a result, we carry product liability insurance with an aggregate limit of $2,000,000 and $1,000,000 per occurrence and will continue to maintain insurance in amounts we consider adequate to protect us from claims. We cannot, however, be assured to have resources sufficient to satisfy liability claims in excess of policy limits if required to do so. Also, there is no assurance that our insurance provider will not drop our insurance or that our insurance rates will not substantially rise in the future, resulting in increased costs to us or forcing us to either pay higher premiums or reduce our coverage amounts which would result in increased exposure to claims.

WE BELIEVE OUR FUTURE SIGNIFICANT GROWTH DEPENDS UPON OBTAINING REGULATORY APPROVAL OF ANY NEW PRODUCTS WE DEVELOP; AND OUR FAILURE TO ACHIEVE REGULATORY APPROVAL COULD RESULT IN NEVER GENERATING REVENUE FROM NEW PRODUCTS, WHICH COULD JEOPARDIZE OUR BUSINESS GROWTH.


      Before marketing any new products, we may be required to complete one or more clinical investigations of each product by the FDA. For our proposed 3D imaging product we estimate that it will take up to two years for the device to be approved after effectiveness of this registration statement. There can be no assurance that the results of such clinical investigations will be favorable to us. We will not know the results of any study, favorable or unfavorable to us, until after the study has been completed. Such data must be submitted to the FDA as part of any regulatory filing seeking approval to market the product. Even if the results are favorable, the FDA may dispute any claims of safety, efficacy, or clinical utility and not allow the product to be marketed. Also, the sale price of the proposed product may not be enough to recoup the amount of our investment in conducting the investigative studies. If we are unable to achieve FDA approval of our proposed product, we will have invested substantial R&D capital without result, and we believe our sales and service business for existing products will not be sufficiently profitable for significant growth of our company. (See "Regulatory Approval Process" at p. 28.)


WE WILL INCUR SUBSTANTIAL EXPENSES AND CAN BE EXPECTED TO INCUR LOSSES IN DEVELOPING NEW PRODUCTS, AND THE CONTINUATION OF SUCH LOSSES WITHOUT MORE CAPITAL TO OVERCOME THE NEGATIVE OPERATING CASH FLOW WOULD CAUSE OUR COMPANY TO FAIL.

      The area of medical device research is subject to rapid and significant technological changes. Developments and advances in the medical industry by either competitors or neutral parties can affect our business in either a positive or negative manner. Developments and changes in technology that are favorable to us may significantly advance the potential of our research while developments and advances in research methods outside of the methods we are using may severely hinder, or halt completely our development.

      We are a small company in terms of employees, technical and research resources and capital. We are expected to have significant research and development, sales and marketing, and general and administrative expenses for several years. These amounts may be expended before any commensurate incremental revenue from these efforts may be obtained. These factors could hinder our ability to meet changes in the medical industry as rapidly or effectively as competitors with substantially more resources.

WE MAY BE UNABLE TO PROTECT OUR TRADEMARKS, TRADE SECRETS AND OTHER INTELLECTUAL PROPERTY RIGHTS THAT ARE IMPORTANT TO OUR BUSINESS WITH THE RESULT THAT OUR REVENUES COULD BE ADVERSELY AFFECTED, OUR UNPROFITABILITY WOULD CONTINUE, AND OUR BUSINESS COULD FAIL.

      We regard our trademarks, trade secrets and other intellectual property as an integral component of our success. We rely on trademark law, trade secret protection and confidentiality and/or license agreements with employees, customers, partners and others to protect our intellectual property. Effective trademark and trade secret protection may not be available in every country in which our products are available. We cannot be certain that we have taken adequate steps to protect our intellectual property. In addition, if our third-party confidentiality agreements are breached there may not be an adequate remedy available to us. If our trade secrets become publicly known, we may lose our competitive position, if any, which could contribute to our unprofitability and result in failure.

SUBSTANTIAL COSTS COULD BE INCURRED DEFENDING AGAINST CLAIMS OF INTELLECTUAL PROPERTY INFRINGEMENT WHICH WOULD HARM THE CASH AND CAPITAL POSITION OF THE COMPANY AND THE INTERESTS OF THE SHAREHOLDERS.

      Other companies, including competitors, may hold or obtain patents or other proprietary rights that would limit, interfere with, or otherwise circumscribe our ability to make, use, or sell products and such others could bring infringement actions against us. Should there be a successful claim of infringement against us and if we could not license the alleged infringed
technology,   business,  revenue,  and  operating  results  could  be  adversely affected. There has been substantial litigation regarding patent and other intellectual property rights in the medical device industry. The validity and breadth of claims covered in medical technology patents involve complex legal and factual questions for which important legal principles remain unresolved. Any litigation claims against us, independent of their validity, may result in substantial unrecoverable costs and the diversion of resources with no assurance of our success.

      Intellectual property claims could cause us to:

      o cease selling, incorporating, or using products that incorporate the challenged intellectual property,
      o obtain a license from the holder of the infringed intellectual property right on difficult terms, if at all, and
      o re-design our products to delete the infringed intellectual property which might cause non-approval by FDA or inability to feasiblely produce a product.

COMMERCIALIZATION OF OUR PROPOSED NEW PRODUCTS COULD FAIL IF IMPLEMENTATION OF OUR SALES AND MARKETING STRATEGY IS UNSUCCESSFUL.

      A significant sales and marketing effort will be necessary to achieve the level of market awareness and sales needed to achieve profitability from sales of our proposed new product. We currently have only limited sales and marketing experience, both in the US and abroad, which may limit our ability to successfully develop and implement our sales and marketing strategy. We need to:

      -     hire and train sales specialists;
      -     build a strong direct sales force;
      -     manage geographically dispersed operations;
      -     encourage customers to rent or purchase products;

      The failure to successfully create and implement a sales and marketing strategy could result in increased costs and net losses with resulting potential failure of our company.


WE HAVE NOT BEGUN THE FDA 510(K) APPROVAL PROCESS. WE MAY NOT BE ABLE TO OBTAIN CLEARANCE OF A 510(K) NOTIFICATION OR APPROVAL OF A PRE-MARKET APPROVAL APPLICATION WITH RESPECT TO ANY PRODUCTS ON A TIMELY BASIS, IF AT ALL, AND SUCH FAILURE WOULD CAUSE US TO BE UNABLE TO EVER EXPAND INTO OUR PROPOSED NEW PRODUCT MARKETING WITH THE RESULT THAT WE MAY NEVER RECOUP OUR R&D COSTS, HAVE NO NEW PRODUCTS TO SELL, AND WILL BE SOLELY RELIANT ON SERVICE BUSINESS.

      We own a patented technology designed to produce 3D medical diagnostic images to view parts of the human body. We have not filed a FDA 510(k) notification for this technology for clearance by the FDA. Based on past experience of our management with FDA 510(k) notifications, we believe it will take up to two years to obtain FDA approval of our 3D technology after effectiveness of this registration statement. Until we obtain clearance by the FDA of our 3D technology, we cannot begin to develop this business segment. If timely clearance or approval of products by the FDA is not obtained, our new product business could be materially adversely affected. Clearance of a 510(k) notification may also be required before marketing certain previously marketed products, which have been modified after they have been cleared. Planned enhancements to our current products are thought not to necessitate the filing of a new 510(k) notification. Should the FDA so require, the filing of a new 510(k) notification for the modification of the product may be required prior to marketing any modified devices.


THE FDA ALSO REQUIRES ADHERENCE TO GOOD MANUFACTURING PRACTICES (GMP) REGULATIONS, WHICH INCLUDE PRODUCTION DESIGN CONTROLS, TESTING, QUALITY CONTROL, STORAGE, AND DOCUMENTATION PROCEDURES, AND THE FDA, IF IT FOUND THAT OUR PRACTICES ARE NOT COMPLIANT, WOULD CAUSE OUR INABILITY TO MARKET NEW PRODUCTS, WHICH COULD IMPACT OUR SERVICE BUSINESS NEGATIVELY WITH THE RESULT THAT REVENUE AND CASH FLOW COULD BE IMPAIRED TO THE POINT THAT THE COMPANY COULD FAIL.

      To determine whether adequate compliance has been achieved, the FDA may inspect our facilities at any time. Such compliance can be difficult and costly to achieve. Our compliance status may change due to future changes in, or interpretations of, FDA regulations or other regulatory agencies. Such changes may result in the FDA withdrawing marketing clearance or requiring product recall. In addition, any changes or modifications to a device or its intended use may require us to reassess compliance with Good Manufacturing Practices guidelines, potentially interrupting the marketing and sale of products. Failure to comply with regulations could result in enforceable actions, including product seizures, product recalls, withdrawal of clearances or approvals, and civil and criminal penalties. All of these untoward situations could cause losses of revenue, expenses, fines, penalties resulting in business failure.

OUR BUSINESS COULD BE ADVERSELY AFFECTED BY RELIANCE ON SOLE SUPPLIERS, BECAUSE, IF WE ARE UNABLE TO OBTAIN PARTS, WE MAY NOT ADEQUATELY CONTINUE OUR REPAIR BUSINESS AND MANY BE UNABLE TO ASSEMBLE OUR PROPOSED PRODUCTS, RESULTING IN A LOSS OF BUSINESS AND BUSINESS FAILURE.

      Certain essential product components may be supplied by separate sole, or a limited group of, suppliers. We may purchase components through purchase orders rather than through long term supply agreements and we may not maintain large volumes of inventory. We may experience shortages and delays in obtaining certain product components. Disruption of the supply or inventory of our components could result in a significant increase in the costs of these components or could result in our inability to meet the demand for our products. In addition, if a change in the manufacturer of a key component is required, qualification of a new supplier may result in delays and additional expenses in meeting customer demand for products.

      Our devices are proposed products. Even though there is now a perceived market for this product, we may not succeed in building sufficient market share. Too low a market share could eventually prevent profitability in new products. We depend on services and repair revenue for all of our current revenues.

OUR PRINCIPAL OFFICERS AND DIRECTORS OWN 54% OF OUR STOCK WHICH, IF VOTED IN A BLOCK WILL BE A CONTROLLING INTEREST AND INVESTORS WILL HAVE A LIMITED VOICE IN OUR MANAGEMENT.


      Two of our officers and directors, Dean Janes and Christopher Sohn, beneficially own approximately 54% of our outstanding common stock. As a result, Mr. Janes and Mr. Sohn have the ability to control substantially all matters submitted to our stockholders for approval, including:

      -     election of our board of directors;
      -     removal of any of our directors;
      -     amendment of our certificate of incorporation or bylaws; and
      - adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

      As a result of their ownership and positions with little additional support, Mr. Janes and Mr. Sohn are able to influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions.

WE RELY ON SOFTWARE AND HARDWARE SYSTEMS THAT ARE SUSCEPTIBLE TO FAILURE WHICH FAILURE COULD IMPAIR REVENUES AND OPERATIONS WITH THE RESULT THAT THE LOSSES COULD CAUSE OUR BUSINESS FAILURE.

      Any system failure or inadequacy that causes interruptions in the availability of our planned products or current servicing usage as a result of power surges or failures or software problems or hardware malfunctions could reduce user satisfaction, future sales and our attractiveness to users. This could cause a reduction of or elimination of revenues while we still have overhead, increasing our negative cash flow, with the potential result being our business failure.

WE  WILL  NEED   SIGNIFICANT   ADDITIONAL   FUNDS  FOR  OPERATIONS  AND  PRODUCT
MARKETING/DEVELOPMENT, WHICH WE MAY NOT BE ABLE TO OBTAIN.

      The expansion and development of our business will require significant additional capital. We intend to seek substantial additional financing in the future to fund the growth of our operations, including funding the significant capital expenditures necessary for us to provide service in our targeted markets. We may be unable to obtain any future equity or debt financing on acceptable terms or at all. Recently the financial markets have experienced extreme price fluctuations. A market downturn or general market uncertainty will adversely affect our ability to secure additional financing. If we are unable to obtain additional capital or are required to obtain it on terms less satisfactory than what we desire, we will need to delay deployment of our new products or take other actions that could adversely affect our business, prospects, operating results and financial condition. To date, our cash flow from operations has been insufficient to cover our expenses and capital needs. Our current capital resources have been expended and we need additional capital to continue expansion, which we may not be able to obtain, and which failure to obtain could impair or curtail operations.

      Please  see  "Management's   Discussion  and  Analysis"  and  "Results  of
Operations" and "Liquidity and Capital Resources."

WE MAY BE UNABLE TO EFFECTIVELY SELL OUR PROPOSED NEW PRODUCTS AND PROVIDE A SUBSTANTIAL REVENUE FROM PRODUCT SALES, WHICH MAY RENDER US UNABLE TO EVER BE PROFITABLE.

      Due to the need to further develop our new products and receive FDA clearance we may not be able to bring these products to market and attract buyers. Accordingly, we may always be unprofitable. We will be dependent upon both revenue generation and additional capital to continue operations and failure to achieve either for new products may cause failure of the business.

WE MAY BE INVOLVED IN FUTURE DISPUTES WITH RESPECT TO OUR USE OF TECHNOLOGY RIGHTS WHICH COULD ADVERSELY AFFECT OUR BUSINESS.

      As we continue to develop products that require new technology, we anticipate that we may need to license third-party technology. We cannot provide assurance that these technology licenses will be available to us on commercially reasonable terms, if at all. In addition, it is possible that in the course of using new technology, we may inadvertently breach the technology rights of others and face liabilities for the breach. Our inability to obtain technology licenses or inadvertent breach of others' technology rights could delay or compromise the introduction of new products and could materially and adversely affect our business and financial condition by causing us to not be able to sell a product at all or profitably. Either the lack of availability of license rights at a reasonable price or disputes about licenses could adversely impact our business by limiting our sale of products to customers or making the price of products offered non-competitive, thereby contributing to a lack of profitability.

OUR NEW PRODUCTS REQUIRE FDA APPROVAL, WHICH HAS NOT YET BEEN APPLIED FOR AND MAY NEVER BE GRANTED WHICH COULD CAUSE US TO NEVER HAVE A NEW PRODUCT TO MARKET.


      Our primary governmental regulation area is FDA approval. We believe we can achieve FDA approval, because our product is not invasive of the human body and uses approved and accepted imaging technology to which we have added mechanical and software enhancements. We estimate it will take up to two years for our proposed 3D imaging product to be approved from effectiveness of this registration statement. If this FDA approval is not achieved, we would not have a new product to sell. We would have to rely upon our existing servicing business to survive, and we could not continue in the new product business we have been pursuing. (See "FDA Approval Status" and "Regulatory Approval Process.")


WE DEPEND ON THIRD PARTIES FOR EQUIPMENT, LIMITED OUTSOURCING OF INSTALLATION AND NON-PERFORMANCE OR DELAYS COULD ADVERSELY EFFECT OPERATIONS AND REVENUES, RESULTING IN CONTINUED UNPROFITABILITY FROM WHICH WE MIGHT NOT BE ABLE TO RECOVER AND OUR BUSINESS COULD FAIL.

      We currently plan to purchase parts for our equipment from vendors and may outsource part of the installation and field service of our products to third parties. Our reliance on third party vendors involves number of risks, including the absence of guaranteed capacity and reduced control over delivery schedules, quality assurance, delivery and costs. If any of our suppliers reduces or interrupts its supply, or if any significant installer or suppliers reduces or interrupts its service to us, this reduction or interruption could disrupt our business. Although several manufacturers currently produce equipment and parts that will meet our current and anticipated requirements, our suppliers may be unable to manufacture and deliver the amount of equipment we order on time, or the available supply may be insufficient to meet our demand. If our suppliers or licensors enter into competition with us, or if our competitors enter into exclusive or restrictive arrangements with the suppliers or licensors, or if we encounter delays in supply, then these events may materially and adversely affect the availability and pricing of the equipment we purchase and technology we license, and our services to customers. The result would be reduced or lost revenues and unprofitability.

A NATURAL DISASTER COULD CAUSE DELAYS OR INTERRUPTIONS OF SALES AND SERVICE TO OUR CUSTOMERS WHICH WOULD NEGATIVELY IMPACT OUR OPERATING RESULTS.

      Our operations depend on our ability to avoid disruption and damages from fires, earthquakes, floods and power losses. A natural disaster or other unanticipated problem at our leased facilities could interrupt our services and sales and product development and affect our revenues adversely. We sustained such a fire in 2001 which materially and negatively impacted our revenues, operation, and cash flow, and we sustained substantial losses as a result.

OUR FORWARD-LOOKING STATEMENTS CONTAINED IN OUR PROSPECTUS MAY NOT BE ACCURATE FOR MANY OF THE REASONS DISCUSSED IN OUR RISK FACTORS.

      Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

      o     discuss our future expectations;
      o contain discussions of our future results of operations or of our financial condition; and
      o     state other "forward-looking" information

      o     our goals and strategies;
      o     the importance and expected growth of medical imaging market;
      o the pace of change in healthcare industry; the demand for medical imaging equipment; and
      o     revenues.

      We believe it is important to communicate our expectations. We are subject to a number of risks and uncertainties, including but not limited to, changes in the economic and political environments worldwide, changes in technology and changes in the healthcare industry. In light of the many risks and uncertainties surrounding, the medical imaging marketplace, and the healthcare industry, prospective purchasers of the shares should keep in mind that we cannot guarantee that the forward-looking statements described this registration statement will transpire. The risk factors listed in this section, as well as any cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we may describe in our forward-looking statements. You should be aware that the occurrence of the events described in these risk factors could have an adverse effect on our business, results of operations and financial condition.

MANAGEMENT'S DISCUSSION AND ANALYSIS

OVERVIEW


      Our revenues for the fiscal year ended December 31, 2004 ($1,280,658) showed a decrease of $22,027 compared to revenues of $1,302,685 in the year ended December 31, 2003. Our revenues for the six month period ended June 30, 2005 were $1,077,008 compared to revenues for the six month period ended June 30, 2004 of $544,936. Institution of more vigorous sales efforts during late 2004 and through the six month period ended June 30, 2005 resulted in increasing revenues received for servicing and repair sales and refurbishing equipment sales. However, our revenues for the quarter ended June 30, 2005 decreased to $478,755 compared to revenues of $598,253 in the quarter ended March 31, 2005. In the June 30, 2005 quarter we purchased and used a new mailing list in our sales efforts during the quarter which proved to be less effective and resulted in fewer sales than the prior quarter. The fact that we were able to obtain small amounts of external equity financing during the year(s) 2003 and 2004 enabled us to hire additional personnel in the sales function. This action is beginning to show positive results as these sales people enhance their competency as regards our services and familiarize themselves with our operating procedures. In order to accelerate sales growth and product development and marketing, we require additional capital.


      Though our efforts have been to market our refurbished equipment sales, revenues for service and parts sales are increasing either from extended warranty  purchases  at the time of purchase  of the  refurbished  equipment  or service contracts and time and material revenue realized upon warranty expiration, the majority which will be realized one year from equipment purchase as warranties expire.

      This sales effort through direct mail, broadcast facsimile and broadcast email to thousands of potential customers throughout the United States generates leads of potential customers desiring to purchase equipment either immediately or in the course of one year. This lead generation through direct mail and broadcast facsimiles and email will continue on a quarterly basis adding to the total number of leads our sales staff can potentially sell from. This will also eventually help stabilize the number of refurbished equipment sold on a monthly basis, since the carry-over of leads not looking for immediate purchase will overlap the immediate sales leads. Meaning the leads from three months ago and the immediate needs of customers today will fall on the same month, thus increasing that month's sales. The greater the number of leads generated whether immediate or long term eventually create a consistent number of sales and balance in the sales forecast.

      The fact that we were able to obtain $966,980 external equity financing during the 2004 year enabled us to hire the additional sales personnel. This action is beginning to show positive results as these sales persons enhance their competency and familiarize themselves with our operating procedures, methods, terminology, technology and software tools. In order to accelerate sales growth, product development and marketing, we will require additional capital from the equity financing. We used $404,310 for overhead, $180,695 for marketing, $125,500 for legal and accounting fees and $86,475 for research and development with another $200,000 expected to be spent on research and development.

      Dependent on the amount of such additional capital available to the company, present plans are to invest a substantial portion of it in sales and marketing, manufacturing the inventory to support sales, and infrastructure to smoothly process the resulting transactions. Amounts of up to $2.0 million could be reasonably employed in this manner this year. We constantly evaluate the alternative methods to obtain this capital on the most favorable terms. However, there can be no assurance that we will be able to locate sources of capital on such terms.

      We currently have 9 full time employees compared to 6 during 2003. Currently, we employ two temporary employees through a staffing service. This increase reflects expansion of our sales department made available through funding that the company received since completing private placements of stock in 2003-2004. This expansion marks the beginning of our program to ramp up our conventional services offerings after recovery of operations after the fire in 2002. We hope, subject to adequate financing levels, we will continue to expand.

      We believe the expansion of our existing product sales and service sales help to offset the costs of development of our new technology as well as reducing overhead and expenses that most new technology companies experience while in product development.

CRITICAL ACCOUNTING POLICIES

      Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We monitor our estimates on an on-going basis for changes in facts and circumstances, and material changes in these estimates could occur in the future. Changes in estimates are recorded in the period in which they become known. We base our estimates on historical experience and other assumptions that we believe to be reasonable under the circumstances. Actual results may differ from our estimates if past experience or other assumptions do not turn out to be substantially accurate.

      We have identified the policies below as critical to our business operations and the understanding of our results of operations.

      Revenue Recognition. We recognize revenue in accordance with the Securities and Exchange Commission ("SEC") Staff Accounting Bulletin No. 104, "Revenue Recognition in Financial Statements" ("SAB 104"). We recognize revenue upon shipment, provided that evidence of an arrangement exists, title, and risk of loss have passed to the customer, fees are fixed or determinable, and collection of the related receivable is reasonably assured. We record revenue net of estimated product returns, which is based upon our return policy, sales agreements, management estimates of potential future product returns related to current period revenue, current economic trends, changes in customer composition and historical experience. We accrue for warranty costs, sales returns, and other allowances based on our experience which tells us we have less than $25,000 per year in warranty returns and allowances. Generally, we extend credit to our customers and do not require collateral. We perform ongoing credit evaluations of our customers and historic credit losses have been within our expectations. We do not ship a product until we have either a purchase agreement or rental agreement signed by the customer with a payment arrangement. This is a critical policy, because we want our accounting to show only sales which are "final" with a payment arrangement. We do not make consignment sales, nor inventory sales subject to a "buy back" or return arrangement from customers.

      Provision for Sales Returns, Allowances and Bad Debts. The Company maintains a provision for sales allowances, returns and bad debts. Sales returns and allowances result from equipment damaged in delivery or customer dissatisfaction, as provided by agreement. The provision is provided for by reducing gross revenue by a portion of the amount invoiced during the relevant period. The amount of the reduction is estimated based on historical experience.

      Reserve for Obsolete/Excess Inventory. Inventories are stated at the lower of cost or market. We regularly review our inventories and, when required, will record a provision for excess and obsolete inventory based on factors that may impact the realizable value of our inventory including, but not limited to, technological changes, market demand, regulatory requirements and significant changes in our cost structure. If ultimate usage varies significantly from expected usage, or other factors arise that are significantly different than those anticipated by management, inventory write-downs or increases in reserves may be required.

      Our fire in 2002 incinerated our inventory, so we have not had to deal with significant amounts of obsolete inventory since then. Our procedure is now to maintain only limited inventory, based on our experience in service and repair, necessary for current service and repair contracts or orders anticipated within the following 60 days. We have supply relationships with long term suppliers to provide additional parts on an as needed, prompt basis for the vast majority of repair and service parts, so obsolescence is no longer a factor in our business. We have not recorded any material amounts as charges to obsolescence since the fire in 2002 destroyed our warehouse.

      Rental income is recognized when earned and expenses are recognized when incurred. The rental periods vary based on customer's needs ranging from 5 days to 6 months. An operating lease agreement is utilized. The rental revenues were insignificant in the six month period ended June 30, 2005 and in the year ended December 31, 2004 and 2003. Written rental agreements are used in all instances.

OTHER ACCOUNTING FACTORS

      The effects of inflation have not had a material impact on our operation, nor are they expected to in the immediate future.

      Although we are unaware of any major seasonal aspect that would have a material effect on the financial condition or results of operation, the first quarter of each fiscal year is always a financial concern due to slow collections after the holidays.

      The deposits that are shown in the financials are for pending sales of existing products and not any new patented product. These are deposits received from our customers for sales of equipment and services and are only removed as deposits upon completion of the sale. If for whatever reason a customer order is cancelled the deposit would be returned as stated in the terms of sale, minus a restocking fee.

      No depositor is a related party of any officer or employee of Imaging3, Inc.

      Our terms of deposit typically are 50% down with the balance of the sale price due upon delivery.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

      The information presented here should be read in conjunction with our consolidated financial statements and related notes.

RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2004 AS COMPARED TO THE YEAR ENDED DECEMBER 31, 2003.

      We had revenues in 2004 of $1,280,658 compared to $1,302,685 in 2003, which represented a 1.7% decrease. The decrease in revenue is due to continuing fire loss impact and the need to rebuild our operations after the fire loss in February 2002. In 2004, our remanufactured equipment sales were $857,468 compared to $816,592 in 2003 representing and increase in equipment sales of
$40,876 in 2004 or 5%. Our service and parts sales for 2004 were $423,217 compared to $486,093 in 2003, which is a decrease of $62,876 or 7%. We received approximately $700,000 in orders in late December of 2004 due in part to our aggressive marketing and physicians desiring to take advantage of capital equipment tax breaks. These systems could only be delivered in 2005 due to several factors, the high volume of sales in a short period, the Christmas and New Years Holidays and our standard lead time of 4 to 6 weeks from receipt of order to delivery. These sales were delivered in the first quarter of 2005. This occurrence is unusual and is mostly attributed to the income tax break offered in 2003 and 2004. This did not occur in 2003 since most physicians and our staff were unaware of this capital equipment tax break until 2004. The tax break allowed for person(s) or corporations to depreciate the full value of equipment purchased on or before December 31, 2004. Our revenues were $1,302,685 in 2003 and $1,951,059 in 2002. Our rental revenue has been less than 1% in the past 2 years and is recognized over the term of the lease agreement. Rental revenues are only deemed earned as collected. In February 2002, fire destroyed our manufacturing facility and headquarters building along with our entire inventory, all office equipment and internal infrastructure. Rebuilding our inventory and entire infrastructure continues to this day. The amount of insurance received was approximately $2,400,000, which was inadequate to replace inventory and rebuild the assets and infrastructure acquired and built over eight years of business prior to the fire. Several employees were let go and offices in San Diego, Arizona, Washington and Florida were closed, which saved money from the expense of these offices but reduced income as well.

      Our cost of revenue was $638,113 in 2004 and $715,659 in 2003, which represents a $ 101,109 or 14% decrease. We had a slightly increased profit margin in 2004, even though sales were lower. This is due in part to carefully controlled inventory and materials in 2004. Our total operating expenses increased from $2,127,811 in 2003 to $2,658,789 in 2004, a 25% increase, due to an approximately $531,000 increase in operating expenses which includes an increase in legal expenses and litigation expenses mostly from the Medison Litigation (of which the company has accrued $617,021 on its financial statements in 2004). The company has recorded a gain on legal settlements for 2004 of $157,305 which is the difference from the reserved total liability of lawsuits and the negotiated settlement of lawsuits. The company actively negotiates to settle lawsuits and negotiate both reduction of the settled amount as well as an affordable payment plan over a one to two year term depending upon the potential liability (refer to Legal Proceedings and Note 15 in the financial section for further detail). Some of the 2003 expenses were due to the transition in moving back into our rebuilt building and the expenses associated with the move and setup of our new offices which was approximately $350,000, an unusual expense. Salaries and consulting were $901,304 and $723,916 in 2004 and 2003, respectively, an increase of $177,388 approximately or 25%. Rent was $103,582 in 2004 and $153,947 in 2003, a decrease of 33% due to the consolidation of operations by moving back into our rebuilt facility which was destroyed by fire in 2002. Development costs of products were $175,000 and $125,000 in 2004 and 2003, respectively because of accelerated expenditures in our efforts to develop new products which is a 40% increase. These costs will continue to rise as we attempt to develop of our proprietary technology. Our loss from operations increased to ($2,016,244) in 2004 compared to ($1,540,785) in 2003, a 31% increase. Our net loss was ($1,917,150) in 2004 compared to ($1,590,076) in 2003, a 21% loss increase. Our net loss per share was ($.01) in 2004 compared to ($0.02) in 2003. The larger loss in 2004 is due to slightly decreased sales and the approximately $350,000 increase in operating expenses and an increase of $376,882 in legal expenses and litigation losses.

      From the period of April 2003 to December 31, 2003 the company was delinquent in paying payroll taxes in the amount of $103,622 including penalties and interest. This was due to the significant costs of maintaining three separate facilities to house management, manufacturing and continuing to carry costs for our destroyed facility. Also cash-flow in this period was substantially low due to the devastating impact of the fire in 2002 and our efforts to rebuild operations and continue to bring in revenue. The company is negotiating payment arrangements with the Internal Revenue Service and filed an offer in compromise on August 24, 2004 for $21,000. A hearing to discuss the potential offer in compromise and payments is still pending. Management expects to have this resolved by fiscal year end 2005 with a payment schedule. Since January 1, 2004 the company has remained current with its payroll taxes and does not expect another delinquency. Even if this assessment has to be paid in full without compromise, we believe we can meet an installment payment arrangement without it compromising our ability to continue in business.


      The Company filed its tax return for 2000 as an S Corporation and changed its status to a C Corporation effective August 1, 2001. The Company accounts for income taxes under Statements of Financial Accounting Standards No. 109 (SFAS
109). Under SFAS 109, deferred income taxes are reported using the liability method. Deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. We have recorded insignificant liabilities of $800 per year for income taxes due to adjustments as a result of the conversion from an S corporation to a corporation for tax purposes. The provision for income taxes was recorded for the state minimum tax of $800 imposed on corporations. (See Note 10 in financial statements for year ended December 31, 2004.)

      We expect the trend of losses to continue into the future at the current or greater rate as we spend money on product development and marketing. There is no assurance we can achieve significant profitable sales to overcome losses. We do not expect litigation against us to expand and do not believe it is an increasing trend. In fact, in 2004, we had only one new litigation case, so our feeling is that the trend is away from increasing litigation, although we can give no assurances in relation thereto.

      We experienced a very destructive fire in 2002 which destroyed our facilities and inventory. Due to the loss of records, inventory, facilities, assets and revenues and the disruption to our business and cash flow in the fire in 2002, several lawsuits resulted creating additional legal expenses (refer to "Legal Proceedings" and Note 15 in the accompanying December 31, 2004 financial statements for further detail). Many of these lawsuits were for equipment orders that could not be filled or serviced to the customers satisfaction and vendor payables. We commenced a lawsuit against our building contractor, Tower Engineering for negligence and breach of contract alleging their liability for causing the fire. We recorded $741,352 in litigation costs to year ended 2004 from that litigation discussed under "Legal Proceedings." In our lawsuit claims against Tower Engineering, we sought our lost revenue in 2002 and 2003 which resulted from lost sales. Adding to our claiming loss in 2003 was the difference in inventory destroyed and what was paid by insurance to the company, which was claimed as over approximately $2,000,000, and the legal expenses from litigation as a result of the fire as well as expenses from the interruption of business. The interruption in business, the destruction of our inventory and operations, legal expenses and the expenses incurred with rebuilding were sought through litigation with the Tower Engineering Lawsuit as described in Note 15 in the accompanying December 31, 2004 financial statements and under "Legal Proceedings." However, we lost this claim in a Motion for Summary Judgment. We have appealed but deem it unlikely we will succeed on our appeal. Further, the Arbitrator in the Tower matter ruled against us by awarding Tower a judgement for $69,187.06.

      In 2004 several legal cases were settled through negotiated payments. Medical Equipment Locator was settled with payments of $1,000 on March 15th 2004 and monthly payments of $500 continuing until June of 2005 which was paid in full June 2005. The Medstone action was renegotiated to lower payments from $10,000 a month to $5,000 a month until August of 2005 which was paid in full August 2005. Skagit County was settled with a payment of $2,000 in July 2004 and $1,000 a month thereafter with a final balloon payment of $32,398.50 due in July of 2006. The Toms River action was settled in June 2004 for an amount of $90,640 due in full in January 2006. In April 2004 the NAI case was settled for $80,000 with monthly payments of $6,153.85 with the final payment due April 2005, which was paid in full April 2005. No other actions were settled in this period. The De Lage Landen case was settled January 2005 for $13,500 with monthly payments of $750 for 11 months with a final balloon payment of $5,250 on December 31, 2005. The GE Capital case was settled in February 2005 for $2,918.60 with 4 monthly payments of $729.65, this was paid in full in June 2005. The Federal
Express case was settled in March 2005 for $3,500 with 3 monthly payments of $1,000 with a final payment of $500 on June 15, 2005, this was paid in full in June 2005. In March 2005 The Surgery Center, LLC case was settled for $40,000 with $1,000 monthly payments for 40 months ending July 2008. The Ford Motor case was settled in May 2005 for $5,000 with monthly payments of $200 for 25 months ending May 2007. No other actions were settled in this period Please refer to the "Legal Proceedings" section of this document for further detail.


      In 2004 the company spent over $150,000 in Research and Development of the patented technology, which includes software design, mechanical design and the manufacturing of the prototype. Costs for individuals employed by Imaging3, Inc are absorbed in normal operation expenses and are not separated at this time for simplicity.


RESULTS OF OPERATIONS FOR SIX MONTHS ENDED JUNE 30, 2005 AND COMPARED TO SAME PERIOD FOR 2004.

      We had revenues in the six-month period ended June 30, 2005 of $1,077,008 compared to $544,936 in the six-month period ended June 30, 2004. The increase of $532,072 or 98% is due in large part to our increased efforts in aggressive sales and marketing. We hope to continue in this trend of increased sales as we continue to rebuild operations damaged by a catastrophic fire in 2002. Our refurbished equipment sales for this period in 2005 were $874,364 compared to $337,159 in the same period of 2004. We had $143,382 in service sales and $59,262 in parts sales for the six-month period ended June 30, 2005 compared to $152,041 in service sales and $55,736 in parts sales for the same period of 2004. The decrease of service sales and the increase of parts sales in 2005 versus 2004 are less than 10% and considered negligible.

      Cost of revenue for this period in 2005 was $594,222 compared to $193,181 in the same period of 2004, which represents an increase of $401,041 or 207%. Gross profit for the six month period ended June 30, 2005 increased to $482,787 versus $351,755 in the six month period ended June 30, 2004, which represents a $131,032 or 73% increase. This increase, though significant, doesn't follow the trend of our revenue increase of 198% due to customers requesting newer model used equipment which is more expensive to purchase and sold for lower margins. We expect this trend to continue, but to be offset in time as more of the newer model systems are available on the used market, equalizing the supply with demand, making our costs lower with the sales price remaining fairly constant thus increasing the margins for sales.

      Our operating expenses for this period were $885,384 versus $778,523 in the same period of 2004, which is an increase of $106,861 or 14%. This increase is due in large part to approximately $72,000 in outside consulting fees in 2005 versus $6,325 in 2004 and $52,281 in 2005 for Advertising and Promotion versus $19,700 in 2004. The increase in outside consulting is due to accrued unpaid consulting fees due Mr. Janes for 2005 of $12,000 a month. The increase in Advertising and Promotion is due to our aggressive effort to promote equipment sales through broadcast mailings and facsimiles, which was initiated shortly after the period ended June 30, 2004. Our loss from operations for this period in 2005 was a loss of $402,597 versus a loss of $426,769 in 2004, this is decrease of $24,172 or 6%. Our net loss per share was ($0.01) in 2005 compared to a net loss per share of ($0.01) in 2004.

      Our total current assets in this period for 2005 decreased to $787,565 from $1,106,445 in 2004, a difference of $318,880 or 29%. This is due to the difference in cash of $120,225 in 2004 versus $4,776 in 2005 or $115,449, inventory of $744,223 in 2004 versus $724,404 in 2005 or $19,819, and an amount due from officer of $179,828 in 2004 which was paid in December of 2004. The shortfall in cash of $115,449 between periods is due in large part to usage of cash in working capital. The difference in inventory is less than 10% and considered a negligible fluctuation.

      Our total current liabilities increased in this period in 2005 to $3,743,357 from $1,827,610 in the same period of 2004. This increase is due in large part to accrued litigation expense, which as of June 30, 2005 was $1,594,345, and also to the two notes, consulting fees and expenses due to officer with a June 30, 2005 balance of $531,681 as well as the difference in equipment deposits of $131,737, from $583,543 in the six months ended June 30, 2004 to $715,280 in the six months ended June 30, 2005. The increase in accrued liabilities for ongoing litigation occurred towards the end of the year ended 2004 with large adjustments for Medison and Veterinary Management lawsuit judgments of $617,021 and $316,064 respectively. As of December 31, 2004, accrued litigation expense, which includes ongoing litigation and litigation settlements, was $1,340,799. This increased in the six-month period ended June 30, 2005 to $1,594,345, which includes additional accruals for new litigation in the amount of $258,138 - $142,500 for Fair Pain Management, $30,364 for Peach Tree Clinic, $85,274 for Arkansas Medical Imaging - and $69,187 in accounts payable for Tower Engineering's judgment. These total $327,325 minus adjustments for payments made on settlements during the period ended June 30, 2005 of $86,138, bringing the total increase in accrued litigation expense for the six month period ended June 30, 2005 to approximately $241,187. The increase in deposits is due to increased refurbished equipment sales for the period ending June 30, 2005.

      On April 24, 2005, the Chairman, CEO, Director and principal shareholder, loaned the company $375,000 for capital, evidenced by a note due on demand, bearing no interest and secured by the prior Pledge Agreement.

      The following are new litigation cases brought against the company during quarter ended June 30, 2005. The Fairfield Pain Management Center is suing us for approximately $142,500 plus interest and legal fees over equipment ordered by the Fairfield Pain Management Center and Imaging3's inability to deliver in a timely manner and the failure of the company to return the deposit in whole or part. Peach Tree Clinic is suing us for approximately $30,364, interest and legal fees, this legal action is about equipment ordered by the Peach Tree Clinic alleging Imaging3's inability to deliver in a timely manner and our failure to return the deposit. Arkansas Medical Imaging is suing us for approximately $85,274 plus interest and legal fees, this legal action is a dispute over the amount owed by the company to Arkansas Medical Imaging for equipment delivered to the company and the condition of the equipment as received by the company. These amounts were added to the contingent litigation liability account in the company's financials for ongoing litigation. Please refer to the Legal Section of this document for further detail.

RECENT DEVELOPMENTS IN FINANCIAL CONDITION

      Comparing the quarter ended June 30, 2005 with the previous quarter ended March 31, 2005, we have experienced material changes in our results of operations and liquidity.

      In the quarter ended June 30, 2005 total assets decreased to $873,108 from $979,252 at March 31, 2005. This decrease of approximately $106,144 is due to the decrease in cash of $11,505, from $16,281 to $4,776, a decrease in accounts receivable of $53,187, from $75,450 to $22,263, and a decrease in inventory of $36,422, from $760,826 to $724,404. This is due in large part to a reduction in refurbished equipment sales during the quarter ended June 30, 2005 compared to the previous quarter ended March 31, 2005.

      Revenues for the quarter ended June 30, 2005 decreased to $478,755 compared to revenues of $598,253 in the quarter ended March 31, 2005. This difference in revenue is due entirely from lower refurbished equipment sales, which was $479,500 in the quarter ended March 31, 2005 compared to $348,250 in the quarter ended June 30, 2005, with a difference of $131,250. In the June 30, 2005 quarter we purchased and used a new mailing list in our sales efforts during the quarter which proved to be less effective and resulted in fewer sales than the prior quarter.

      Our cost of revenue decreased during the quarter ended June 30, 2005 to $205,724 compared to $388,498 in the quarter ended March 31, 2005. This decrease is due to fewer purchases of machines to be refurbished during the June 30, 2005 quarter. Since refurbished equipment sales were lower during the June 30, 2005 quarter, we purchased fewer machines to be refurbished during that quarter. In the quarter ended March 31, 2005 equipment was purchase to fill orders placed in December 2004 and delivered in that period. Our Gross Profit increased during the quarter ended June 30, 2005 to $273,032 compared to $209,755 in the quarter ended March 31, 2005. Our loss from operations decreased as well from $225,782 in the quarter ended March 31, 2005 to $176,815 in the quarter ended June 30, 2005. Our Operating Expenses increased in the quarter ended June 30, 2005 to $449,847 from $435,537 in the quarter ended March 31, 2005 due to Litigation expenses occurring from the Tower Litigation of approximately $69,000.

      Our accounts payable decreased from $524,499 at March 31, 2005 to $307,849 at June 30, 2005. Our accrued expenses increased during the period ended June 30, 2005 to $2,148,547 from $1,733,185 at March 31, 2005. The difference in accrued expenses is $415,362 and in accounts payable is $216,650. The increase in accrued expenses is due to additions in contingent liabilities of $69,000 for Tower Engineering, $88,000 for Toms River Surgery Center, $85,274 for Arkansas Medical Imaging, $142,500 for The Pain Care Center and $30,364 for Peach Tree
Clinic, totaling $415,138. The difference in accounts payable is due to reclassifications in accounts for accrued other expenses of $146,968, accrued legal fees of $267,752 and accrued ongoing litigation of $241,615 which are booked in accounts payable in our financials, which are reported separately in accrued expenses, in accordance with GAAP guidelines. Our accounts payable account is $959,134 total, minus the total reclassification of $656,336.

      Our equipment deposits decreased from $975,121 at March 31, 2005 to $715,280 at June 30, 2005. The difference is due to customers paying 100% in advance in a prior period and the equipment being delivered in the period ended June 30, 2005. Two customers who placed deposits of $105,000 (Med-E-Rent) and $139,000 (Dr. Mortazavi) received their refurbished equipment during the period ended June 30, 2005 and accordingly were deleted from deposits held.

LIQUIDITY AND CAPITAL RESOURCES

      Our inventory is not necessarily high in relationship to sales if you consider that our equipment inventory is broken down in the financials, which shows a total of $724,404 at June 30, 2005. This includes approximately $407,609 in finished goods and $316,795 parts inventory. The $316,796 in parts inventory is a revolving inventory, in the sense that parts are sold on an exchange basis, meaning when a part is sold the old defective part is exchanged back to the company to be refurbished and sold again. All inventory parts are valued using the FIFO, First in First Out, method as accepted by GAAP. The parts inventory reflects approximately $11,662 in direct parts sales and approximately $47,600 in service and parts sales, bringing the total parts sales to approximately $59,262, which averaged over one year is $118,524 and represents a 3 to 1 ratio of inventory to sales. This ratio is necessary to increase our service and parts sales revenue as well as having parts in inventory to assist in remanufacturing equipment, which allows the growth of equipment sales through increased throughput. Equipment sales monthly average for the period ended June 30, 2005 is approximately $154,488. By taking the finished goods inventory of $316,796 divided by the monthly sales average yields an approximately 2.1 month inventory supply down from 2.3 months in the fiscal year ended December 31, 2004. As we continue to rebuild our sales volume the monthly sales should stabilize closer to a 3 to 6 month inventory number.

      We have no SBA loan balance and no available credit, because it was paid off in full on April 24, 2005, by funds advanced by Dean Janes, President and major shareholder, under a Promissory Note which note is dated April 24, 2005, bears no interest, is due on demand, and is secured by the prior Pledge Agreement.


      We had $40,699 in cash as of December 31, 2004 and $4,776 at June 30, 2005. At December 31, 2004, we had $65,265 in accounts receivable, and inventory of $806,800 which provided our liquid assets. At June 30, 2005, we had $22,263 in accounts receivable and inventory of $724,404. At June 30, 2005 we had other current assets totaling approximately $36,122 which are employee advances or prepaid expenses.

      At the 2004 fiscal year-end we had $954,927 in current assets and current liabilities of $3,420,381. At June 30, 2005, we had $787,565 in current assets and $3,743,357 in current liabilities.


CHANGES IN FINANCIAL CONDITION:


      At year-end 2004 our total assets had increased to $1,048,084 compared to $893,459 at year-end 2003. This represents a difference of $154,625, which is due in large part from the difference in cash and accounts receivable of $105,964 and inventory of $806,800. In 2003 more cash was available at year-end due to the receipt of proceeds from the private placement sales, whereas 2004 reflected inventory investment. The difference in inventory is due to more inventory being purchased for anticipated orders after year-end 2004. The current assets totaled $954,927 at 2004 year-end compared to $809,704 at 2003 year-end, which reflect the same differences mentioned above. We are currently carrying litigation reserves of $1,368,907 as of September 1, 2005 for litigation discussed hereafter under "Legal Proceedings."


      Total liabilities at year-end 2004 were $3,477,668 compared to $2,454,372 at 2003 year-end. This reflects an increase of $1,023,296, due in large part an increase in accrued expenses and reserves for litigation including the Medstone lawsuit settlement balance of $40,000 and $316,064 for the Colorado Veterinary Management judgment. At December 31, 2004 we had $40,699 in cash compared to $8,874 a year ago, which as stated above is due in large part from the cash difference in 2004 from the private placement proceeds received.

      We raised an additional $999,480 in capital in 2004 in a private placement which has been used to cover operations of the Company.


      As of June 30, 2005, we had $787,565 in current assets compared to $954,927 at year-end 2004 but only had $4,776 in cash at June 30, 2005. Of our current assets $724,404 is inventory as of June 30, 2005 compared to $806,800 in inventory at 2004 year end. Total liabilities had increased to $3,743,357 at June 30, 2005 compared to $3,477,668 at 2004 year end. A significant part of our $265,689 increase in liabilities is as a result of booking reserves for lawsuits filed against the Company.

      We have achieved a significantly higher net revenue in the six months ended June 30, 2005 of $1,077,008 compared to $1,280,658 in the year ended December 31, 2004. Our cost of revenue for the six months in 2005 was $594,222. Our gross profit for the first six months of 2005 was $482,787 compared to $642,545 for fiscal 2004. We have incurred $885,384 in operating expenses and reserves in the first six months of 2005 for a six month operating loss of $402,597 compared to the 2004 operating expenses and reserves of $2,658,789 which resulted in a net operating loss of $2,016,244 in 2004. As we continue to develop our new product, rebuild our operations since the fire in 2002 and as we continue to settle and defend against lawsuits mainly caused by the 2002 fire, we expect that we will continue to incur losses.

      At June 30, 2005, we had a working capital deficit of $2,955,792, which is an increase from a working capital deficit of $2,465,454 at December 31, 2004, representing a $490,338 increase in working capital deficit comparing June 30, 2005 to December 31, 2004. We intend to seek additional capital and long term debt financing to attempt to overcome our working capital deficit. We had a SBA loan that was in the amount of $200,000 bearing interest at 11% per annum payable monthly at $3,425 principal and interest. Our SBA loan balance was paid off in full on April 24, 2005 from funds provided by our President, Dean Janes, and there is no available credit on any SBA loan. The loan is for $375,000 from Dean Janes dated April 24, 2005 bearing no interest, due on demand, for which he has taken a note and pledge of the Company's assets. Another loan for $250,000 from Dean Janes, evidenced by a promissory note at 6% interest, due on demand is dated August 24, 2004. The current balance owed on these loans is $429,124 at September 1, 2005. We treat these two Notes as revolving credit lines where the balance is paid down from our cash flows or increased by draws from us. We have paid Mr. Janes payments on the Notes at various times or we have received credits which net are $195,876 as of September 1, 2005. We have then drawn against the Notes as cash was needed so our current outstanding balance is $429,124 at September 1, 2005.

NEED FOR ADDITIONAL FINANCING

      We do not have sufficient capital to meet our current cash needs, which include the costs of compliance with the continuing reporting requirements of the Securities Exchange Act of 1934 under section 15(d) if this Registration Statement becomes effective. The funds we will require to maintain our reporting obligations are approximately between $50,000 to $100,000 annually. As a public reporting company, with this registration, we expect to remain public for as long as we can afford to do so or until such time as our shareholders decide otherwise. We may have to seek loans or equity placements to cover future cash needs to continue expansion. There is no assurance, however, that the available funds will ultimately prove to be adequate to continue our business and our needs for additional financing are likely to persist.

      No commitments to provide additional funds have been made by management or other stockholders. Accordingly, there can be no assurance that any additional funds will be available to us to allow us to cover operations expenses or development. After the effective date of this Registration Statement the Company intends to seek capital and loans to cover operating and expansion expenses of approximately $1,000,000, but the Company has no committed sources for such capital.

      If revenue declines, or operations continue to be unprofitable, we may need to develop another line of business, or to finance our operations through the sale of assets we have, or enter into the sale of stock for additional capital, none of which may be feasible when needed. From the aspect of whether we can continue toward our business goals as set forth herein, we may use all of our available capital without ever generating a profit.

      GOING CONCERN QUALIFICATION: The Company has incurred significant losses from operations for the year ended December 31, 2004, and such losses are expected to continue. Our auditors have included a "Going Concern Qualification" in their report for December 31, 2004. In addition, the company has limited working capital. The foregoing raises substantial doubt about the Company's ability to continue as a going concern. Management's plans include seeking additional capital and/or debt financing. There is no guarantee that additional capital and/or debt financing will be available when and to the extent required, or that if available, it will be on terms acceptable to the Company. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. The "Going Concern Qualification" might make it substantially more difficult to raise capital.

                                  OUR BUSINESS

      In this document, terms such as "we," "us," and "our" refer to Imaging3, Inc. and its affiliates, as the context may require. We believe you may find the following glossary of terms and industry terms helpful in understanding our discussion.

      Fluoroscopy. A machine that uses X-rays to cast shadows of the internal structure of people, animals, raw material, welds, etc. on a fluorescent screen: the shadows vary in intensity according to the density of the object or part.

      Bone Densitometry A device used to measure the density of bone in a patient using x-ray imaging or a other imaging and comparing density measurements from the image created to a database of existing images of similar population sampling to determine the deviation of the density from population, race, age and other standards.

      Brachy Therapy. A form of cancer therapy which provides short exposures of radiation, mostly from a radioactive source of some kind, typically cobalt, near or close to a region of cancer in the body. Its benefits are to minimize cumulative radiation exposure to the healthy cells surrounding the cancer area.

      Hip Pinning. When a person breaks the Femur, which is the top of the leg bone which connects to the hip socket, an Orthopedic Surgeon or Physician can place a pin inside this bone to assist in its healing.

      Occlusions. A blood vessel, vein or artery, which is completely or in part closed to circulation.

HISTORY

      Dean Janes founded our company as Imaging Services, Inc. on October 29, 1993. Our business initially was a low cost, third party service alternative for Orthopedic Equipment Company Medical Systems ("OEC") equipment. OEC is the largest manufacturer of mobile surgical C-arms with over 60% market share in the U.S.A. C-arm is a mobile fluoroscopic device that has an x-ray tube and image receptor in parallel, mounted on opposite ends of a metal C, thus resulting in the C-arm name. This device makes and views x-rays in real-time and can be viewed on a closed circuit television monitor. A C-arm is mobile and can be moved throughout a hospital or clinic.

      Prior to our formation, there was not in existence a company that solely focused on providing third party service for OEC equipment. We are now in competition with Orthopedic Equipment Company (OEC), now owned by General Electric (GE).

      In early 1994, we began offering upgrades for OEC C-arms. Our most successful upgrade was a CCD (Charged Coupled Device) camera, which improved image quality of older systems comparable with that of brand new products. This enhanced product worked well, and we added this upgrade to used OEC C-arms and built custom units for NASA, Harvard, University of California at Irvine, University of California at Davis, Baylor University, Baxter Healthcare and other prestigious healthcare organizations. Later that year, We applied for and received FDA approval for this device described as the NASA II CCD C-arm.

      In mid 1995, we purchased the assets of ProMedCo. ProMedCo had an exclusive agreement with OEC to remanufacture OEC C-arms for OEC Medical Systems. Though the purchase did not transfer the agreement it eliminated one of our competitors and provided a substantial inventory of replacement parts.
Access to these replacement parts allowed us to immediately increase its production levels and created the opportunity to remanufacture OEC's complete product line, thereby increasing the models we could offer our customers. Also, this purchase allowed us to enter the parts sales business, which historically has had high markups.

      In 2000, we continued its expansion by acquiring certain assets and obtained services of a certain staff of a sales company in San Diego. This asset purchase brought an extensive database with over 43,000 physician names, hospitals, medical centers and surgery centers contact information as well as a streamlined automated sales force. Also as part of this expansion several key employees, most of whom were former employees of OEC, were hired to increase our service presence in Arizona, Washington, Nevada, Florida, and Hawaii with a national service presence as the ultimate goal. In 2002, we closed the San Diego office and consolidated our operations in Burbank, California.

      Our acquisition in 2000 was a company called Profit Improvement for the Healthcare Industry. Profit Improvement was a sales company based in San Diego, selling C-arms and C-arm tables.

      A streamlined and automated sales program was a process used by Profit Improvement to sell C-arms and C-arm tables. Its database contained over 50,000 active physicians, groups and facilities interested in purchasing a C-arm or C-arm table. The process included the database, which is in the form of
Saleslogix software and customized for this niche market. Direct mail, trade-show, broadcast e-mail and faxing capabilities were all incorporated in the customized software and processes offered by Profit Improvement for sales in Healthcare Industry.

      Late in 2000, we began negotiations with several companies in Korea to manufacture "private labeled" equipment for our exclusive sales in North and South America. These products include two new c-arms the ISI-2100 and 2500, as well as five pain management tables the ISI 8000, 8000(H), 8000(HL), 8000 (HT) and 8000 (HLT). A pain management table is a special table used with a C-arm for pain management procedures. It has a large metal-free area to accommodate images of larger portions of the body at any one time, as needed in pain management procedures. There is no tangible result of these negotiations.

      On February 19, 2002, a fire gutted our principal operating facility, causing an estimated $4.3 million in damage and loss of all of our inventory of parts and product work in progress. Fire officials believe the cause to be electrical. The 10,800-square-foot structure, located at 3200 W. Valhalla Drive, Burbank, California, was owned by Dean Janes and leased to the Company. Mr. Janes rebuilt the facility. The damage to the building and the loss of the Company's equipment are covered by liability insurance. However, the fire materially disrupted our operations.

      All of our inventory, equipment, office furniture and computers were destroyed in the fire. 100% of the assets were affected until insurance proceeds were received to replace some equipment, inventory and office furniture. Deans and Homer maintained the liability insurance while Allied Insurance maintained the fire coverage on the building. We received the insurance proceeds covering the inventory, equipment and office furniture. Dean Janes, owner of the building along with US Bank, received the funds to rebuild the building, since US Bank was named as loss payable endorsee resulting from an SBA Loan. The building was rebuilt by September 2003.

      Dean Janes, President and founder of the technology/product Company, developed and refined ideas that he had been working on for several years, invented the 3D Technology. Our patent search was completed in June of 2001 and our patent was filed on August 27, 2002. Patent #6,754,297 was issued by the U.S. Patent and Trademark Office on June 23, 2004. Our 3D Technology is still under development. Dean Janes has been in the Medical Imaging field for 19 years having experience with Kaiser Hospitals, OEC Medical Systems, Toshiba Medical Systems, Center for Health Resources and Imaging Services, Inc., he has extensive knowledge in medical imaging completing projects for NASA, UC Davis, UC Berkley, UC Irvine, Harvard Medical School and Baylor University. Relying on past experience and his own personal creativity led him to develop the idea of 3D Imaging in real-time.


      Currently we remanufacture c-arms, basically tear down a used c-arm, repaint, calibrate and replace defective parts and sell this renewed product to surgery centers, hospitals and doctors offices. We also sell imaging tables, which we manufacture, that are used with a c-arm as well as other accessories. This is the bulk of our equipment sales to date. We have generated $816,592 and $857,468 in 2003 and 2004, respectively, in remanufacturing revenues. Year to date June 30, 2005, we generated $874,364 in remanufactured equipment revenues.


      We, of course, provide service for our customers which buy our products as well as other customers with c-arms. We either sell service contracts that for one price annually covers all costs or provide service on a time and materials basis.


      Since the fire that we experienced in February 2002, which severely damaged our ability to do business, we have been rebuilding our business operations. Sales of equipment declined while service revenues have stayed fairly consistent since 2002, and, in 2004, our revenues began to increase through renewed sales efforts. Our intention is to rebuild our sales and service revenue to 2001 levels, though the devastation of the fire has impaired this.


PLAN OF OPERATION

      Our products and services that currently provide revenue to us from sales and services;


      o C-arms: Imaging3, Inc remanufactures OEC C-arms. We buy used c-arms and tear them down, repaint them, calibrate them and replace wore or defective parts and sell this renewed equipment to hospitals, surgery centers and doctors offices.


      o Imaging Tables: Imaging3, Inc manufactures imaging tables for use with c-arms and sell them to hospitals, surgery centers and doctors offices.

      o Lead Aprons: Imaging3, Inc buys lead aprons from several vendors and sells them as accessories to hospitals, surgery centers and doctors offices.

      o Video Printers: Imaging3, Inc buys video printers from several vendors and sells them as accessories to hospitals, surgery centers and doctors offices.

      o Service Contracts: Imaging3, Inc sells service contracts for c-arms to customers who purchase c-arms from Imaging3, Inc and competitors. These service contracts are annual contracts which cover parts and labor.

      o Service & Parts Sales: Imaging3, Inc provides service for c-arms for customers on a time and materials basis. Imaging3, Inc also sells parts for c-arms directly to customers or other service providers.

      We intend to continue the sales, service, and repair business in which we currently engage.

      In order to better position ourselves for our future direction -- away from service and towards providing proprietary medical imaging products -- we changed our name from Imaging Services, Inc. to Imaging3, Inc. on August 20, 2002.

Our Technology - New Proposed Product

      Our Technology has potential to contribute to the improvement of healthcare. 3D images will be instantly constructed using high-resolution fluoroscopy and can be used as real time references for any current or new medical procedures in which multiple frames of reference are required to perform medical procedures on or in the human body. Our Technology has many medical applications, including:

      o Trauma Center. Our Technology is designed to allow a surgeon to immediately view exactly where a bullet is lodged in a gunshot victim. At any point during the procedure, the surgeon could continue to view 3D images in real-time.

      o Cardiology. Our Technology is designed to provide a 3D view of a heart and allow a cardiologist to record the heartbeat in real-time. The entire heart would be visible, including veins that are wrapped around the "back" side.

      o Pain Management. Our Technology is designed to provide a 3D view of the spine, nerve endings, injection points and help guide the needle for spinal procedures. 3D images in real-time could also be used to view disk compression.

      o Neuro-vascular. Our Technology is designed to provide a 3D view of the skull and brain to diagnose neuro-vascular diseases. 3D images in real-time could be used to view the rupture of vessels or arterial blockages diminishing blood flow to the brain.

      o Orthopedic. Our Technology is designed to provide a 3D view of bones and joints to help diagnose orthopedic conditions. An orthopedic surgeon could view a 3D image in real-time to line up a screw with the hole in a hip pinning.

      o Vascular. Our Technology is designed to provide a 3D view of veins throughout the body. After injecting dye, a 3D image in real-time could pinpoint clots and occlusions and help diagnose vascular diseases.

      Our 3D imaging device Product Design is designed to perform real-time 3D imaging, by scanning a patient in a "O-device Gantry" positioned 360 degrees around the area to be imaged, one or more image receptors in parallel to one or more x-ray sources will generate approximately 10 images roughly 10 inches x 10 inches in physical space, these images will be incorporated into a three dimensional map and continuously updated in real-time approximately every one second.

      Our device is designed to emulate a Computerized Tomography (CT) scanner, by utilizing a fulcrum point for tomography and instead of the 10 scanned images in 360 degrees only 1 to 2 images will be used. The x-ray source and image receptor would then rotate approximately 10 to 90 degrees in parallel from the fulcrum point generating only a single "slice" of anatomy, as accomplished in CT.

      Our device is designed to perform standard fluoroscopy, by locking into position 1 to 2 x-ray sources and image receptors in parallel making x-ray in a single area displaying the live information as accomplished in Standard Fluoroscopy.

Multi-function Device


      A diagnostic medical imaging device built with our Technology can perform several functions and can replace or supplement a number of existing devices, resulting in considerable cost savings for hospitals and healthcare centers. These functions include:


      o     Perform real-time, 3D medical imaging
      o     Emulate a CT scanner (at a fraction of the capital cost)
      o     Perform standard fluoroscopy

      Our management believes that this multi-function capability will be especially attractive in foreign markets, where the cost of a CT scanner is beyond the means of most hospitals and healthcare centers.

      Real-time 3D medical diagnostic imaging for this technology design is accomplished by scanning the patient, either partially or completely in a 360-degree circumference under fluoroscopy (or other type of image exposure), utilizing a single or multiple x-ray source and image receptor. The information acquired under fluoroscopy (or other type of image exposure) will be digitized at a frame rate of or between 30 to 60 frames per second. This information will be sent to a computer system to be incorporated into a three dimensional image to be displayed on a computer monitor. The image created can then be manipulated and/or rotated to view the scanned image of the patient's anatomy in any direction or orientation desired by the user. The user could then choose a specific area of the image to update. Once an area is selected, the computer displaying the image would then "gang" or align the x-ray source(s) and image receptor(s) to begin updating scans of new images to be overlaid upon the existing three dimensional model. This process would then be updated and/or repeated as many times necessary for the specific procedure to be completed. At any time, a new reference area or scan could be selected or initiated.

Current Status of New Product Design and Development

      Though the technology we will use to build its 3D imaging device is in existence the complete device and/or process is not. We will be utilizing off the shelf or customized electronics, imaging devices, x-ray emitting devices, computers and software to build its device. The mechanical portions will be developed in-house and built to specifications.

The "O"-device

      Part of our design is based on an "O"-device to create a circular gantry similar to that used with CT to scan a patient a full 360 degrees with fluoroscopic radiation. The circular gantry is a 360-degree metal housing supporting one or more image receptors and x-ray sources with enough space in between to place a patient to be scanned. This approach will allow imaging of the patient from any frame of reference or angulation. (Current medical imaging devices are limited to 150 degrees to 360 degrees with mechanical orientation or manipulation.) 3D imaging requires an O-device to scan the patient in increments of 360 degrees to allow construction of a three dimensional image. By scanning the patient in 360 degrees and acquiring images at 30 to 60 frames per second, a three dimensional image can be constructed.

How Our Technology Differs from Other Approaches

      The O-device approach is similar to that used in a CT scan. The difference is CT is used to image a "slice" of the anatomy and not intended for real-time fluoroscopic imaging. The slice is obtained by using a fulcrum reference point and rotating the X-ray source and image receptor in reference to that point. This basic geometry creates a 2D image in any depth desired, in any region of the body. The O-device would use a similar fulcrum point to reference depth, but the scan would not create a slice but instead a real-time image captured at 30 to 60 frames per second in 360 degrees. Further, the O-device would be used for conventional fluoroscopic imaging with the advantage of positioning the X-ray source and receptor at any angulation desired.

      Currently, 3D imaging is used only for reconstructive post processing reference images. MRI, CT and ultrasound currently have this capability. The 3D images are created by multiple scans of 2D images that require a long period of time to process into a three dimensional image. The image created is then used only for reference, not real time manipulation in the body. Our 3D images will be constructed almost instantly and will be available to be used as a real time references whenever multiple frames of reference are required to perform medical procedures on or in the human body.

Proposed Production of the O-device


      Currently we are not manufacturing the O-arm. We are building a prototype, which is still being developed. We have tested an initial unit with our design features and test procedures disclosed to us areas where we need to further improve the device. Our facility currently "remanufactures" or "refurbishes" c-arms and tables. This process involves disassembling a used piece of equipment to its frame, repainting and finishing the exterior covers, replacing defective mechanical, electrical and electronic parts, adjusting and calibrating integrated components and verifying the equipment complies with federal and state regulatory laws, specifically those designed to regulated x-ray use and radiation output. It is effectively an assembly line process moving from station to station for various pieces of work.


      Our manufacturing process for the new product is patterned after our refurbishing process described above with the exception that there is no disassembly of old equipment. We will use our 6,000 sq. ft. warehouse facility for assembly of parts from suppliers. We will use about 1,500 sq. ft. of our 6,000 sq. ft. facility for our research and development of the new product.

      With our prototype, we will assemble the device utilizing various outside metal fabricators and machine shops as well as performing these tasks in-house. Mechanical design and engineering is being performed by an outside consultant, Luke Clauson, through the supervision on Mr. Janes. The software and electronic components are all being developed in house by Mr. Janes. The various machine shops and metal fabricators are, Precision Waterjet in Orange, California, ALCO Technologies in North Hollywood, California, DANGAR Engineering in Newbury Park, California, Evans Industries in City of Industry, California.

      This phase of development is to produce a working prototype to test in a clinical environment and in-house to refine the design. The refinement of design will determine the level of critical standards required for production, thus providing specifications to metal fabricators and machining manufactures for production quotations throughout the United States and possibly abroad. Key factors in selection of manufacturing partners will be volume capabilities, quality and of course costs.

      Vendors we are currently working with for off-the-shelf products are Varian in Salt Lake City, Utah, Hamamatsu in San Diego, California, National Instruments in Austin, Texas, Thales in New Jersey, MSC Industrial Supply in California, McMaster in California, Gecko Drives in Santa Ana, California and Glentek in El Segundo, California. These vendors may also supply O-arm device parts. All needed raw materials are readily available.

      We intend to construct the O-device using existing methods, similar to those being used to make C-arms. We may either join two C-devices together to create the "O" or construct a gantry system similar to that used by CT technology. Our final design will result in a smooth 360 degree scan of the patient, without jitter or bumps which might impede imaging. Also, placement of an X-ray source and image receptor will be key to the design, as well as the use of appropriate versions of these subsystems.

      Real time 3D imaging will require a state-of-the-art computer system with customized software. The computer will be outfitted with customized image processing boards to capture and compute images at lK x lK resolution at 30 to 60 frames per second. The combination of software and hardware will process the image data to create a 3D image map. This map will then be displayed to the physician. The physician will be required to enter reference data to start real time imaging. Once the physician enters the data (most of which is choosing which direction and portion of the body he/she would like to work with), the O-device will be positioned and the image will be updated with any new information, as added by the physician controlling the X-ray generation. Our Technology creates an image map with three dimensions and will update that map with new information, without having to create a new image.

      1K x 1K resolution is a term, which is used in many industries to define a pixel matrix of an image. The term is broadly used throughout many industries and is defined as one thousand vertical lines by one thousand horizontal pixels. In the simplest of terms, if a person were to draw one thousand lines on a piece of paper from the top to the bottom starting from the left side of the paper to the right side of the paper, then draw one thousand lines horizontally from left to right, from the top of the paper to the bottom. Where each line intersects there would be a dot, which would represent a pixel. Counting each of these dots, one would find one thousand dots per every line in any direction horizontally or vertically. This drawing represents a matrix. Most devices however use a pixel matrix of 1024 vertical lines by 1024 horizontal pixels. Lay persons in most industries commonly refer to this as 1K x 1K for ease of reference, it is also commonly referred to as 1 mega pixel matrix or 1 million-pixel matrix: one thousand times one thousand equals one million.

Our Patent

      We obtained our Patent #6754297 on June 24, 2004. Our patent disclosure is summarized as follows: (Note: This language is contained in U.S. Patent #6754297.)

      A computing device in a three-dimensional imaging system utilizes a plurality of distance readings and reference readings from at least one subject sensor to determine a subject location and a subject volume and establish a base-three dimensional map of a subject. A plurality of two-dimensional image exposures along with a plurality of associated reference locations are created by rotating an image source and an image receptor around an inner circumference of an imaging gantry. The plurality of two-dimensional image exposures is digitized to create a plurality of digital two-dimensional image exposures. The computing device receives the plurality of digital two-dimensional image exposures and the plurality of associated reference locations. The overlaying, interpolating and pasting of the plurality of digital two-dimensional image exposures on the base three-dimensional map creates a base three-dimensional image exposure, which is displayed on a display device.

      Our patent, as approved, is valid for 25 years. Mr. Janes, on advice of counsel, applied for patent in his name and then assigned the patent application to us on August 27, 2002.

FDA APPROVAL STATUS - NEW PROPOSED PRODUCT

      Our new product requires FDA approval, which we have not yet applied for. The primary governmental regulation area is FDA approval. If we do not achieve approval, we will not have a product to sell, and we could not continue in the new product business we have been pursuing. We have spent approximately $500,000 in each of the last two years on research and development of our products. No costs of research and development have been borne by customers. We do not have any cost of compliance with federal, state, or local environmental laws.


      At this time our planned product is not developed enough to apply for FDA Clearance, but once developed an application will be processed through the FDA. We estimate it will take up to two years for this device to be approved after effectiveness of this registration statement. We will, through Dean Janes, be listed as a new device manufacturer with the FDA, and Mr. Janes has completed two FDA 510K approvals.


REGULATORY APPROVAL PROCESS

      All our products are classified as Class II (Medium Risk) devices by the Food and Drug Administration (FDA) and clinical studies with our products will be considered to be NSR (Non-Significant Risk Studies). Our business is governed by the FDA and all products typically require 510(k) market clearance before they can be put in commercial distribution. We are also regulated by the FDA's QSR regulation (Quality Systems Regulation), which is similar to the ISO9000 and the European EN46000 quality control regulations. All our products currently in production or manufactured by other vendors are approved for marketing in the United States under FDA's 510(k) regulations.

      A 510(k) is a premarketing submission made to FDA to demonstrate that the device to be marketed is as safe and effective, that is, substantially equivalent (SE), to a legally marketed device that is not subject to premarket approval(PMA). Applicants must compare their 510(k) device to one or more similar devices currently on the U.S. market and make and support their substantial equivalency claims. A legally marketed device is a device that was legally marketed prior to May 28, 1976 (preamendments device), or a device which has been reclassified from Class III to Class II or I, a device which has been found to be substantially equivalent to such a device through the 510(k) process, or one established through Evaluation of Automatic Class III Definition. The legally marketed device(s) to which equivalence is drawn is known as the "predicate" device(s).

      Applicants must submit descriptive data and, when necessary, performance data to establish that their device is SE to a predicate device. The data in a 510(k) is to show comparability, that is, substantial equivalency (SE) of a new device to a predicate device.

      We have not sought or obtained a determination from the FDA whether a 510(K) submission is required. The FDA does not offer an opinion or determination of what submission is required. The FDA does provide a database of devices, classifications and Regulation numbers. In our research of this database we determined several Class II devices meet our criteria for submission. These devices are listed in the table below.

Product Code      Class    Description                                Regulation
IZG               II       System, X-ray, Photofluorographic            892.1730
JAB               II       System, X-ray, Fluoroscopic, Non-Image-I     892.1660
JAK               II       System, X-ray, Tomography, Computed           892.175

      This is a broad range of devices with which to compare our device functionality. The FDA requires the manufacturer to submit an application, whether it is a 510(k) or PMA submission, upon receipt of the submission the FDA will respond within 30 to 45 days, with their determination of acceptance of the submission, questions and/or comments to the submission and requests for more information.

      All of our current used rebuilt products are Class II devices, FDA approved through OEM for marketing. Once approved the FDA will not require the manufacture to resubmit an application or change the classification. They may however, request further information about the product(s), manufacturer and GMP requirements. The devices currently sold by this company are not manufactured by this company. OEC Medical Systems, is the original device manufacturer and responsible for the FDA submission of their original device(s). Imaging3, Inc, remanufactures OEC Medical Systems devices, thus we are not required to submit any FDA submission for these devices. In some instances, Imaging3, Inc has performed modifications to these devices to improve the devices functionality, and in these instances Imaging3, Inc has submitted 510(k) applications. These modifications are to existing devices with existing classifications listed in the FDA database and cannot be reclassified. The FDA database listing for current products is listed below.

         Product Code      Class    Description                   Regulation
         IZL               II       System, X-ray, Mobile         892.1720

      As to our new product and its potential for classification, the FDA requires us as the manufacturer to submit an application in whichever classification we choose in the submission form we choose, meaning 510(k) or pre-market approved application "PMA." The FDA reviews the submission and determines whether the application is appropriately filed and in the correct submission format. The criteria they use for determination on a 510(k) is "Substantial Equivalence," SE, which is a comparative analysis of the manufacturers device in the submission with existing devices already approved by the FDA. This is the purpose of the FDA's Device Classification Database, giving manufactures products with approved submissions and categories of devices to compare new device submissions. A new type of device may not be found in the product classification database. If the device is a high risk device (supports or sustains human life, is of substantial importance in preventing impairment of human health, or presents a potential, unreasonable risk of illness or injury) and has been found to be not substantially equivalent (NSE) to a Class I, II, or III [Class III requiring 510(k)], then a PMA, Premarket Approval application will be required.

      If the FDA determines the new device must be classified as a Class III device, the FDA may still allow the device submission to be a 510(k) submission. Class III devices, which are equivalent to devices legally marketed before May 28, 1976 may be marketed through the premarket notification [510(k)] process until FDA has published a requirement for manufacturers of that generic type of device to submit premarket approval data.

      Class III devices are usually those that support or sustain human life, are of substantial importance in preventing impairment of human health, or which present a potential, unreasonable risk of illness or injury. Examples of Class III devices which require a premarket approval include replacement heart valves, silicone gel-filled breast implants, and implanted cerebella stimulators.

      Our new product the "Real-time 3D Imaging Device" will be submitted as Product Code "IZG," Device Class II, "System, X-ray, Photofluorographic," Regulation Number 892.1730, since this is the closest device description. The FDA may at its own choosing and determination wish to reclassify our device as a Class III, which we feel is unlikely, since the majority of our device functions are similar to existing products currently being marketed and as classified as above.

      If the FDA determines our device is to be classified a Class III device a PMA, Pre-market Approval application must be filed. PMA is the most stringent type of device marketing application required by FDA. The applicant must receive FDA approval of its PMA application prior to marketing the device. PMA approval is based on a determination by FDA that the PMA contains sufficient valid scientific evidence to assure that the device is safe and effective for its intended use(s). An approved PMA is, in effect, a private license granting the applicant (or owner) permission to market the device. The PMA owner, however, can authorize use of its data by another.

      The PMA applicant is usually the person who owns the rights, or otherwise has authorized access, to the data and other information to be submitted in support of FDA approval. This person may be an individual, partnership, corporation, association, scientific or academic establishment, government agency or organizational unit, or other legal entity. The applicant is often the inventor/developer and ultimately the manufacturer.

      FDA regulations provide 180 days to review the PMA and make a determination. In reality, the review time is normally longer. Before approving or denying a PMA, the appropriate FDA advisory committee may review the PMA at a public meeting and provide FDA with the committee's recommendation on whether FDA should approve the submission. After FDA notifies the applicant that the PMA has been approved or denied, a notice is published on the Internet (1) announcing the data on which the decision is based, and (2) providing interested persons an opportunity to petition FDA within 30 days for reconsideration of the decision.

      A Pre-market Approval (PMA) application is a scientific, regulatory documentation to the FDA to demonstrate the safety and effectiveness of the class III device. There are administrative elements of a PMA application, but good science and scientific writing is a key to the approval of PMA application. If a PMA application lacks elements listed in the administrative checklist, FDA will refuse to accept a PMA application and will not proceed with the in-depth review of scientific and clinical data. If a PMA application lacks valid clinical information and scientific analysis based on sound scientific reasoning, it will delay FDA's review and approval. PMA applications that are incomplete, inaccurate, inconsistent, omit critical information, and poorly organized have resulted in delays in consideration of PMA applications.

Three categories of the PMA application are very important:

      Technical Sections. The technical sections containing data and information should allow FDA to determine whether to approve or disapprove the application. These sections are usually divided into non-clinical laboratory studies and clinical investigations.

      Non-clinical Laboratory Studies' Section. Non-clinical laboratory studies'
section includes information on microbiology, toxicology, immunology, biocompatibility, stress, wear, shelf life, and other laboratory or animal tests. Non-clinical studies for safety evaluation must be conducted in compliance with 21CFR Part 58 (Good Laboratory Practice for Nonclinical Laboratory Studies).

      Clinical Investigations Section. Clinical investigations section includes study protocols, safety and effectiveness data, adverse reactions and complications, device failures and replacements, patient information, patient complaints, tabulations of data from all individual subjects, results of statistical analyses, and any other information from the clinical investigations. Any investigation conducted under an Investigational Device Exemption (IDE) must be identified as such.

      Imaging3, Inc is listed with the FDA as a new device manufacturer, our Registration Number is 20300565, and our Owner Operator Number is 9023393. Though we do not currently manufacture new devices the FDA requires our registration as a remanufacturer. We are subject to the FDA's Radiological Health Program, under the CDRH, Center for Devices Radiological Health division of the FDA.

      Our company must be in compliance with, Good Manufactures Practices, Quality Control and Medical Device Reporting. The FDA may from time to time, usually every 2 to 3 years, audit the company for compliance. In these audits the FDA reviews documents, interviews management and reviews all procedures.

      The current Good Manufacturing Practice (GMP) requirements set forth in the Quality System (QS) regulation are promulgated under section 520 of the Food, Drug and Cosmetic (FD&C) Act. They require that domestic or foreign manufacturers have a quality system for the design, manufacture, packaging, labeling, storage, installation, and servicing of finished medical devices intended for commercial distribution in the United States. The regulation requires that various specifications and controls be established for devices; that devices be designed under a quality system to meet these specifications; that devices be manufactured under a quality system; that finished devices meet these specifications; that devices be correctly installed, checked and serviced; that quality data be analyzed to identify and correct quality problems; and that complaints be processed. Thus, the QS regulation helps assure that medical devices are safe and effective for their intended use. The Food and Drug Administration (FDA) monitors device problem data and inspects the operations and records of device developers and manufacturers to determine compliance with the GMP requirements in the QS regulation.

      The MDR regulation provides a mechanism for FDA and manufacturers to identify and monitor significant adverse events involving medical devices. The goals of the regulation are to detect and correct problems in a timely manner. Although the requirements of the regulation can be enforced through legal sanctions authorized by the Federal Food Drug & Cosmetic (FFD&C) Act, FDA relies on the goodwill and cooperation of all affected groups to accomplish the objectives of the regulation.

      The statutory authority for the MDR regulation is section 519(a) of the FFD&C Act as amended by the Safe Medical Devices Act (SMDA) of 1990. The SMDA requires user facilities to report:

      o     Device-related deaths to the FDA and the device manufacturer;
      o Device-related serious injuries to the manufacturer, or to FDA if the manufacturer is not known; and
      o Submit to FDA on an annual basis a summary of all reports submitted during that period

      When a problem arises with a product regulated by FDA, the Agency can take a number of actions to protect the public health. Initially, the agency works with the manufacturer to correct the problem voluntarily. If that fails, legal remedies include asking the manufacturer to recall a product, having federal marshals seize products if a voluntary recall is not done, and detaining imports at the port of entry until problems are corrected. If warranted, FDA can ask the courts to issue injunctions or prosecute those that deliberately violate the law. When warranted, criminal penalties including prison sentences are sought.

      Postmarket Requirements: Quality System, Medical Device Reporting. Once on the market, there are postmarket surveillance controls with which a manufacturer must comply. These requirements include the Quality Systems (QS) (also known as Good Manufacturing Practices, GMPs) and Medical Device Reporting (MDR) regulations. The QS regulation is a quality assurance requirement that covers the design, packaging, labeling and manufacturing of a medical device. The MDR regulation is an adverse event reporting program.

      We are also required to report under the Medical Device Reporting requirements, which are for injuries and deaths, of which we have had none since our registration.


      For all devices manufactured or remanufactured by the Company, the FDA may request updated information regarding any device with a previously approved 510(k) or PMA submission. If any substantial changes are made to existing approved devices the FDA may require a 510(k) supplement submission, which, in most cases, does not require the manufacture to delay production or marketing of the modified device. As with all applications, this determination lies entirely with the FDA.

      Our last audit with the FDA was in 2000 and we expect a new audit to take place shortly after our new device is submitted in a 510(k) application.

      In an audit performed by the FDA, our records for service and repair, quality control, device labeling and serial number tracking are reviewed. If the FDA finds issues of non- compliance they issue a letter requesting correction, giving us 30 days to correct the non- compliance. Extensions can be requested to reply, but most issues if any can be handled in a 30- day period.

      Since our registration with the FDA, in 1995, we have had only one audit. We did not receive any notice or correspondence of non-compliance due to that audit. We received only a one suggestion regarding our record keeping process, which addressed preventive maintenance forms being included in all customer files, for which we provide service. We have, to our knowledge, been in good standing with the FDA, receiving no actions or correspondence.

      We are also licensed with the state of California as a Device Manufacturer, license number 63620. Both require annual renewal registration updates, listing any new products being manufactured or marketed. The state of California currently follows the FDA standards and requirements.

      We have had no instances of non-compliance with either the FDA or the state of California. The consequences of non-compliance range from, letter stating non-compliance and a period to cure, suspension of manufacturing and distribution to fines and suspension of operations.


      We estimate it will take up to two years to obtain FDA approval after effectiveness of this registration statement. Our estimate of two years for FDA approval is based on Mr. Janes' past experience with 510(k) submissions. All of our marketing efforts for the new device must start from the date the FDA approves the device to be marketed. Since the company is already registered with the FDA as a new device manufacturer and have been through an audit performed by the FDA, the FDA is already familiar with the company and it's processes. The FDA may wish to obtain updated information about the company and may require more time to process this 510 (k) submission than estimated.

      In two other 510(k) submissions by Mr. Janes, the process lasted approximately 120 days, however, these systems were not as complex. We believe Mr. Janes' familiarity with the process and experience with 510(k) submissions will help the company to stay within our estimate. With Mr. Janes, the company does not have to seek help in this process, through consultants as most companies must, which add to the expense and delays in this process. Having a person in-house having the experience with the process, understanding 510(k) submissions, direct access to all engineering and proprietary knowledge is a distinct advantage and should allow the company complete the process within the estimated time.


      To enter the European market, our products as well as our quality assurance systems will have to be approved and certified by an authorized certifying body such as TUV, UL or BSI. In the future, we may plan to go through this process as a part of its overall enhancement of the quality systems.

      TUV, UL and BSI are all standards testing companies assisting manufactures to comply with published standards, regulatory standards and laws necessary for marketing devices throughout the world and the United States. These three companies provide the UL and CE marks, demonstrating compliance with the standards and laws.

      TUV, (Technischer Uberwachungsverein, English translation: Technical Inspection Association) TUV is NRTL (Nationally Recognized Testing Laboratory) and SCC certified, providing a full suite of services, including CE Marking assistance, electromagnetic compatibility (EMC), electrical & mechanical testing, and many additional global conformity assessment services that help companies gain product compliance to enter individual country markets.

      UL, Underwriters Laboratories Inc. (UL) is an independent, not-for-profit product-safety testing and certification organization. They test products for public safety for more than a century. Since their founding in 1894, they have held the undisputed reputation as a leader in product- safety testing and certification within the United States. Building on their household name in the United States, UL is becoming one of the most recognized, reputable conformity assessment providers in the world. Today, their services extend to helping companies achieve global acceptance, whether for an electrical device, a programmable system, or an organization's quality process.

      BSI, exists to help industry develop new and better products and to make sure that products meet current and future laws and regulations. It tests products - from medical devices to fire extinguishers to lamps for football stadium - against published standards.

      Far East, Middle East,  Eastern European,  and Latin American markets have
different  regulatory   requirements.   We  intend  to  comply  with  applicable
requirements if and when we decide to enter those markets.

OTHER GOVERNMENT REGULATION

      The delivery of health care services has become one of the most highly regulated of professional and business endeavors in the United States. Both the federal government and individual state governments are responsible for overseeing the activities of individuals and businesses engaged in the delivery of health care services. Federal law and regulations are based primarily upon the Medicare and Medicaid programs. Each of these programs is financed, at least in part, with federal funds. State jurisdiction is based upon the state's interest in regulating the quality of health care in the state, regardless of the source of payment. We believe we are materially complying with applicable laws; however, we have not received or applied for a legal opinion from counsel or from any federal or state judicial or regulatory authority. Additionally, many aspects of our business have not been the subject of state or federal regulatory interpretation. The laws applicable to us are subject to evolving interpretations. If our operations are reviewed by a government authority, it may receive a determination that could be adverse to us. Furthermore, laws that are applicable to us may be amended in a manner that could adversely affect us.

      Only a very small portion of our revenues come through this system. All of our revenues are obtained from sales and service to vendees who pay us directly. We are not subject to Medicare, Medicaid, or any other federally funded health care program.

Our Market

      We compete in the medical diagnostic imaging market which is growing due primarily to continual technological improvements that lead to faster and better-resolution imaging, greater patient safety, and the provision of these capabilities to a growing and aging population. The result has been a vigorous competition to create the most cost-effective diagnostic imaging systems.

Business and Revenue Models

      Our business strategy is very straight-forward: (1) continue our base of C-arm remanufacturing and service business, (2) develop medical diagnostic imaging devices, based on our Technology for the medical imaging market, (3) sell our new medical diagnostic imaging devices directly to healthcare providers, as well as through channel partners and distributors, and (4) license our Technology to other medical diagnostic imaging device manufacturers.

      We believe the majority of future revenues will come from our 3D imaging devices and plans to focus most of our resources on this business opportunity. C-arms and C-arm tables will still be a part of our product line.


      We believe we can provide commercial quantities of our 3D imaging devices soon after completion of a prototype and FDA 510K clearance, estimated to be approximately two years after effectiveness of this registration statement.


      Our other revenues may come from the licensing of proprietary technology to other medical diagnostic imaging device manufacturers. The smallest portion of our future revenue will come from the sale and service of C-arms. Our product is designed to serve this evolving image field.

      Diagnostic imaging is an evolving part of modern medicine and is now entering a new era of digital imaging. The field has evolved from the early X-rays by Roentgen over 100 years ago to imaging of organs by computerized tomography (CT) and magnetic resonance imaging (MRI) that are 20 years old. Medical imaging is used for diagnosis in the leading causes of death, heart attacks, strokes, and cancer. What was once called the radiology department is now called the diagnostic imaging department because of the wealth of new technologies available beyond x-rays. A trauma victim's internal injuries are imaged with a CT scanner. Breast cancer, a leading cause of death in women, is detected with mammography and ultrasound.

Industry Overview

      Diagnostic imaging services are noninvasive procedures that generate representations of the internal anatomy and convert them to film or digital media. Diagnostic imaging systems facilitate the early diagnosis of diseases and disorders, often minimizing the cost and amount of care required and reducing the need for costly and invasive diagnostic procedures. A discussion of the primary technologies in use today follows this introduction.

MRI

      MRI involves the use of high-strength magnetic fields to produce computer-processed cross-sectional images of the body. Due to its superior image quality, MRI is the preferred imaging technology for evaluating soft tissue and organs, including the brain, spinal cord and other internal anatomy. With advances in MRI technology, MRI is increasingly being used for new applications such as imaging of the heart, chest and abdomen. Conditions that can be detected by MRI include multiple sclerosis, tumors, strokes, infections, and injuries to the spine, joints, ligaments, and tendons. Unlike x-rays and computed tomography, which are other diagnostic imaging technologies, MRI does not expose patients to potentially harmful radiation.

      MRI technology was first patented in 1974, and MRI systems first became commercially available in 1983. Since then, manufacturers have offered increasingly sophisticated MRI systems and related software to increase the speed of each scan and improve image quality. Magnet strengths are measured in tesla, and MRI systems typically use magnets with strengths ranging from 0.2 to
1.5 tesla. The 1.0 and 1.5 tesla strengths are generally considered optimal because they are strong enough to produce relatively fast scans but are not so strong as to create discomfort for most patients. Manufacturers have worked to gradually enhance other components of the machines to make them more versatile. Many of the hardware and software systems in recently manufactured machines are modular and can be upgraded for much lower costs than purchasing new systems.

Positron Emission Tomography (PET)

      PET is a nuclear medicine procedure that produces pictures of the body's metabolic and biologic functions. PET can provide earlier detection of certain cancers, coronary diseases or neurologic problems than other diagnostic imaging systems. It is also useful for the monitoring of these conditions.

Computed Tomography (CT)

      In CT imaging, a computer analyzes the information received from an x-ray beam to produce multiple cross-sectional images of a particular organ or area of the body. CT imaging is used to detect tumors and other conditions affecting bones and internal organs.

Other Services

      Other  diagnostic  imaging   technologies  include  x-ray,  single  photon
emission computed tomography, and ultrasound.

Digital Imaging Technologies

      New techniques for the digital capture, display, storage, and transmission of X-ray images are poised to revolutionize the diagnostic imaging market. Although digital technologies and techniques have been in use in other diagnostic imaging areas (such as CT scans, MRI scans, and ultrasound), technical problems have kept X-ray technologies in the era of film. However, new methods of digitally capturing X-ray images are under development, and promise to revolutionize X-ray imaging.

      The need to cut costs and improve services in healthcare delivery is driving the move to digital systems. The requirement for hospitals to implement electronic access to medical images and other types of information is now widely accepted and regarded as inevitable. The trend toward storing, distributing and viewing medical images in digital form is being fueled by both changes in the economic structure of the healthcare system and by rapidly evolving technologies. In particular, the new economics of health care will mandate a shift from film-based radiology to the electronic delivery of digital images, while new technology promises the additional benefit of vastly improved diagnostic power.

Users of Diagnostic Imaging

      MRI and  other  imaging  services  are  typically  provided  in one of the
following  settings:   Hospitals,  Clinics,  Independent  Imaging  Centers,  and
physician's offices.

                                   Competition

      The healthcare industry in general, and the market for imaging products in particular, is highly competitive. We compete with a number of companies, many of which have substantially greater financial, marketing, and other resources than the Company. The Company's competitors include large companies such as GE, Philips, Siemens Toshiba and Hitachi, which compete in most medical diagnostic imaging modalities, including X-ray imaging.

      The following are key players in the international medical diagnostic imaging market:

      o     ADAC Laboratories
      o     Eastman Kodak Co.
      o     Fonar Corp.
      o     Fuji Medical Systems U.S.A. Inc.
      o     General Electric Medical Systems
      o     Hitachi Medical Systems America Inc.
      o     Hologic Inc.
      o     Imaging Diagnostic Systems Inc.
      o     Imatron Inc.
      o     Lumisys Inc.
      o     Marconi Medical Systems
      o     Philips Medical Systems Nederland BV
      o     PhorMax Corp.
      o     Siemens Medical Engineering Group
      o     Sterling Diagnostic Imaging Inc.
      o     Trex Medical Corp.
      o     Varian Medical Systems Inc.

Direct Competitors

      At this time, we are not aware of any existing devices in the marketplace that provide 3D, real-time diagnostic medical imaging, with the exception of ultrasound equipment by several manufacturers.

      Ultrasound is a real-time tomographic imaging modality. Not only does it produce real-time tomograms of the position of reflecting surfaces (internal organs and structures), but also it can be used to produce real-time images of tissue and blood motion. However, ultrasound is a low-resolution imaging modality that does not produce an image as precise and clear as fluoroscopy. Our devices will rely instead on the use of fluoroscopy, a high-resolution imaging modality, to produce "live" X-ray images of a living patients in 3D.

                 Marketing and Sales Plan - Proposed New Product

Marketing Strategy - Proposed New Product

      Our marketing strategy is to promote the image that our Imaging3 Technology is designed to be a complete and comprehensive medical diagnostic imaging solution.

Product and Service Differentiation

      We believe differentiating attributes of our Imaging3 Technology are:

      o     Real  time  medical   diagnostic  imaging  that  will  produce  high
            resolution images
      o     Reasonably priced
      o     Easy-to-install
      o     Array of features
      o     Reliability

Our Sales Strategy

      Concurrent with a marketing campaign, we intend to commence marketing our medical diagnostic imaging devices in the U.S. We may begin International sales after achieving initial penetration in the U.S. domestic marketplace.

Timing of Marketing Efforts


      We intend to attempt to achieve FDA approval after completion of the prototype. We estimate that it will take up to two years to obtain FDA approval from the effective date of this registration statement, and we intend to commence a marketing campaign immediately upon FDA approval.

      U.S. Sales: We hope to commence marketing in after FDA approval is obtained. We estimate that this will happen approximately two years after the effective date of this registration statement. This is an estimate to complete development of a commercially marketable product and begin creating a market for that product.

      International  Sales:  Based on the above  estimates,  we hope to commence
marketing  within  two  years  after  we  effectiveness  of  this   registration
statement.


Sales Margin Structure

      Our management believes the majority of our sales will be derived from direct sales to customers, with the balance of sales derived from dealers and manufacturer's representatives. As a result, our sales margin structure must be attractive to these independent organizations.

      o     Direct Sales - Full suggested list price
      o     Dealers - 30% off suggested list price
      o     Manufacturer's Representatives - 10% commission

Target Market Segment

      Our management has identified general medical and surgical hospitals in the U.S. as our primary target market segment for Imaging3 Technology.

Distribution Channels

      We plan to sell our Imaging3 medical diagnostic imaging devices through several channels of distribution, including:

                            Direct Sales to End Users

      Our policy is to sell directly to end-users whenever possible. We expect direct sales will occur most often with larger customers.

                                 Executive Sales

      Because many of our potential customers will tend to be through senior healthcare managers, it is important that our president and senior managers present our products to our customers and our management be actively involved in marketing activities.

                                Field Sales Force

      The majority of our selling efforts to large accounts will be handled internally through our field sales force which we must yet develop. Imaging3 has chosen to use a direct sales force because its large accounts require considerable customer education and post-sales support -- directly from us. Our product price points, pricing structure, and potential margin of profit are such that its cost of sales warrants a "person-to-person" selling strategy.

                   Dealers and Manufacturers' Representatives

      We have working relationships with a number of independent manufacturers' representative organizations that help distribute the Company's current services. The Company expects to work with these organizations to help distribute diagnostic medical imaging devices built with our Technology. These organizations have well-established relationships with mid-size to large size customers.

      We can supplement our field sales force by entering into agreements with dealers and manufacturers' representatives. Because dealers and manufacturers' representatives carry several product/service lines that are compatible with the Company's products and services, we plan to select dealers and manufacturers representatives carrying complementary and compatible products and services, as well as dealers and manufacturers' representatives that sell dissimilar products and services yet ones that are appropriate to their customers. We have no arrangements whatsoever for our new proposed products with any dealer or manufacturer's representative and will have none until FDA approval is complete, if ever, and the product is ready to launch.

                             Administrative Offices


      The Company currently maintains an office at 3200 W. Valhalla Drive, Burbank, CA 91505. This facility contains 10,600 square feet of space, and the Company currently pays rent at a rate of $1.05 per square foot, gross. We have approximately 6,000 square feet of manufacturing space in our rebuilt building which we lease from The Four T's, who purchased the building from Mr. Janes our CEO in August of 2004.


                                    Employees

      We currently employ 9 full-time individuals, all of whom are working at the Company's offices at 3200 Valhalla Drive, Burbank, California. Of those 9 full-time employees, 5 are employed in administrative, marketing, and sales positions, and the remaining 4 are technical employees employed in research, development, and technical product maintenance positions. We additionally employ two persons through temporary staffing, a programmer and a mechanical engineer. We project that during the next 12 months, our workforce is likely to increase to 21, with 6 of the new positions being in the administrative, marketing, and sales areas and the remaining 6 of the new positions being in research, development, and production positions.

      To support our need for technical staffing, we have established relationships with technical staffing organizations that continuously offer highly qualified personnel to meet our needs, both locally and from out of the area.

              PRICE RANGE OF OUR COMMON STOCK & STOCKHOLDER MATTERS


      (a) Our common stock is not traded in any venue. We have applied for trading approval on the OTCBB through Pennaluna & Company, an NASD registered broker-dealer, and have cleared all comments except 1) the effectiveness of the Registration Statement, and 2) the copy of the final amendment to the registration statement.

      Because of recent changes in the rules and regulations governing the trading of small issuers securities, our securities are presently classified as "Penny Stock," which classification places significant restrictions upon broker-dealers desiring to make a market in these securities. The existence of market quotations should not be considered evidence of the "established public trading market."


      (b) Shareholders. As of September 1, 2005, we had 166 shareholders of record.


      (c) Dividends. We haven't ever paid any dividends and do not foresee paying dividends in the next five year.

MARKET RISK

      We do not hold any derivatives or investments that are subject to market risk. The carrying values of any financial instruments, approximate fair value as of those dates because of the relatively short-term maturity of these instruments which eliminates any potential market risk associated with such instruments.

FUTURE TRENDS

      We cannot assure that any profit on revenues can occur in the future from our business, because we may have to continue, through our business, to heavily advertise and promote our services and develop additional value-added services in order to preserve or increase our market share. In spite of taking measures to control expenses, operating losses may continue. If we acquire additional capital, for example through investors in private placements, we may decide to expand our business more rapidly.

      We were a Reporting Company under Section 12(g) of the Securities & Exchange Act of 1934 since 2002 but failed to keep up our filings and filed a Form 15 Termination of our filing status under 12(g) concurrent with the filing of this Registration Statement. Due to this failure to file current reports when due, we will not be eligible to use Form S-3, if we otherwise qualified to use it, for registration statements. In addition, if we were to seek an exchange listing, this factor would be viewed negatively in the listing process. Our failure to maintain current reports may also be indicative of the inability of Company to meet the Reporting requirements of the Exchange Act in the future.

LEGAL PROCEEDINGS

      We, in the normal course of business, are engaged in lawsuits, as a plaintiff or defendant, involving matters such as compensation disputes, employment matters, contract disputes and other matters related to its business.

      In connection with a fire at our facility on or about February 29, 2002, in which our manufacturing, warehouse, and office facilities were substantially destroyed, we have become engaged in litigation in several cases described herein.

      The only lawsuit other than the Veterinary Management Services case that was related to performance of our products and services is The Surgery Center, LLC action. This was an action caused by unfavorable performance of equipment by the customer and our inability to replace the equipment or the value due to the serious financial damage caused by the fire. (See description in following text.)

      On February 28, 2002, we initiated legal proceedings in the Los Angeles Superior Court against its construction contractor, Tower Engineering [Imaging Services, Inc. and Dean Janes v. Tower Engineering, Los Angeles Superior Court case number EC033979]. We filed because we are a tenant under a lease and entitled to damages. In connection with that action, Tower Engineering filed a cross-complaint against us, seeking payment of allegedly outstanding invoices related to the same construction. We answered the cross-complaint, denying its allegations. Other disputes have arisen in connection with this litigation, involving subcontractors and insurers for the parties. These construction-related cases are Hayat Painting and Wallcovering, Inc. v. Imaging Services, Inc. and Tower Engineering; Los Angeles Superior Court Case Number 02CC03321, filed April 8, 2002, and Westside Wholesale Electric and Lighting, Inc. v. Mario Albert Osorio, dba Albert's Electric Service, and Dean Janes; Los Angeles Superior Court case number 02K02597. A primary defendant, Mario Osorio, dba Albert's Electric Service, has been discharged in bankruptcy action, and his insurer has also gone into liquidation. Westside was a suppler to Mario Osorio and filed a materialman's suit. These cases may be deemed related or consolidated with the primary Imaging vs. Tower action. Summary judgment was entered against the Company with respect to its affirmative claim for relief in connection with the Company's fire losses, and this ruling is under appeal. The Court has ordered that the claims of Tower Engineering for unpaid invoices be presented to binding arbitration . Another construction-related collection case, Westside Wholesale Electric and Lighting, Inc. v. Mario Albert Osorio, dba Albert's Electric Service, and Dean Janes; Los Angeles Superior Court case number 02K02597, was consolidated with the primary Imaging vs. Tower action. This arbitration took place on April 25, 2005 and both parties are waiting for a ruling which should take place approximately 45 days from the arbitration date of April 25, 2005. In June 2005, the arbitrator ruled against us. The arbitrator issued an award in favor of Tower Engineering, a California Corporation, against Imaging Services, Inc., a California Corporation and Dean Janes, an individual, the sum of $69,187.06 and decreed that Tower is entitled to foreclose on its mechanic's lien for that amount. Wholesale Electric & Lighting, Inc. was awarded against Dean Janes the sum of $24,312.73 and is entitled to foreclose on its mechanic's lien for that amount. We are awaiting a response to the appeal of our claims against these parties.

      On April 25, 2002, the Company initiated litigation against a former employee, Dan Asbill, who was a V.P. of Sales for the company and his subsequent employer for unfair business practices and related business torts in connection with that employee's post-termination conduct, i.e., we alleged that he took our customers after he left our employ. In that action, Imaging Services, Inc. v. Dan Asbille, Imaging Technologies, and Computron Inc.; Los Angeles Superior Court Case Number BC 272665, the Company alleged various causes of action. This action was in the Northwest District of the Los Angeles Superior Court. Two of the defendants, individual defendant Danny Asbille, and Computron Display Systems, Inc. responded with cross-complaints against the Company for breach of contract and conversion, which were defended in conjunction with the Company's prosecution of the initial Complaint. In January 2004, as a result of the court decision in both of these cases, we were required to pay an amount of $26,443, which has been recorded as a liability in the financial statements. Nothing new has occurred in this case since January 2004, neither party has sought to appeal or collect amounts owed.


      The Company and its Chief Executive Officer (Dean Janes) also have certain litigation and negotiations in progress resulting from activities arising from normal operations. These actions involve disputed amounts claimed in connection with purchase orders, and invoices, and are pending in several jurisdictions. The Company disputes the amounts claimed in these collection actions, and is or has been defending, or assisting in defending, each of these actions in the jurisdictions in which they were filed. These actions are: (1) The Center for Physical Medicine and Rehabilitation v. Imaging Service, Inc., Alabama Court Case number 2001-242-GR, filed January 25, 2002; (2) Covington Anesthesia Assoc. P.C. vs. Imaging Services, Inc., Magistrate Court of Rockdale County, Georgia case number 2002 MAG 3791, filed November 12, 2002; (3) DeLage Landen Financial Services vs. Imaging3, Inc., Los Angeles Superior Court case #04C01092, filed January 4, 2004; (4) DLW, LLC vs. Imaging3, Inc., Dean Janes, Michele Janes, William Ayres, Los Angeles Superior Court case number BC305279, filed October 30, 2003; (5) Dove vs. Imaging3, Inc. and Dean Janes, Tarrant County Texas Case number 03-17988-1, filed August 15, 2003; (6) Executive Car Leasing Co. vs. Imaging Services, Inc., Los Angeles Superior Court case # 04C01929, filed December 1, 2004; (7) Federal Express vs. Imaging3, Inc., Los Angeles Superior Court case #04C00240, filed February 27, 2004; (8) Ford Motor Credit Co. vs. Janes, Los Angeles Superior Court case #04C00285, filed March 23, 2004; (9) ISOL Tech America, Inc. v. Imaging Services, Inc., Dean Janes, and Chris Sohn, Los Angeles Superior Court Case No. EC 034969, filed on July 30, 2002; (10) Medical Equipment Locator vs. Imaging3, Inc., Los Angeles Superior Court (Glendale) case number 03C00347, filed January 27, 2003; (11) Medstone International, Inc. v. Imaging Services, Inc. and Dean Janes, Los Angeles Superior Court case number 02CC03321, filed February 27, 2002; (12) Medison Co., Ltd., Kyun Jae Choi and Seung Woo Lee, co-receivers vs. Imaging3, Inc., Korean Arbitration Board case # 04113-0007, initiated on or about April 28, 2004; (13) Modern Printing & Mailing vs. Imaging Services, Inc., San Diego Superior Court case number IC793409, filed July 31, 2002; (14) North American Imaging (NAI) vs. Imaging3, Inc. and Dean Janes, Ventura County Superior Court case number CIV218907, filed May 15, 2003;
(15) Pain Relief Centers vs. Imaging Services, Inc., Catawba County (North Carolina) file number 01CVS4081, filed January 18, 2002; (16) Skagit County Public Hospital vs. Imaging3, Inc., San Diego Superior Court case number GIC815767, filed August 8, 2003; (17) Richardson Electronics vs. Imaging3, Inc. and Dean Janes, Los Angeles County Superior Court case number 02T04018, filed November 12, 2002; (18) Stonebridge Leasing Co. vs. Imaging Services, Inc. and Dean Janes, Chester County (Pennsylvania) Court of Common Pleas docket number 03-02293, filed March 19, 2003; (19) Surgery Center LLC (Ambulatory Surgical Center), et al. vs. Imaging Services, Inc., Imaging3, Inc. Los Angeles Superior Court (Glendale/Burbank) case number EC037887, filed October 20, 2003; (20) Toms River Surgery Center, LLC vs. Imaging3, Inc., Los Angeles Superior Court case number BC288311, filed January 9, 2003; (21) Veterinary Management Services, Inc. v. Imaging Services, Inc., Colorado case number 01-CV-001419, filed on May 25, 2002; (22) Wayne LeBleu & Associates vs. Imaging3, Inc., Vermilion Parish, Louisiana case #20407239, filed April 8, 2004; (23) GE Capital Financial Leasing vs. Imaging3, Inc., was filed in Small Claims Court in St. Paul, Minnesota (no case number is known), this action was initiated February 1, 2005; (24) Arkansas Medical Imaging, LLC v. Imaging3, Inc., Superior Court, Los Angeles, CA, case no. EC034969, filed July 25, 2005; (25) Peach Tree Clinic vs. Imaging3, Inc., California Superior Court, Yuba County Case No. 05-0000418, filed May 26, 2005;
(26) Fairfield Pain Management Center, Inc., d/b/a The Pain Care Center vs. Imaging3, Inc., U.S. District Court, Central District of California Case No. CV05-4503-R(RZx), filed June 21, 2005; and (27) North Surgery Center, L.P. vs. Imaging3, Inc., Circuit Court of Tennessee, Thirtieth Judicial District at Memphis Case No. C7-003920-05, filed July 22, 2005.

      The status or resolution of the above cases is as follows:

      1. The Center for Physical Medicine action was handled by local counsel in Alabama, and was resolved, we are advised, in February 2003.

      2. The Covington Anesthesia Assoc. matter resulted in a judgment in favor of the plaintiff in the amount of $7,654.34 principal, plus attorneys' fees, court costs, and interest in October 2003; a California judgment was entered in the Los Angeles Superior Court in September, 2004 in the amount of $11,227.19 (Los Angeles Superior Court case #04C01792). We had accrued $11,227.19 on its financial statements. Nothing new has occurred in this case since September 2004. The judgment is still outstanding and unpaid.


      3. The DeLage Landen case sought $16,619.27 plus interest from June 1, 2003 and attorneys' fees; recently-concluded negotiation have resulted in a settlement. We have accrued $13,500 on its financial statements. This case was about leased equipment damaged in the fire which was not covered or added as a loss leader to our policy as other equipment was. These payments have been made, (approximately $6,000 as of September 1, 2005), and we continue to remain current on these payments.


      4. The DLW case sought more than $46,100.00 plus attorneys' fees and litigation costs from the Company and individuals affiliated with it; on April 20, 2004, the Company's Motion to Compel Arbitration was granted, and the action was stayed pending completion of the arbitration, which has not been set. This case is about a disputed consulting agreement and the services to be provided and the cost of those services. Nothing new has occurred in this case since April 20, 2004.

      5. The Dove case in Texas, on January 23, 2004, resulted in a judgment against the Company and Dean Janes in the amount of $17,100.00, plus interest from January 23, 2004 at 5% per annum, plus attorneys' fees of $5,500.00, and costs of court. We have accrued $23,403.46 on our financial statements. This case developed after the fire when we were unable to repay monies allegedly owed to Mr. Dove as well as unusually high usury charges. Nothing new has occurred in this case since January 23, 2004, the judgment is still outstanding and unpaid.

      6. The Executive Car Leasing action seeks $14,901.73 plus collection costs and fees against the Company. The Company answered the complaint and asserted a number of affirmative defenses. We have accrued $14,901.73 on our financial statement. This case is a dispute in the value of a corporate car after lease expiration. Nothing new has developed in this case since our answer to the complaint.


      7. The Federal Express action sought $16,217.90 against the Company and was scheduled for trial in February 2005. The case was settled for $3,500 in February 2005. We accrued $13,037.49 on our financial statements as of December 31, 2004. We recognized gain on settlement of debt of $9,537.49 in the first quarter of 2005. This action was settled by payment in June 2005.

      8. The Ford Motor Credit action seeks $8,772.46 against Dean Janes, individually; a summary judgment motion filed by the plaintiff was denied on November 5, 2004. This was a company car lease guaranteed personally by Dean Janes. This case was settled in May 2005 for $5,000 with 25 monthly payments of $200.00 until May 2007. These payments continue to be made with approximately $1,000 paid as of September 1, 2005.

      9. The ISOL case was dismissed (without payment by the Company) on or about December 30, 2002.


      10. The Medical Equipment Locator case sought $12,263.00 plus litigation costs, and was settled by an agreement to pay $1,000.00 by March 15, 2004 and subsequent monthly payments of $500.00 through June 15, 2005. We accrued $2,500 on our financial statements. We paid off this matter in June 2005. This case involved unpaid invoices and our inability to pay these invoices after the fire.

      11. The Medstone case was an invoice payment case, Imaging3 claimed Medstone did not provide the products as ordered as a key reason for non-payment. The Medstone action was resolved by settlement on February 18, 2003 for $155,000.00 with interest at 8% per annum, and the Company is making monthly payments of $5,000.00 toward the remaining balance, which payments were to increase to $10,000.00 per month on March 1, 2004, until paid. As of June 30, 2005, the Company owed a balance of $10,000.00. This balance was paid in full as of August 2005.

      12. The Medison action, initiated on or about April 28, 2004 and sent to the Company some time thereafter was submitted, by the claimants, to the Korean Commercial Arbitration Board, and it awarded $515,000 plus interest from March 1, 2002 against us. We received a summons to respond on April 15, 2005 to the United States District Court, Central District of California, case #CVF05-2806 FMC (AJWx), from SEUNG WOO LEE and GIL SOO RYU as co-receivers for Medison in an attempt to confirm their Judgment received from the Korean Arbitration Board. We responded with a cross complaint on May 25, 2005, and we are defending against the Judgment and seeking damages of our own. This case is a dispute for invoice payment and issues with the quality of the products provided by Medison.

      Units shipped to Imaging3 were damaged in the fire but not covered by the insurance proceeds. These units had serious deficiencies, issues with the FDA and U.S. customs. Medison has since been in Bankruptcy since 2002 and the receivers of the corporation are suing to be paid, however it is Imaging3's position that these systems and earlier systems purchased from Medison had serious deficiencies and problems causing more financial damage to Imaging3 than the invoice amounts being sought by Medison. We accrued $617,021.05 in litigation liability on our financial statements for this matter. No trial date has been set for this action.

      13. The Modern Printing action was settled in October, 2003, with the Company agreeing to make four monthly installments of $2,000.00 each, with a total of $16,000.00 due (less payments made) in the event of a default. We accrued $12,593.80 on our financial statements. This amount was paid off in full as of June 30, 2005.

      14. The NAI case was an invoice case created by the financial damage caused by the fire. Both parties attempted to work a payment plan, but ultimately a lawsuit was filed. The NAI action was settled in February 2004, pursuant to which the Company agreed to pay $6,153.85 each month, commencing on April 1, 2004, until the total sum of $80,000.00 has been paid. This action was paid off in full in April, 2005.


      15. The Pain Relief Centers action was resolved by settlement and was dismissed in January 2003.


      16. The Plaintiff in the Skagit County case sought $43,198.00 plus punitive damages, interest, costs and attorneys' fees. The Skagit County action has been settled, through the Company's agreement to pay a total of $32,398.50, plus interest at 5% per annum within 24 months. An initial payment of $2,000.00 was paid on July 9, 2004, and the company agreed to make additional monthly payments of $1,000.00 per month, commencing on August 9, 2004, with a final balloon payment at the end of the 24th month to satisfy the $32,398.50 amount. We accrued $25,398.50 on our financial statements and have paid approximately $13,000 as of September 1, 2005. This case involved our inability to deliver equipment ordered prior to the fire.

      17. The Richardson Electronics case was settled by stipulation in September, 2003 for an agreed judgment of $13,420.61 (plus costs, attorneys' fees and interest), which judgment amount would be stayed so long as the Company paid a total of $3,000.00 in monthly installments through February 2004. This settlement amount has been paid in full.


      18. The Stonebridge Leasing case resulted in a Pennsylvania judgment in the amount of $25,698.23 in July, 2003. We accrued $25,698.23 on the financial statements. This case involved leased equipment destroyed in the fire with no insurance policy coverage. Nothing new has occurred with this case. The judgment remains outstanding and unpaid.

      19. The Surgery Center LLC action seeks $75,500.00 plus collection costs. A settlement was reached requiring periodic payments by the Company. We accrued $40,000 on the financial statements. This case involved a dispute arising from the satisfaction of a product that was delivered and subsequently returned to Imaging3. We have since settled this lawsuit for payments of $1,000 a month for 40 months from March of 2005 to be completed in July of 2008. We continue to be current with these payments. We have paid approximately $6,000 on this case as of September 1, 2005.


      20. The Toms River Surgery case was an issue of our inability to timely provide equipment ordered shortly before the fire. The damage to Imaging3's inventory and finances caused by the fire created this issue. The Toms River Surgery case sought $192,604.00 plus punitive damages, attorneys' fees and costs of collection, and was settled in June 2004, with the Company's agreement to pay Toms River $88,000.00 plus interest at 6% per annum from June 1, 2004 until the date of full payment, which is to be made no later than January 1, 2006. We accrued $93,280 on the financial statements. This case involved our inability to deliver equipment ordered prior to the fire. We are current since no payment is due until January 1, 2006.

      21. The Veterinary Management Services case was related to performance of products and services. This action alleged damages due to non-performance of our equipment and our inability to replace the equipment or the value. The serious disruption caused by the fire which had occurred in very near time proximity to the equipment delivery was a key factor in our performance problems. The Company employed Colorado counsel as attorneys of record in the Veterinary Management
Services case; local counsel withdrew in or about September, 2002. The Veterinary Management Services case was scheduled to go to trial on November 24, 2003, and resulted in a default judgment against the Company in the amount of $382,900.73. This judgment was then entered as a sister-state judgment in California in the amount of $382,900.73 (Los Angeles Superior Court case # BS091681); we have filed a Motion to Vacate this entry of judgment, which motion was denied on October 28, 2004. We have not resolved this judgment as of date hereof, and it could materially impair our ability to continue in business. The plaintiffs' claimed damages due to defective products replacement costs, lease payments, and lost income, and attorneys' fees. We have accrued $316,064.16 on its financial statements. We intend to attempt to appeal this judgment and hope to negotiate a possible settlement.

      22. The Wayne LeBleu & Assoc. vs. Imaging3 case resulted in a default judgment of $4,010.16 on June 7, 2004, and, in September 2004 was entered as a judgment in California in the amount of $5,540.74 (Los Angeles Superior Court case #04C01777). We accrued $5,540.74 on our financial statements. This case involved a dispute over invoices for services provided for Imaging3 and their amounts. Nothing new has occurred with this case. The judgment remains outstanding and unpaid.


      23. The GE Capital Financial Leasing vs. Imaging3 case resulted in a mutual settlement of $2,918.60 on February 7, 2005. We agreed to pay 4 monthly payments of $729.65 with the first payment starting on the last day of February 2005. We accrued $2,918.60 on our financial statements and have paid this off completely as of June 2005.

      24. The Arkansas Medical Imaging, LLC. case against Imaging3 is pending and being defended by us in Los Angeles County Superior Court Case No. EC034969. The plaintiff is seeking $85,274 plus interest and attorneys' fees. This case involves a dispute over equipment sold to Imaging3, Inc. by Arkansas Medical Imaging and its condition received by Imaging3, Inc. This transaction occurred in December of 2003. We have substantial setoffs to their claim, including, but not limited to, restocking fees of 25%, repair of damage to equipment and general damages. We have accrued the entire amount sought by the plaintiff in our financial statements. We have answered and are defending the case. We have accrued $85,274 in our contingent liabilities for ongoing litigation in our financials for this litigation. We have answered and are defending the case.

      25. The Peach Tree Clinic case against Imaging3 was filed in the Superior Court of the State of California, County of Yuba Case No. 05-0000418. The plaintiff is seeking relief of $30,364 plus interest and attorneys' fees. We were awarded Change of Venue to Los Angeles Superior Court and Attorneys fees of $761.30 in July 2005. This case involves a dispute over monies paid us as a deposit for equipment and Peach Tree Clinics cancellation of equipment ordered. We believe we have substantial offsets to their claim, including, but not limited to, a 25% restocking fee, deposits for special order equipment and general damages. We have accrued the entire amount sought by the plaintiff in our financial statements. We will continue to defend against this case if and when it is re-filed in the correct venue. We have accrued $30,364 to our contingent liabilities for ongoing litigation in our financials for this litigation.

      26. The Fairfield Pain Management Center, Inc. case is pending and being defended by us in the United States District Court, Central District of California Case No. CV05-4503-R(RZx). The plaintiff in this case is seeking relief of $142,500 plus interest and attorneys' fees. This case involves a dispute over monies paid us as a deposit for equipment and Fairfield's cancellation of equipment order. We believe we have substantial offsets to their claim, including, but not limited to, a 25% restocking fee and general damages. We have accrued the entire amount sought by the plaintiff in our financial statements. We continue to defend against this case and have accrued $142,500 in our contingent liabilities for ongoing litigation in our financials for this litigation.

      27. The Northern Surgery Center, L.P. case was filed on July 22, 2005, case number C7-003920-05 in the Circuit Court of Tennessee, Thirtieth Judicial District at Memphis. The plaintiff in this case is seeking relief of $33,500 plus interest and attorneys' fees. This case involves a dispute over monies paid to us as a deposit for equipment and Northern Surgery Center's cancellation of its order. We are currently preparing to file a change of venue motion for this case. We believe we have substantial offsets to the plaintiff's claim, including, but not limited to, a 25% restocking fee and general damages. We have accrued the entire amount sought by the plaintiff in our financial statements. We continue to defend against this case. Since we received this complaint on August 18, 2005, we recently accrued $33,500 in our contingent liabilities for ongoing litigation.

      We have accrued $1,610,524 for on-going unresolved litigation claims, settlements agreed to be, but not yet, paid in full and judgments. On unsettled matters and judgments we accrue the entire original claim amount. We are making payments on settlements from loans or cash flows.

      We have settled $446,079 in litigation by payments or agreements to pay since January 2004, and we have paid $280,769 on such settlements in such time period.

      On judgments, we paid a total of $186,141.85 in 2004 and $92,038 as of September 1, 2005. We believe, based on our review and consultation with outside legal counsel, that the ultimate resolution of the outstanding litigation will not have a material adverse effect on our financial position or results of operations, except that the Veterinary Management Services, Inc. judgment and the Medison action (Korea) may be material impediments to our ongoing operations and future capital raising.

SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

      We have not submitted matters to security holders in the past year.

                                 CAPITALIZATION
                                                            Amount of shares
                                                            outstanding as of
                                                            September 1, 2005
                                                            --------------------
      STOCKHOLDER'S DEFICIT
      Common Stock, no par value,
      500,000,000 shares authorized (1)                     168,840,000*

      Paid in Capital 168,840,000* shares outstanding

      Accumulated deficit                                   (4,377,459)

      TOTAL SHAREHOLDER'S (DEFICIT)                         (2,429,584)

      *168,840,000 as of September 1, 2005


(1) Does not include up to 16,000,000 shares reserved for issuance pursuant to an Incentive Stock Option Plan. See "Management: Stock Option Plans."

                                 USE OF PROCEEDS

      We will not receive any of the proceeds of the sale of 70,440,000 shares by selling shareholders.

                        DIRECTORS AND EXECUTIVE OFFICERS
                      AND SIGNIFICANT MEMBERS OF MANAGEMENT

      (a) The following table furnishes the information concerning our directors and officers as of the date of this report. The directors of the Registrant are elected every year and serve until their successors are elected and qualify.

Name                    Position Held                         Tenure
--------------------------------------------------------------------------------
Dean Janes              Chairman and CEO                      Annual since 1993

Christopher Sohn        Director, President & COO             Annual since 2000

Xavier Aguilera         Secretary/Treasurer                   Annual since 1999
                        Senior Vice President &
                        CFO

Michele Janes           Vice President-                       Annual since 1993
                        Administration

      The following table sets forth the portion of their time the directors devote to our Company:

Dean Janes                100%               Christopher Sohn         100%
Xavier Aguilera           100%               Michele Janes            5%

      The term of office for each director is one (1) year, or until his/her successor is elected at our Company annual meeting and is qualified. The term of office for each of the officers is at the pleasure of the Board of Directors.

      (b) Identification of Certain Significant Employees.

      Our success depends on the performance of our officers and key employees. They are Dean Janes, Christopher Sohn, Xavier Aguilera, and Michele Janes. Members of our management team have worked together for four years. We do not have "key person" life insurance policies on any of our employees nor do we have employment agreements for fixed terms with any of our employees. Any of our employees, including any member of our management team, may terminate his or her employment with us at any time. Given our early stage of development, we depend on our ability to retain and motivate high quality personnel, especially our management. Our future success also depends on our continuing ability to identify, hire, train and retain highly qualified technical, sales, marketing and customer service personnel. Moreover, the industry in which we compete has a high level of employee mobility and aggressive recruiting of skilled personnel. We may be unable to continue to employ our key personnel or to attract and retain qualified personnel in the future. We face intense competition for qualified personnel, particularly in software development, qualified personnel and product support. Please see "Management."

      (c) Family Relationships. Dean Janes and Michele Janes are husband and wife.

      (d) Business Experience.

      The following is a brief account of the business experience during the past five years of each of our directors and executive officers, including principal occupations and employment during that period and the name and principal business of any corporation or other organization in which such occupation and employment were carried on.

      Dean Janes. Mr. Janes, age 40, is the Chairman and Chief Executive Officer of the Company. Mr. Janes founded Imaging Services, Inc. in October of 1993 which changed its name to Imaging3, Inc in 2002. Mr. Janes was the President and CEO of Imaging Services, Inc. from 1993 to 2001, his responsibilities included business development and overseeing operations, sales and marketing, operations and finance. In 2001 Mr. Janes brought Mr. Sohn on as President and COO with Mr. Janes taking the position of Chairman and CEO, his duties remain the same with exception of directly overseeing operations and finance. Prior to working for Imaging Services, Inc., now Imaging3, Inc, Mr. Janes worked for COHR, Center for Health Resources, from 1992 to 1993 as a Senior Field Service Engineer, his job responsibilities included, technical support for junior engineers and business development of service contracts and revenues for all makes of medical imaging equipment. From 1991 to 1992, Mr. Janes worked for Toshiba American Medical Corporation, his job title was National Technical Support Engineer, his primary responsibilities were to assist Service Engineers throughout the U.S. with problems and design errors with Cath Labs and Angio Suites, being a conduit to Japan and the Service Engineers in the U.S. From 1990 to 1991 Mr. Janes worked for OEC Medical Systems, Inc as a Senior Field Service Engineer, his responsibilities were to maintain, repair and install c-arms and Urology systems in the Southern California area. From 1988 to 1990 Mr. Janes worked for Kaiser Medical Physics as an in-house X-ray Service Engineer for Kaiser Harbor City Hospital, his responsibilities were to maintain and repair medical imaging equipment within the hospital and three outlying clinics. Mr. Janes also served in the U.S. Army Reserves as a Biomedical engineer, his service was from 1983 to 1991, with a tour in the first Gulf War from December of 1990 to April of 1991. He majored in Bio-Medical Electronic Engineering at the University of Colorado Technical Institute (1984-1988). Mr. Janes is the principal inventor of Imaging3 real-time 3D medical diagnostic imaging technology. Mr. Janes is a member of MENSA.

      Christopher Sohn. Mr. Sohn, age 46, is the President and Chief Operating Officer of the Company since 2001. As a COO for Imaging3, Mr. Sohn's responsibilities include developing international sales, marketing and resourcing network, organizing and strategizing with manufacturing companies and researching new sources of products from developing countries for import into the U.S., overseeing of business operations and human resources. Prior to working for Imaging Services, Inc. now Imaging3, Inc., Mr. Sohn was President and CEO of DMI, Inc. from 1994 to 2000, As a Chief Executive Officer for an international trading company of diagnostic medical imaging system, Mr. Sohn's main responsibility was to develop business relationships and dealer networks in Central and South American markets, connecting this with the needs of Asian medical equipment manufactures as well as manufactures in the U.S. and North America. Mr. Sohn has also organized and participated in more than a dozen medical exhibitions during this period including the Hospitalar (Brazil 1995-2000), and RSNA during the same period. From 2000 to 2001 Mr. Sohn was CEO for ISOL America, Inc., his responsibilities included starting up an overseas headquarters for the parent company ISOL Korea in the U.S. as well as setting up a distribution and dealer network in the U.S., Central and South America for ISOL's products, which included MRI, Magnetic Resonance Imaging and Bone Desitometry Systems. Mr. Sohn also assisted in the companies efforts to achieve FDA and UL approval of their products as well as researching manufacturing partners for the assembly and manufacture of ISOL products within the U.S.. Mr. Sohn majored in Biochemistry and Computer Science at the University of California at Los Angeles (1978-1982).

      Xavier Aguilera. Mr. Aguilera, age 57, is the Senior Vice President/Chief Financial Officer of the Company since 1999. Mr. Aguilera's responsibilities include managing the companies finances, accounting, taxes, credit facilities and interfacing and developing new relationships with banks and other financial institutions. Prior to working for the Company Mr. Aguilera was self- employed as a consultant for Xavier Aguilera & Associates from 1997 to 1999, His responsibilities were to manage and open primary healthcare facilities throughout Southern California. He provided property management, estate planning, credit facility and Import/Export consulting for several businesses in Southern California. From 1995 to 1997 Mr. Aguilera was the Chief Administrative Officer for East Los Angeles Doctors Hospital, his responsibilities were to manage administrative personnel within the hospital, manage public relations, business development and JCAHO compliance. From 1992 to 1995, Mr. Aguilera was the Chief Executive Officer for El Centro Human Services Corporation, his responsibilities were to develop and implement a community based mental health facility consisting of eight satellite centers, he managed a $9.4 million budget and a full time staff of 240 employees. From 1990 to 1992, Mr. Aguilera was a Deputy Director/Administrator for Northeast Community Clinic, his responsibilities were to implement and administer the clinics health programs and oversee operations. From 1988 to 1990, Mr. Aguilera was self employed as a consultant for finance, management and international finance, he provided these services to banks as well as businesses throughout Southern California. From 1987 to 1988, Mr. Aguilera was Vice President of International Banking Marketing for California Commerce Bank, his responsibilities were to manage and administer a $14 million portfolio, develop new business in the Southern California with Hispanic Businesses and develop business relationships with Northern Mexico businesses and banks. From 1981 to 1987, Mr. Aguilera was an Assistant General Manager/Deputy Director for Banco Nacional de Mexico, (BANAMEX), his was responsible for $60 million in new deposits as well as new business development and management of commercial and personal lending departments. He holds a Bachelors degree in Business from California State University at Northridge
(1983) and a Certificate of Medical Management from the University of California at Los Angeles (1995).

      Michele Janes. Mrs. Janes, age 39, is the Vice President-Administration of the Company since 1993. From 1988 to 1993, Mrs. Janes was Manager of Remedy Temps Brentwood office, her responsibilities were to manage office staff, local advertising campaigns, business development and client relations. From 1986 to 1988, Mrs. Janes managed the executive secretarial pool for Arthur Young, her responsibilities were to manage approximately 50 employees. From 1982 to 1985, Mrs. Janes worked for Fortune Promo Seven as a marketing account representative, her responsibilities were to develop advertisement and marketing campaigns for, European, Middle Eastern and U.S. Companies in the Middle East. Mrs. Janes holds a Bachelors degree in Marketing from Bennett College of London (1985).


      (e) Committees of the Board of Directors

      The Board of Directors does not have a nominating committee. Therefore, the selection of persons or election to the Board of Directors was neither independently made nor negotiated at arm's length.

      Compensation Committee. Our Company established a Compensation Committee on August 31, 2003, which consists of two directors, Dean Janes and Christopher Sohn. The Compensation Committee will be responsible for reviewing general policy matters relating to compensation and benefits of directors and officers, determining the total compensation of our officers and directors.

      Audit Committee. On August 31, 2003, the Board of Directors established an Audit Committee, which consists of two directors, Xavier Aguilera and Michele Janes. The Audit Committee will be charged with recommending the engagement of independent accountants to audit Company financial statements, discussing the scope and results of the audit with the independent accountants, reviewing the functions of our Company management and independent accountants pertaining to our financial statements and performing other related duties and functions as are deemed appropriate by the Audit Committee and the Board of Directors.

      (f) Resolution of conflicts of interest

      As mentioned earlier, some of our officers and directors will not always devote 100% of their time to the affairs of our Company. There will be occasions when the time requirements of our business conflict with the demands of their other business and investment activities. Such conflict may require that we attempt to employ additional personnel. There is no assurance that the services of such persons will be available or that they can be obtained upon terms favorable to our Company.

      There is no procedure in place which would allow our officers or directors to resolve potential conflicts in an arms-length fashion. Accordingly, they will be required to use their discretion to resolve them in a manner which they consider appropriate.

      We have no procedure in place with regard to any intellectual property that an officer or director might develop in another business. The policy and the expectation is that, if it is related to the business of our company, it belongs to our company. Although our officers and directors have indicated that they are not involved in any intellectual property development (IP) outside of our company, our position would be that, if it is not related to our company's business, we would not assert any ownership claim to such IP.

      We know of no apparent conflict with any other business or venture in which any employee officer or director may be involved. All of the officers and directors have indicated that they have no business interests in any business, supplier, subcontractor, or sales entity that directly or indirectly competes with our company.

EXECUTIVE COMPENSATION

(a) Officers' Compensation.

      We paid compensation for all services provided up to December 31, 2004 (1) to each of the executive officers and (2) to all officers as a group as follows.

                                     SUMMARY COMPENSATION TABLE OF EXECUTIVES
                                                                   -----------------------------------------------------
                                       Cash Compensation                             Security Grants
                               ----------------------------------- -----------------------------------------------------
                                                       Annual      Restricted   Securities                               All
                                                       Compen-     Stock        Underlying    Long Term        LTIP      Other
Name and                                               sation      Awards       Options/      Compensation/    Pay-      Compen-
Principal Position     Year     Salary          Bonus  /Other ($)  (Shares)     SARs (#)      Options          ments     sation
------------------------------------------------------------------------------------------------------------------------------------
Dean Janes,           2004    144,000          0      0           0            0             0                0         0
   CEO, Chairman      2003    144,000 (2)      0      0           0            0             0                0         0
                      2002    137,208,85 (1)   0      0           0            0             0                0         0
                      2001    100,000          0      0           0            0             0                0         0
                      2000    100,000          0      0           0            0             0                0         0
                      1999    100,000          0      0           0            0             0                0         0

-----------------------------------------------------------------------------------------------------------------------------------
Christopher Sohn,     2004    110,000          0      0           0            0             0                0         0
     President & COO  2003    110,000          0      0           0            0             0                0         0
                      2002    110,000          0      0           0            0             0                0         0
                      2001    110,000          0      0           0            0             0                0         0
                      2000    110,000          0      0           0            0             0                0         0

-----------------------------------------------------------------------------------------------------------------------------------
Xavier Aguilera,      2004    95,000           0      0           0            0             0                0         0
     Secretary/       2003    95,000           0      0           0            0             0                0         0
     Treasurer,       2002    95,000           0      0           0            0             0                0         0
     Executive        2001    95,000           0      0           0            0             0                0         0
     Vice President,  2000    95,000           0      0           0            0             0                0         0
     & CEO            1999    95,000           0      0           0            0             0                0         0

-----------------------------------------------------------------------------------------------------------------------------------
Michele Janes,        2004    35,000           0      0           0            0             0                0         0
     Vice President   2003    35,000           0      0           0            0             0                0         0
     - Administration 2002    35,000           0      0           0            0             0                0         0
                      2001    35,000           0      0           0            0             0                0         0
                      2000    35,000           0      0           0            0             0                0         0
                      1999    35,000           0      0           0            0             0                0         0

-----------------------------------------------------------------------------------------------------------------------------------
Officers as a Group   2004    340,000          0      0           0            0             0                0         0
                      2003    340,000          0      0           0            0             0                0         0
                      2002    340,000          0      0           0            0             0                0         0
                      2001    340,000          0      0           0            0             0                0         0
                      2000    340,000          0      0           0            0             0                0         0
                      1999    340,000          0      0           0            0             0                0         0

-----------------------------------------------------------------------------------------------------------------------------------

      We have made no Option/SAR grants or exercises in the last fiscal year reportable under Reg. S-B, 402(c) or (d).

      All officers serve at will without employment contracts except that Dean Janes is employed under a Consulting Agreement under which the Company pays Mr. Janes $12,000 per month until either party terminates the Agreement on 30 days written notice.

      (1) Fee paid in 2002 for services previously rendered as required in Mr. Janes' Consulting Agreement.

      (2) Pursuant to Consulting Agreement.

(b) Directors' Compensation

      Directors who are also officers of our Company receive no cash compensation for services as a director. However, the directors will be reimbursed for out-of-pocket expenses incurred in connection with attendance at board and committee meetings. We have not granted any options to directors under Stock Incentive Plan as adopted.

                     SUMMARY COMPENSATION TABLE OF DIRECTORS
             (excludes compensation shown in Executives Table above)

      None

      We have made been no Option/SAR grants or exercises in the last fiscal year reportable under Reg. S-B, 402(c) or (d).

      Termination of Employment and Change of Control Arrangements:

      None.

Stock purchase options:

      None

STOCK OPTION PLAN


      We have a Stock Option Plan for employees administered by the Board as the compensation committee and have reserved 16,000,000 shares for use therein. No options have been priced, or awarded to anyone as of September 1, 2005, and the terms of price, exercise date and award conditions have not been determined.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      Section 16(a) of the Securities Exchange Act of 1934, as amended (The "Exchange Act"), requires our officers and directors, and persons who own more than 10% of a registered class of the its equity securities, to file reports of ownership and changes in ownership of our Company equity securities with the Securities and Exchange Commission and NASDAQ. Officers, directors and greater-than 10% shareholders are required by the Securities and Exchange Commission regulation to furnish to our Company with copies of all Section 16(a) that they file.


      (a) Beneficial owners of five percent (5%) or greater, of our common stock: The following sets forth information with respect to ownership by holders who are not officers or directors of more than five percent (5%) of its common stock known by our Company based upon 168,840,000 shares outstanding at September 1, 2005.


Title of              Name and Address                  Amount of                 Percent of
Class                 of Beneficial Owner               Beneficial Interest       Class
---------------------------------------------------------------------------------------------
None

      (b) The following sets forth information with respect to our common stock beneficially owned by each Officer and Director, and by all Directors and Officers as a group at September 1, 2005.


Title of              Name and Address                  Amount of                 Percent of
Class                 of Beneficial Owner               Beneficial Interest       Class
--------------------------------------------------------------------------------------------
Common                Dean Janes (1)                    69,000,000                40.87%
Stock                 (includes shares owned by wife,
                      Michele Janes)
                      c/o Imaging 3, Inc.
                      3200 W. Valhalla Drive
                      Burbank, CA 91505

Common                Christopher Sohn (2)              23,000,000                13.62%
Stock                 c/o Imaging 3, Inc.
                      3200 W. Valhalla Drive
                      Burbank, CA 91505

Common                Xavier Aguilera (3)                  400,000                  .24%
Stock                 c/o Imaging 3, Inc.
                      3200 W. Valhalla Drive
                      Burbank, CA 91505

Total for officers and directors
as a group (3 persons)                                  92,400,000                54.73%

      (1) Dean Janes is Chairman and Chief Executive officer of the Company.
      (2) Christopher Sohn is a Director and Chief Operating Officer of the Company.
      (3)  Xavier  Aguilera  is  Secretary/Treasurer,   Director,   Senior  Vice
President, and Chief Financial Officer of the Company.

      Each principal shareholder has sole investment power and sole voting power over the shares except when husband and wife share it.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


      Dean Janes, our founder and officer and director, received all of his stock (69,000,000 shares) for his services contributed as found in 1993, and no value was assigned thereto. Michele Janes, his wife, is a Director and officer.

      Christopher Sohn, officer and Director, acquired his shares, 23,000,000, for a purchase of $100,000.

      Xavier Aguilera, officer and Director, received his shares, 400,000, as consideration for becoming an officer and director.

      Mr. Janes our president, a director, and principal shareholder, was the owner of the principal building facility that we currently occupy and lease for 10,000 square feet until October 2004 when he sold it. We rented our facility at $7,000 per month on a 25 year lease, but it is now from a non-affiliate and rented on a five year lease for $10,070 per month. We have paid $203,000 total through October 2004 to Mr. Janes under the lease with him.


      Dean Janes and Michele Janes are husband and wife.

      Mr. Janes, President, Director, and principal shareholder, had owed the Company $143,752.88 in 2003 for advances for litigation expenses and other matters, which was credited against his annual consulting agreement of $144,000 in 2004.


      Mr. Janes, President and Director and principal shareholder, loaned the Company $250,000 on August 24, 2004 for capital, evidenced by a note due on demand bearing 6% interest and secured by the prior Pledge Agreement.

      Mr. Janes has loaned an additional $375,000 to the Company on April 24, 2005, evidenced by a note due on demand bearing no interest and secured by the prior Pledge Agreement. The company and Mr. Janes treat this note as a revolving loan.

      Payments against the $250,000 note in 2004 were $245,014 leaving a balance at year- end 2004 of $4,986. The $250,000 Note bears 6% interest, payable on demand and is secured by a Pledge Agreement. The Company and Mr. Janes treat this as a revolving loan. During the quarter ended March 31, 2005 the company had drawn from the revolving $250,000 note a total of $248,014. The balance owed to Mr. Janes during the period ended March 31, 2005 was $289,937 of which $36,000 consists of three months unpaid consulting fees of $12,000 per month, plus the year end balance owed on the note as of December 31, 2004 of $4,986. We have paid Mr. Janes payments on the notes at various times. As of September 1, 2005 the net total payments in 2005 have been $195,876. Our outstanding balance on these notes was $429,124 at September 1, 2005. The total balance due to officer in our financial statements as of September 1, 2005 is $531,861. Of this amount, $429,124 is the balance of the notes, $72,000 is the balance of unpaid consulting fees and approximately $30,000 is unpaid expenses due to Mr. Janes.

      As a part of restructuring in 2001, the Company entered into a purchase agreement with a former shareholder to buyout all his interest and ownership for $50,000. This amount is interest free, due on demand and unsecured. The outstanding balance was $40,000 as of December 31, 2004.

      Mr. Janes is employed pursuant to a Consulting Agreement for $12,000 per month plus expenses. The Agreement is terminable by either party on 30 days written notice. He was paid $144,000 each year in 2003 and 2004 under such Consulting Agreement. There are no other material terms of the Agreement.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

      Kabani & Company, Inc. completed the audit of the balance sheets as of December 31, 2002, 2003, and 2004 and the related statements of operations, stockholders' equity and cash flows for the years ended December 31, 2002, 2003, and 2004. In connection with these audits, no disagreement exists with any former Accountant on any matter of accounting principles or practices, financial statements disclosure, or auditing scope of procedure, which disagreement, if not resolved to the satisfaction of the former Accountant, would have caused the Accountant to make reference in connection with his report to the subject matter of the disagreement(s).

                            DESCRIPTION OF SECURITIES

COMMON STOCK

      Our Articles of Incorporation (as amended) authorize the issuance of 500,000,000 shares of common stock at no par value. Each record holder of common stock is entitled to one vote for each share held on all matters properly submitted to the stockholders for their vote. Cumulative voting for the election of directors is not permitted by the Articles of Incorporation.

      Our shareholders are entitled to dividends as may be declared from time to time by the Board of Directors out of legally available funds; and, in the event of liquidation, dissolution or winding up of our affairs, holders are entitled to receive, ratably our net assets after distribution is made to our creditors. Our shareholders have no preemptive, conversion or redemptive rights. All of our issued and outstanding shares of common stock are duly authorized, validly issued, fully paid, and nonassessable. To the extent that additional shares of our common stock are issued in the future, the relative interests of then existing stockholders will be diluted.

      We have 168,840,000 common shares issued and outstanding.

      The number of shares  described  reflects two forward  splits,  as well as
additional  shares  issued  to  adjust  the  shareholders'   positions  for  the
subsequent issue of shares to others at a much lower price.

      In late 2003, the Company needed to raise more capital, and, in order to do so, it determined that it could not do so at a price comparable to its prior private placement at $1.00 and $2.50 per share. In order to treat prior investors fairly and not dilute them excessively in the new capital placement, the Company adjusted their share holding by issuing new shares to such prior investors as if they had purchased at the same price as the proposed new offering which was made at $.025 per share

      Since 2001, Imaging3 has undertaken three private placement offerings as follows:

First Offering

      The first offering began in 2001 and ended on March 31, 2002. A total of three investors purchased 35,000 shares at $2.50/share for a total of $87,500. Subsequently, one of the shareholders transferred shares to another shareholder from the first offering, leaving the Company with a total of two remaining shareholders from the first offering.

      Prior to the second offering, the Company authorized a forward stock split of one share for 1.15 shares (1:1.15). As a result of the forward stock split, shares held by shareholders from the first offering increased from 35,000 to 40,250.

      Because the first offering was priced at $2.50/share, and the second offering was priced at $1.00/share, shareholders from the first offering were issued an additional 60,375 shares to compensate for the difference in the price per share paid by the investors in the first two offerings. After this adjustment, shareholders from the first offering held a total of 100,625 shares [40,250 x (2.50/1.00]).

      There was another forward split of shares on September 30, 2003, authorizing to forward split the Company's common stock at the ratio of 1:8 shares, resulting in a total of 805,000 shares for the three (3) investors (100,625 x 8 = 805,000).

      Subsequently in 2003, the Company issued 4 shares for every share held by these shareholders to compensate the shareholders for the subsequent issue of shares to those who invested in the third private placement at a lower price. As a result, a total of 3,220,000 shares of common stock were additionally issued to first and second private placement shareholders. After this issuance, the three (3) first round investors (who contributed $100,625) held a total of 4,025,000 shares (805,000 + 3,220,000) at an effective price per share of $0.025.

Second Offering

      The second offering began on November 2, 2002 and ended on October 20, 2003.

      New investors in the second offering purchased a total of 295,700 shares at $1.00/share for a total of $295,700.

Subsequent Adjustment

      The forward split of shares on September 30, 2003, forward splitting the Company's common stock at the ratio of 1:8 shares resulted in a total of 2,366,600 shares for the second round investors (295,700 x 8 = 2,365,600).

      Subsequently in 2003, the Company issued 4 shares for every share held by these second round shareholders to compensate the shareholders for the subsequent issue of shares to those who invested in the third private placement at a lower price. As a result, a total of 9,462,400 shares of common stock were additionally issued to these shareholders. After this issuance, the second round investors (who contributed $295,700) held a total of 11,828,000 shares (2,365,600 + 9,462,400) at an effective price per share of $0.025.

      The following table discloses the first and second round investors who received anti- dilution shares due to a lower price of shares issued in the third equity round.

             Shareholder Name                   Original Purchase Original Shares  Additional Shares     Total Shares
                                                       Amount      (post split)    (post-split)Total     (post-split)
                                                                                   Shares (post-split)
-------------------------------------------------------------------------------------------------------------------
First Round Investors
Boo Za Cho                                            $37,500             138,000        1,587,000        1,725,000
16429 Westbrook Lane
Cerritos, CA 90703

James Lee                                             $50,000             184,000        2,116,000        2,300,000
14002 Avenida Espan
La Mirada, CA 90638
-------------------------------------------------------------------------------------------------------------------
                                                      $87,500             322,000        3,703,000        4,025,000


Second Round Investors
----------------------
Andrew & Paula Heggie                                 $30,000             240,000          960,000        1,200,000
5 View Street
Woolwich, Sydney NSW
Australia 2110

Branko & Maria Barbic                                  $5,000              40,000          160,000          200,000
6334 Riverton Ave.
North Hollywood, CA 91606

Brian & Caroline Battaglia                            $12,500             100,000          400,000          500,000
9271 Dewey Drive
Garden Grove, CA 92841

Carl G. & Audrey C. Johnson                            $1,000               8,000           32,000           40,000
502 Dahlia Drive
Brentwood, TN 37027

Dane & Nancy Medley                                    $2,000              16,000           64,000           80,000
7408 E. Windlawn Way
Parker, CO 80134

David Ashley Kraus & Jane Michelle Kraus
9901 Maupin Road
Brentwood, TN 37027

Deborah C. Cole Van der Touw                          $25,000             200,000          800,000        1,000,000
P.O. Box 875
Nolensville, TN 37134

Delaware Charter Trust, FBO Charlene Testa            $25,000             200,000          800,000        1,000,000
848 North Avon Street
Burbank, CA 91505

Denise G. Hoffman                                      $1,000               8,000           32,000           40,000
15642 Greenstone Circle
Parker, CO 80134

Gary D. & S. Denise Imhoff                             $1,000               8,000           32,000           40,000
38918 FM 2979
Hempstead, TX 77445

Jonathan E. Boatwright                                 $1,000               8,000           32,000           40,000
1416 Clairmonte Circle
Franklin, TN 37064

Marco Daniel Santos                                    $5,000              40,000          160,000          200,000
933 N. Naomi Street
Burbank, CA 91505

Margreet Korpershoek                                  $10,000              80,000          320,000          400,000
Recompensakpark 28
Willemstad
Curacao

Mario Barbic                                           $7,500              60,000          240,000          300,000
6334 Riverton Ave.
North Hollywood, CA 91606

R.M. Verhoff                                           $5,700              45,600          182,400          228,000
Schrpenberg 8a
7381 AH Klarenbeek
NL

Richard P. Chao & Grace A. Chao                        $5,000              40,000          160,000          200,000
2127 Rimcrest Drive
Glendale, CA 91207

Richard Pavese                                        $25,000             200,000          800,000        1,000,000
6008 E. Sage Drive
Scottsdale, AZ 85253

Robert D. Bledsoe                                      $2,000              16,000           64,000           80,000
221 Cedar Grove Drive
Byhalia, MS 38611

Sandra L. Workman and Mark D. Workman                  $5,000              40,000          160,000          200,000
328 Baronswood Drive
Nolensville, TN 37135

Steven Van der Touw                                    $1,000               8,000           32,000           40,000
Rusanova 2a
10000 Zagreb
Croatia

Sunshine Anesthesia Pension-Profit Trust              $50,000             400,000        1,600,000        2,000,000
39510 Paseo Padre Pkwy #350
Femont, CA 94538

Trust of Frances Bush-Ruggeri                          $5,000              40,000          160,000          200,000
215 N. Buena Vista Street
Burbank, CA 91507

W. Clauson & M. Schuchard Trustee's for               $20,000             160,000          640,000          800,000
Clauson Family Trust......4.23.93
39510 Paseo Padre Pkwy #350
Fremont, CA 94538

Wilfried A.E. Pieters                                 $50,000             400,000        1,600,000        2,000,000
Heestenweg 35G
B-222 Itegem
Belgium
-------------------------------------------------------------------------------------------------------------------
                                                     $295,700           2,365,600        9,462,400       11,828,000

Third Offering
--------------

Imaging3 - 2002 Year End
Name                                                   Shares                Purchase Amount           Purchase Date

James Lee                                                   57,500                   $57,500              10/8/2001
14002 Avenida Espana
La Mirada, CA 90638

Mrs. Boo Za Cho                                             43,125                   $43,125              10/8/2001
16429 Westbrook Lane
Cerritos, CA 90703

Richard Pavese                                              25,000                   $25,000             12/23/2002
6008 East Sage Drive
Scottsdale, AZ 85253
                                             -----------------------------------------------
                                                           125,625                  $125,625                  $1.00

Christopher Sohn                                         2,875,000                   FOUNDER               7/1/2000
12915 Berhamsted Street
Cerritos, CA 90703

Corporate Strategies, Inc.                                 400,000                   FOUNDER              6/30/2002
5662 Calle Real, #115
Goleta, CA 93117

Dean Janes                                               8,625,000                   FOUNDER              10/1/1993
704 S. Sunset Cyn Road
Burbank, CA 91501

William E. Beifuss Jr. & Alice Biefuss                     400,000                   FOUNDER              6/30/2002
9308 NE South Drive
Bainbridge Island, WA 98110
                                             ---------------------
                                                        12,300,000

Total                                                   12,425,625
                                                        ==========

Imaging3 - 2003 Year End
Name                                                       Shares             Purchase Amount          Purchase Date

Andrew & Paula Heggie                                          1,200,000               30,000             7/31/2003
5 View Street
Woolwich, Sydney NSW
AUS 2110

Branko & Maria Barbic                                            200,000               $5,000              8/6/2003
6334 Riverton Ave
North Hollywood, CA 91606

Branko & Maria Barbic                                            500,000              $12,500            12/27/2003
6334 Riverton Ave
North Hollywood, CA 91606

Brett Cohen                                                      200,000               $5,000            12/17/2003
220 S. Clark Drive
Beverly Hills, CA 90211

Brian & Caroline Battaglia                                     1,000,000              $25,000            12/18/2003
9271 Dewey Drive
Garden Grove, CA 92841

Carl G. & Audrey C. Johnson                                       40,000               $1,000              8/4/2003
502 Dahlia Drive
Brentwood, TN 3

Charles R. Battaglia, M.D., Inc. Pro. Sh.                      1,000,000              $25,000            12/18/2003
Tru
65 N. Madison Ave, Suite 405
Pasadena, CA 91101

Dane & Nancy Medley                                               80,000               $2,000              9/9/2003
7408 E. Windlawn Way
Parker, CO 80134

David Ashley Kraus & Jane Michelle                                40,000               $1,000              8/4/2003
Kraus
9901 Maupin Road
Brentwood, TN 37027

Deborah C. Cole Van der Touw                                     200,000               $5,000             2/15/2003
P.O. Box 875
Nolensville, TN 37135

Deborah C. Cole Van der Touw                                     560,000              $14,000             5/20/2003
P.O. Box 875
Nolensville, TN 37135

Deborah C. Cole Van der Touw                                      60,000               $1,500             7/28/2003
P.O. Box 875
Nolensville, TN 37135

Deborah C. Cole Van der Touw                                     380,000               $9,500             10/8/2003
P.O. Box 875
Nolensville, TN 37135

Delaware Charter Trust, FBO Charlene                           1,000,000              $25,000             8/11/2003
Testa
848 North Avon Street
Burbank, CA 91505

Denise G. Hoffman                                                 40,000               $1,000             10/2/2003
15642 Greenstone Circle
Parker, CO 80134

E. Xavier & Maria R. Aguilera                                    400,000              $10,000            12/12/2003
16827 Halsey Street
Granada Hills, CA 91344

Erwin and Natasa de Wolff                                        640,000              $16,000            10/27/2003
Beblerjevtrg 14
1000 Ljubljana Slovenia

Garabed Djiguerian                                               100,000               $2,500            12/12/2003
3402 Conata Street
Duarte, CA 91010

Gary D.& S. Denise Imhoff                                         40,000               $1,000              8/6/2003
38918FM2979
Hempstead, TX 77445

Gerald B. Wilcox                                                 400,000              $10,000            12/26/2003
105 Calle Ventoso W.
Santa Fe, NM 87506

Grigor & Leana Mkrtchyan                                         400,000              $10,000            12/27/2003
708 S. Sunset Cyn Dr.
Burbank, CA 91501

Hector Monterosso                                                400,000              $10,000            12/12/2003
4012 Cobble Ct.
Palmdale, CA 93551

Ike Balian                                                       400,000              $10,000            12/12/2003
1533 North Kingsley Drive
Los Angeles, CA 90027

James Lee                                                      2,300,000              $57,500             10/8/2002
14002 Avenida Espana
La Mirada, CA 90638

Jonathan E. Boatwright                                            40,000               $1,000              8/4/2003
1416 Clairmonte Cr.
Franklin, TN 37064

Julie Anne O'Rear                                              4,000,000             $100,000            11/10/2003
469 Deseo Ave
Camarillo, CA 93010

Leonard A. Feigenbaum, M.D.                                      200,000               $5,000            10/30/2003
3900 Westfall Drive
Encino, CA 91436

Leonard A. Feigenbaum, M.D.                                      600,000              $15,000             1/16/2003
3900 Westfall Drive
Encino, CA 91436

Marco Daniel Santos                                              200,000               $5,000              8/6/2003
933 North Naomi Street
Burbank, CA 91505

Marco Daniel Santos                                              200,000               $5,000            12/27/2003
933 North Naomi Street
Burbank, CA 91505

Margreet Korpershoek                                             200,000               $5,000             10/2/2003
Recompensapark 28
Willemstad
Curacao

Margreet Korpershoek                                             200,000               $5,000            11/18/2003
Recompensapark 28
Willemstad
Curacao

Mario Barbic                                                     300,000               $7,500              8/6/2003
6334 Riverton Ave
North Hollywood, CA 91606

Mario Barbic                                                     200,000               $5,000            12/27/2003
6334 Riverton Ave
North Hollywood, CA 91606

Mrs. Boo Za Cho                                                1,725,000              $43,125             10/8/2001
16429 Westbrook Lane
Cerritos, CA 90703

Natalie Barizian                                                 200,000               $5,000            12/12/2003
8611 Marklein Avenue
North Hills, CA 91343

Origin Industries Superannuation Fund                            600,000              $15,000            11/10/2003
5 View Street
Woolwich, Sydney
NSW Aus 2110

Paul R. Reeb III                                                 600,000              $15,000           11/10/2003
2431 Willow Street
San Diego, CA 92106

Paul R. Reeb III                                                 607,800              $15,195            12/27/2003
2431 Willow Street
San Diego, CA 92106

R.M. Verhoff                                                     688,000              $17,200              8/4/2003
Scherpenberg 8a
7381 AH Klarenbeek
NL

Richard P. Chao-Grace A. Chao                                    200,000               $5,000             10/1/2003
2127 Rimcrest Drive
Glendale, CA 91207

Richard Pavese                                                 1,000,000              $25,000            12/23/2002
6008 East Sage Drive
Scottsdale, AZ 85253

Richard Peters                                                   280,000               $7,000            12/26/2003
1521 Via Arco
Palos Verdes Estates, CA 90274

Richard W. Mobley                                                400,000              $10,000            12/24/2003
2740 SW 342nd St
Federal Way, WA 98023

Robert D. Bledsoe                                                 80,000               $2,000             9/19/2003
221 Cedar Grove Drive
Byhalia, MS 38611

Sam & Nancy Spear                                                200,000               $5,000            12/29/2003
4128 Mentone Ave
Culver City, CA 90232

Sandra L. Workman and Mark D.                                    200,000               $5,000             10/8/2003
Workman
328 Baronswood Drive
Nolensville, TN 37135

Steven Van der Touw                                               40,000               $1,000              8/6/2003
Rusanova 2a
10000 Zagreb Croatia

Sunshine Anesthesia Pension-Profit Trust                       2,000,000              $50,000              8/7/2003
39510 Paseo Padre Parkway, #350
Fremont, CA 94538

Trust of Frances Bush-Ruggeri                                    200,000               $5,000              8/5/2003
215 North Buena Vista Street
Burbank, CA 91507

W. Clauson&M. Schuchard Trustee's for                            800,000              $20,000              8/7/2003
Clauson Family Trust......4.23.93
39510 Paseo Padre Parkway, #350
Fremont, CA 94538

Wilfried A.E. Pieters                                          2,000,000              $50,000             10/9/2003
Heestenweg 35G
B-222 Itegem Belgium

William H. Ayres, Jr.                                            400,000              $10,000            11/11/2003
12772 Winter Street
Moorpark, CA 93021
                                                 --------------------------------------------
                                                              29,940,800             $748,520                $0.025

Christopher Sohn                                              23,000,000              FOUNDER              7/1/2000
12915 Berhamsted Street
Cerritos, CA 90703

Corporate Strategies, Inc.                                     3,200,000              FOUNDER             6/30/2002
5662 Calle Real, #115
Goleta, CA 93117

Dean Janes                                                    69,000,000              FOUNDER             10/1/1993
704 S. Sunset Cyn Road
Burbank, CA 91501

William E. Beifuss Jr. & Alice Biefuss                         3,200,000              FOUNDER             6/30/2002
9308 NE South Drive
Bainbridge Island, WA 98110
                                                 -----------------------
                                                              98,400,000

Total                                                        128,340,800
                                                             ===========

      The third offering began on October 20, 2003 and closed July 1, 2004.

      The Company through its third placement offering which began on October 20, 2003 and ended on July 6, 2004 issued 54,587,000 shares at a price of $0.025 per share and recorded a net amount of $1,364,675 in the equity for sale of these shares.

Total of All Three Private Placements

                 Capital                   # of Shares     Effective Price/Share
                 -------                   -----------     ---------------------

First            $  100,625                 4,025,000                 $0.025
Second           $  295,700                11,828,000                 $0.025
Third            $1,364,675                54,587,000                 $0.025
                 ----------                ----------                 ------
                 $1,761,000                70,440,000                 $0.025

      There was no written agreement with any shareholder to adjust shares or issue any new shares in the event of a future dilutive issuance. The twenty-eight investors benefitting by this issuance are those who had purchased in 2002 to October 2003. The Company does not intend to adjust any share holdings in the future in the event of future dilutive issuances. New investors purchasing after November 1, 2003 were those who purchased a total of shares at a price of $.025 per share.

PENNY STOCK CLASSIFICATION

      Our securities, if and when available for trading, will be subject to a Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. For purposes of the rule, the phrase "accredited investors" means, in general terms, institutions with assets in excess of $5,000,000, or individuals have a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse's income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may adversely affect the ability of broker- dealers to sell our securities and also may adversely affect the ability of purchasers in this offering to sell their securities in any market that might develop therefore. (See "Risk Factors.")

      In addition, due to past abuse in the market, the Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks." Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9
under the Securities Exchange Act of 1934, as amended. Because our securities constitute "penny stocks" within the meaning of the rules, the rules apply to us and our securities. The rules further will impair the ability of owners of shares to sell our securities in any market that might develop for them. (See "Risk Factors.")

                             REPORT TO STOCKHOLDERS


      We shall make available annual reports to a stockholders containing audited financial statements reported upon by our independent auditors. We intend to release unaudited quarterly and other interim reports to our stockholders as is required by Section 15(d) of the Securities Exchange Act of 1934.


                          TRANSFER AGENT AND REGISTRAR

      We have engaged Mountain Share Transfer, 1625 Abilene Drive, Broomfield, Colorado 80020, as our transfer agent.

                        LIMITATIONS ON DIRECTOR LIABILITY

      Our bylaws require us to indemnify our directors and officers, and allow us to indemnify our other employees and agents, to the fullest extent permitted by California law. We have also entered into agreements to indemnify our directors and executive officers. We believe that these provisions and agreements are necessary to attract and retain qualified directors and executive officers. Insofar as indemnification for liabilities arising under the
Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, it is against public policy and is therefore unenforceable.

      Our Board of Directors may alter, amend or repeal our Bylaws by the affirmative vote of at least a majority of the entire Board of Directors, provided that any Bylaws adopted by the Board of Directors may be amended or repealed by our shareholders. Our shareholders may also adopt, repeal, or amend, our Bylaws by the affirmative vote of at least a majority of the shares that are issued and outstanding and entitled to vote.

                              PLAN OF DISTRIBUTION


      The selling stockholders and any of their respective non-sale pledgees, non-sale donees, non-sale assignees and other non-sale successors-in-interest propose to offer shares for sale at $.05 per share until the shares are quoted on the OTC Bulletin Board. We submitted our 15c-2(11) application through Pennaluna in August 2004 and received comments dated November 9, 2004 to which we responded in late March 2005. Further NASD comments dated April 20, 2005 require only effectiveness of this Registration Statement and a copy of the final amendment to the Registration Statement. After OTC quoting is achieved, selling shareholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. There is currently no market price for our stock, and our offering price has been arbitrarily determined without any relation to factors such as a value determination, price earnings ratio, book value, or any other objective criteria, since we have sustained continuing losses and have no positive net book value and no market price per share. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

      o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
      o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
      o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
      o an exchange distribution in accordance with the rules of the applicable exchange;
      o     privately-negotiated transactions;
      o     short sales;
      o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;


      o     through the writing of options on the shares;


      o     a combination of any such methods of sale; and
      o     any other method permitted pursuant to applicable law.

      The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

      The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

      The selling stockholders may also engage in short sales, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

      The selling stockholders or their respective non-sale pledgees, non-sale donees, non-sale transferees or other non-sale successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be sold by the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

      We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

      The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

      The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regard to short sells, the selling stockholder can only cover its short position with the securities they receive from us upon conversion. All of these limitations may affect the marketability of the shares.

      If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

      No  selling   shareholder  is  a  broker-dealer   or  an  affiliate  of  a
broker-dealer.

                              SELLING STOCKHOLDERS

      Our Registration Statement has been filed pursuant to Rule 415 under the Securities Act to afford our holders of shares of common stock being registered, the opportunity to sell the shares of common stock in a public transaction rather than pursuant to an exemption from the registration and prospectus delivery requirements of the Securities Act.

      We are registering outstanding shares of common stock owned by selling shareholders under the Securities Act. The registration fee related to the registration of these shares is being paid by us. The selling shareholders will be responsible for their own accounting expenses, brokerage commissions or underwriting discounts, and transfer fees incurred in the sale of their shares. The selling security holders intend to sell their shares directly, through agents, dealers, or underwriters in the public market or otherwise on terms and conditions and at prices determined at the time of sale by the selling security holders or as a result of private negotiations between buyer and seller. A predetermined share price has been arbitrarily set at $.05 until OTCBB listing has been approved at which time prices may be determined by market conditions and willing buyers and sellers. This price has no relation to value, market price, price/earnings ratios, or any other qualitative factor. We will not be assisting the selling security holders in selling their shares. We intend to deliver to the selling security holders copies of a current prospectus to be used in connection with their sales. They will be advised as to the date as of which this prospectus will no longer be current. Expenses of any sale will be borne by the parties as they may agree. We will realize no proceeds from the sale of any of the shares now held by selling shareholders.

      All of our selling security holders are listed below. We are registering the specified shares owned by each selling security holder (concurrent with the effectiveness of the Registration Statement). If all of the selling security holders are successful in offering all of their shares currently owned, they will own no shares.

      The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

                                                     Percent  Beneficial Ownership      Beneficial Ownership
NAME & ADDRESS                                       -age     Prior to Offering         After Offering
                                                               (Shares)                 (Shares)                   Percentage
------------------------------------------------------------------------------------------------------------------------------
Abram Fuks
Los Angeles, CA 90049                                <1%      200,000                   0                                  0

Amy L. Frazer
Concord, CA 94521                                    <1%      240,000                   0                                  0

Andrew D. Berk
1029 Park Ave, South Pasadena, CA 91030              <1%      200,000                   0                                  0

Andrew & Paula Heggie
5 View Street, Woolwich, Sydney NSW, AUS 2110        <1%      1,200,000                 0                                  0

Arthur E. Altounian
13000 Hartsook Street, Sherman Oaks, CA 91423        <1%      200,000                   0                                  0

Basil "Buzz" Wolfe
32205 Sage Road, Hemet, CA 92544                     <1%      40,000                    0                                  0

Boo Za Cho
16429 Westbrook Lane, Cerritos, CA 90703              1%      1,725,000                 0                                  0

Branko & Maria Barbic
6334 Riverton Ave, North Hollywood, CA 91606         <1%      700,000                   0                                  0

Brett Cohen
220 S. Clark Drive, Beverly Hills, CA 90211          <1%      200,000                   0                                  0

Brian & Caroline Battaglia
9271 Dewey Drive, Garden Grove, CA 92841             <1%      1,000,000                 0                                  0

Brian Tashjian
10224 Falun Dr., Sun Valley, CA 91352                <1%      200,000                   0                                  0

Brigid Niesel
1999 Fenton Street, Edgewater, CO 80214              <1%      200,000                   0                                  0

Bruce Alden
939 E. Mountain Street, Glendale, CA 91207           <1%      200,000                   0                                  0

Bruce H. Tashjian
2100 N. Rose Street, Burbank, CA 91505               <1%      200,000                   0                                  0

Bryan G. Crane
3950 Via Dolce # 502, Marina Del Rey, CA 90292       <1%      200,000                   0                                  0

Carl G. & Audrey C. Johnson
502 Dahlia Drive, Brentwood, TN 37027                <1%      40,000                    0                                  0

Carol R. Warfield
2404 S. 3rd Street, Effingham, IL 62401              <1%      206,000                   0                                  0

Carolyn Andrews & Richard Andrews
13918 Skysail St., Corpus Christi, TX 78418          <1%      200,000                   0                                  0

Carrie Sherring
1384 Joan Ct., Concord, CA 94521                     <1%      100,000                   0                                  0

Charles R. Battaglia, M.D., Inc. Pro. Sh. Tru
65 N. Madison Ave, Suite 405, Pasadena, CA 91101     <1%      1,000,000                 0                                  0
Beneficial owner:  Charles R. Battaglia, M.D.

Colin Everson
20485 Silver Horn Lane, Monument, CO 80132           <1%      500,000                   0                                  0

Corporate Strategies, Inc. (Beneficially Karen M.
Graham)
5662 Calle Real #115, Santa Barbara, CA 93117        2.2%     3,700,000                 0                                  0
Number of Shareholders: 1
Karen M. Graham
5662 Calle Real #115
Santa Barbara, CA 93117

David & Kim Varner
6872 S. Forest Street, Centennial, CO 80122          <1%      200,000                   0                                  0

Dane & Nancy Medley
7408 Windlawn Way, Parker, CO 80134                  <1%      720,000                   0                                  0

Daniel C. Tronson
1902 Via Justino, San Dimas, CA 91773                <1%      280,000                   0                                  0

David Ashley Kraus & Jane Michelle Kraus
9901 Maupin Road, Brentwood, TN 37027                <1%      40,000                    0                                  0

David A Zimmermann
1211 Sunset Plaza Drive, Los Angeles, CA 90069       <1%      100,000                   0                                  0

David D. Lee
33526 Drill Road, Agua Dulce, CA 91390               <1%      200,000                   0                                  0

David S. Tronson
12473 Gladstone Ave. #G, Sylmar, CA 91342            <1%      200,000                   0                                  0

Deborah C. Cole Van der Touw
P.O. Box 875, Nolensville, TN 37135                  <1%      1,200,000                 0                                  0

Declaration of Trust of Charles E. Tronson &
Mary Jane Tronson 8536 Keokuk Ave., Canoga
Park, CA 91306                                       <1%      200,000                   0                                  0
Beneficiaries:
Charles E. Tronson
Mary Jane Tronson

Delaware Charter Trust, FBO Charlene Testa
848 North Avon Street, Burbank, CA 91505            <1%      1,000,000                  0                                  0
Beneficiary: Charlene Testa

Denise G. Hoffman
15642 Greenstone Circle, Parker, CO 80134           <1%      120,000                    0                                  0

Derek & Susan Johansen
2434 Ozone Court, Hermosa Beach, CA 90254            <1%      200,000                   0                                  0

Derek Sanders
3010 W. Yorkshire Dr. Apt. 2147, Phoenix,
AZ 85027                                             <1%      220,000                   0                                  0

Dewitt C. Bishop Jr.
15455 Glenoaks Blvd. #424, Sylmar, CA 91342          <1%      100,000                   0                                  0

Donald Staub
12613 E. 2100th Rd., Marshall, IL 62441              <1%      200,000                   0                                  0

Donna J. Altounian
6711 Forest Lawn Dr., Los Angeles, CA 90068          <1%      120,000                   0                                  0

E. Xavier & Maria R. Aguilera
16827 Halsey St., Granada Hills, CA 91344            <1%      400,000                   0                                  0

Eric R. Belusa
3088 Windmil Canyon Dr., Clayton, CA 94517           <1%      400,000                   0                                  0

Erwin and Natasa de Wolff
Beblerjevtrg 14, 1000 Ljubljana, Slovenia            <1%      640,000                   0                                  0

Ester Lee and Edward Bouryng
1145 Bellview Rd., McLean, VA 22102                  <1%      1,200,000                 0                                  0

Four Ts
801 S. Victory Blvd., Burbank, CA 91502              <1%      200,000                   0                                  0
Beneficial Owners &Partners:
Bryan Tashjian
10224 Falun Dr. Sun Valley, CA 91352

Bruce Tashjian
2100 N. Rose St. Burbank, CA 91505

Greg Tashjian  6229 Klump Ave.
North Hollywood, CA 91606

Edward Tashjian 312 N. Beachwood Dr.
Burbank, CA 91505

Frank Donatelli
4224 W. Verdugo Ave., Burbank, CA 91505              <1%      100,000                   0                                  0

Fu Xin Lei
2655 Thorpe Ave., Los Angeles, CA 90065              <1%      200,000                   0                                  0

Garabed Djiguerian
3402 Conata St., Duarte, CA 91010                    <1%      100,000                   0                                  0

Gary A. Friedman
17014 Cantlay St., Van Nuys, CA 91406                <1%      200,000                   0                                  0

Gary D. & S. Denise Imhoff
38918 FM 2979, Hempstead, TX 77445                   <1%      40,000                    0                                  0

Gary G. Warren & Nancy A. Warren TTEE
27744 N. Ron Ridge Dr., Saugus, CA 91350             <1%      200,000                   0                                  0
Beneficiaries:
Gary G Warren
Nancy A Warren

Gary Stephenson
7504 Trask Ave., Playa del Rey, CA 90293             <1%      400,000                   0                                  0

Gene Ranney
15455 Glenoaks Blvd. #191, Sylmar, CA 91342          <1%      100,000                   0                                  0

Gerald B. Wilcox
105 Calle Ventoso W., Santa Fe, NM 87506             <1%      760,000                   0                                  0

Gerald E. Hazen
12612 SE 221st Pl., Kent, WA 98031                   <1%      260,000                   0                                  0

Glenn & Susan Martin
5819 Oakdale Ave., Woodland Hills, CA 91367          <1%      200,000                   0                                  0

Glenn Ratzlaff
5246 St. George Rd., Westminster, CA 92683           <1%      300,000                   0                                  0

Greg Hampson and Carol Hampson
1416 Nadeau Dr., Los Angeles, CA 90019               <1%      600,000                   0                                  0

Gregory Tashjian
6229 Klump Ave., North Hollywood, CA 91606           <1%      200,000                   0                                  0

Grigor & Leana Mkrtchyan
708 S. Sunset Cyn Dr., Burbank, CA 91501            1.2%     2,000,000                  0                                  0

Gregory R. Kuhn & Debra J. Kuhn as
TTE of Kuhn's Revocable Trust
13668 Peacock Farm Rd., Saint Louis, CA 91367        <1%      200,000                   0                                  0
Beneficiaries:
Gregory R. Kuhn
Debra T Kuhn

Harinder S. Dhillon
94 Sommer Ln., Goleta, CA 93117                      <1%      200,000                   0                                  0

Hector Monterosso
4012 Cobble Ct., Palmdale, CA 93551                  <1%      400,000                   0                                  0

Holly A. Killion
36 Glacier Pl., Livermore, CA 94551                  <1%      200,000                   0                                  0

Ike Balian
1533 N. Kingsley Dr., Los Angeles, CA 90027          <1%      400,000                   0                                  0

James H. Dupont
7660 S. Derby Court, Tucson, AZ 85746                <1%      200,000                   0                                  0

James Kirk Kahla
697 Cento Court, Twin Falls, ID 83301                <1%      400,000                   0                                  0

James L. Bartlett, III
5662 Calle Real, #115, Santa Barbara, CA 93117       <1%      1,009,200                 0                                  0

James L. & Doris M. Innes
4667 Bluff Drive, South Brunswick, NC 28470          <1%      500,000                   0                                  0

James Lee
14002 Avenida Espana, La Mirada, CA 90638           1.4%     2,300,000                  0                                  0

James P. LaWare/Kimberly E. Conlin
1408 Larkwood, Austin, TX 78723                      <1%      40,000                    0                                  0

Jason Kabalin
1525 Trawler St., Discovery Bay, CA 94514            <1%     360,000                    0                                  0

Jeannie M. Melancon
25738 SE 41st St., Issaquah, WA 98029                <1%      200,000                   0                                  0

Jeffery K. Lee
2030 S. Saber Rd., Casper, WY 82604                  <1%      400,000                   0                                  0

John C. Gunderson
8650 Gulana Ave., #C-1068, Playa Del Rey,
CA 90293                                             <1%      200,000                   0                                  0

John Pulliam
307 Freitas Ct., Danville, CA 94526                  <1%      300,000                   0                                  0

John Tronson
5112 Quakertown Ave., Woodland Hills, CA 91364       <1%      200,000                   0                                  0

Jonathan E. Boatwright
1416 Clairmonte Cr., Franklin, TN 37064              <1%      40,000                    0                                  0

Jonathan Lei
278 Ellwood Beach Dr., #20, Goleta, CA 93117         <1%      400,000                   0                                  0

Josh & Michelle Holm
3439 Grasswood Dr., El Sobrante, CA 94803            <1%      40,000                    0                                  0

Julie Anne O'Rear
469 Deseo Ave., Camarillo, CA 93010                  2.4%     4,000,000                 0                                  0

Kari Negri
10160 Toluca Lake, Toluca Lake, CA 91602             <1%      200,000                   0                                  0

Karl Adler
20828 Shine Dr., Saugus, CA 91350                    <1%      200,000                   0                                  0

Kathryn Janes & Wendy L. Whitaker
P.O. Box 470, 23 Woodland Ave., Kingston,
OH 45644                                             <1%      100,000                   0                                  0

Kevin O. & Brenda B. Schroeder
6852 Jardines Drive, Huntington Beach, CA 92647      <1%      200,000                   0                                  0

Kevin W. Murphy
515 San Fernando St., San Diego, CA 92106            <1%      200,000                   0                                  0

Kristin M. Valenzuela
8536 Keokuk Ave., Winnetka, CA 91306                 <1%      200,000                   0                                  0

Kimberly A. Cochran
20161 Canyon View Dr., Canyon Country,
CA 91351                                             <1%      200,000                   0                                  0

Larry Cogan
18854 Hatteras St., Unit 14, Tarzana, CA 91356       <1%      200,000                   0                                  0

Lauren & Nicholas Doko
30 Stratford, Irvine, CA 92620                       <1%      400,000                   0                                  0

Lawrence J. Brenner
1719 Ocean Front St., Apt. C, San Diego, CA 92107    <1%      200,000                   0                                  0

Leonard A. Feigenbaum, M.D.
3900 Westfall Dr., Encino, CA 91436                  <1%      800,000                   0                                  0

Leonard J. & Lolita B. Altmayer TTEES
23700 Hickory Ct., Valencia CA 91354                 <1%      200,000                   0                                  0
Beneficiary:
Leonard J. Altmayer
Lolita B. Altmayer

Lindsay Harding
224 Ilene Dr., Pleasant Hill, CA 94523               <1%      200,000                   0                                  0

Lisa Cheek
1144 17th Street #11, Santa Monica, CA 90403         <1%      200,000                   0                                  0

Luke Clauson
1235 Mills Street, Menlo Park, CA 94025              <1%      300,000                   0                                  0

Marco Daniel Santos
933 North Naomi Street, Burbank, CA 91505            <1%      400,000                   0                                  0

Margaret A. Giardini
15 Ranch Trail Ct., Orchard Park, NY 14127           <1%      200,000                   0                                  0

Margreet Korpershoek
Recompensapark 28, Willemstad, Curacao               <1%      400,000                   0                                  0

Mario Barbic
6334 Riverton Ave., North Hollywood, CA 91606        <1%      500,000                   0                                  0

Mark Constestabile
3389 Somerset Trace, Marietta, GA 30067              <1%      200,000                   0                                  0

Mark Evanoff
27363 Landon Place, Valencia, CA 91354               <1%      200,000                   0                                  0

Mark V. Dziak
427 Canyon Vista Dr., Los Angeles, CA 90065          <1%      400,000                   0                                  0

Mary E. Falso
4044 N. 151st Dr., Goodyear, AZ 85338                <1%      200,000                   0                                  0

Matt Logan
3250 Parkvista Dr., La Crescenta, CA 91214           <1%      200,000                   0                                  0

Max E. Rodriguez & Elizabeth Rodriguez
4156 Ocean Dr., Oxnard, CA 93035                     <1%      200,000                   0                                  0

Michael Allen Cochran
(Purchased in private sale from Frank Donatelli)
7444 Woodman Ave #116
Van Nuys, CA 91405                                   <1%      100,000                   0                                  0

Michael W. Nessen
2450 Bywood Drive, Glendale, CA 91206                <1%      200,000                   0                                  0

Mitchell B. Cohen
11342 Weatherby Road, Rossmoor, CA 90720             <1%      200,000                   0                                  0

Michele L. Cotta
6723 Corte Santa Maria, Pleasanton, CA 94566         <1%      40,000                    0                                  0

Mohammadali Vaghar
925 Alexandra Court, Oak Park, A 91377               <1%      200,000                   0                                  0

Natalie Barizian
8611 Marklein Avenue, North Hills, CA 91343          <1%      200,000                   0                                  0

Null Family Living Trust
1776 Roxbury Drive, Concord, CA 94519                <1%      120,000                   0                                  0
Beneficiary:
Charmian Null

Orebar Unit Trust
401 Church Road, Taigum, QLD                         <1%      1,200,000                 0                                  0
An Australian Trust in Australia
Beneficiary:
Selwyn Barr

Origin Industries Superannuation Fund
5 View Street, Woolwich, Sydney NSW, AUS             <1%      600,000                   0                                  0
Beneficiaries:
Andrew & Paula Heggie
42 The Point Road Woolwich
NSW 2110 Australia

Patrick Coggins
5043 Roundup Rd., Norco, CA 92860                    <1%      400,000                   0                                  0

Paul R. Reeb III
2431 Willow Street, San Diego, CA 92106              <1%      1,207,800                 0                                  0

Paul Skach
3233 Osage Street, #1D, Denver, CO 80211             <1%      200,000                   0                                  0

Paul Hoen
235 S. Ardmore Avenue, Los Angeles, CA 90004         <1%      600,000                   0                                  0

Paul W. Ronan
4998 Olive Drive, Concord, CA 94521                  <1%      100,000                   0                                  0

Peter Chakos
16140 Moorpark Street, Encino, CA 91436              <1%      200,000                   0                                  0

Phillip A. Conlin & Alice M. Conlin
108 E. Hawthorne, Effingham, IL 62401                <1%      100,000                   0                                  0

Private Life, LLC
(Solely owned by Joe Falso)
588 43rd Avenue, San Francisco, CA 94121             <1%      800,000                   0                                  0

Rayann Congrove & Rebecca E-M Williams
492 Northwoods Dr., Chillicothe, OH 45601            <1%      1,200,000                 0                                  0

R. Contestabile
4 Shire, Coto De Caza, CA 92679                      <1%      400,000                   0                                  0

R.M. Verhoff
Scherpenberg 8a, 7381 AH Klarenbeek, NL              <1%      688,000                   0                                  0

Richard & Anne Madden
4255 Madison Avenue, Culver City, CA 90232           <1%      200,000                   0                                  0

Richard P. Chao & Grace A. Chao
2127 Rimcrest Drive, Glendale, CA 91207              <1%      200,000                   0                                  0

Richard J. Klug
27415 146 Avenue SE, Kent, WA 98042                  <1%      320,000                   0                                  0

Richard P. Innes
1301 Saxony Lake Drive, Anitoch, TN 37013            <1%      400,000                   0                                  0

Richard Pavese
6008 East Sage Drive, Scottsdale, AZ 85253           <1%      1,000,000                 0                                  0

Richard Peters
1521 Via Arco, Palos Verdes Estates, CA 90274        <1%      280,000                   0                                  0

Richard W. Mobley
2740 SW 342nd Street, Federal Way, WA 98023          <1%      400,000                   0                                  0

Robert Cavalleri
6441 N. Tierra de las Catalinas, Tucson, AZ 85718    <1%      200,000                   0                                  0

Robert D. Bledsoe
221 Cedar Grove Drive, Byhalia, MS 38611             <1%      80,000                    0                                  0

Robert D. King
3029 Denice Way, Cottonwood, CA 96022                <1%      400,000                   0                                  0

Roger & Kim Marshall                                 <1%      200,000                   0                                  0
932 Vanguard Street, Lakeway, TX 78734

Ronald Belusa                                        <1%      200,000                   0                                  0
210 Omira Drive, San Jose, CA 95123

Ross Anderson
445 Strathmore Lane, Apt. #115, Lafayette,
CO 80026                                             <1%      200,000                   0                                  0

Sam & Nancy Spear
4128 Mentone Avenue, Culver City, CA 90232           <1%      200,000                   0                                  0

Sandra L. Workman and Mark D. Workman
328 Baronswood Drive, Nolensville, TN 37135          <1%      200,000                   0                                  0

Scott Piwonka-Totten
6624 Allott Avenue, Valley Glen, CA 91401            <1%      200,000                   0                                  0

Scott Steele
180 Putter Drive, Brentwood, CA 94513                <1%      400,000                   0                                  0

Sean J. Ronan
2342 Charlotte Avenue, Concord, CA 94518             <1%      44,000                    0                                  0

Serenity Now Investment Club
1322 S. Idalia Street, Aurora, CO 80017              <1%      200,000                   0                                  0

Partnership of:
Paul Beach Jr., 2228 Beacham Dr.  Castlerock,  CO 80104 David  Barnhart,  1322 S
Idalia St. Aurora, CO 80017 Bernadette Jorgensen, 9900 HOHT Way Westminster,  CO
80024 Dane F Medley,  7408 East Windland Way Parker, CO 80134 Jeffery Roy Parko,
885 Hermes Circle Laffette, CO 80026 Dale B Plambeck,  2066 Admiral Way, Parker,
CO 80138  Barry L Rogers,  8184 S Wabash CT  Centennial,  CO 80112  Paul  Robert
Skach,  3233 Osage Street #1D Denver CO 80211 Richard Wessel,  19215 Langtree CT
Monument, CO 80132

Sharokina Arsenus
1342 N. Brighton, Burbank, CA 91506                  <1%      400,000                   0                                  0

SINEX Inc.
15243 Vanowen Street #205, Van Nuys, CA 91405        <1%      600,000                   0                                  0
Owned by Joseph Sinairad DDS
4361 Noeline Ave.
Encino, CA 91436

Steve Shakespeare
13233 Fiji Way, Unit H, Marina Del Rey, CA 90292     <1%      200,000                   0                                  0

Steve Timmerman
1551 Berkeley Street, Apt. F, Santa Monica,
CA 90404                                             <1%      200,000                   0                                  0

Steven R. Nessen
1310 Bruce Avenue, Glendale, CA 91202                <1%      200,000                   0                                  0

Steven Van der Touw
Rusanova 2a, 1000 Zagreb, Croatia                    <1%      40,000                    0                                  0

Sunshine Anesthesia Pension-Profit Trust
39510 Paseo Padre Parkway #350, Fremont,
CA 94538                                             1.2%     2,000,000                 0                                  0
Dr. William L. Clauson
47 Manzaita Rd
Atherton, CA 94027

Terri R. Hartman
822 El Monte Street, Twin Falls, ID 83301            <1%      200,000                   0                                  0

The Corporate Advocate
9045 Haven Avenue, Suite #109, Rancho
Cucamonga, CA 91730                                  <1%      80,000                    0                                  0
Beneficially owned by Phil Sanchez
9317 Papaya Place
Fontana, CA 92335

Thomas Edward Blackburn
13133 Dewey Street, Los Angeles, CA 90066            <1%      200,000                   0                                  0

Thor Eric Lee
264 Larcom Street, Thousand Oaks, CA 90066           <1%      200,000                   0                                  0

Timothy F Garritty
725 9th Street, Hermosa Beach, CA 90254              <1%      100,000                   0                                  0

Timothy Kaiser
1935 Midwick Drive, Altadena, CA 91001               <1%      600,000                   0                                  0

Travis & Paula Dyhrkopp
14916 E. Mountain View Ct., Scottsdale, AZ 85268     <1%      200,000                   0                                  0

Trust of Frances Bush-Ruggeri
215 N. Buena Vista Street, Burbank, CA 91507         <1%      200,000                   0                                  0

TSB Energy, LLC.
1345 Greenwood Ave., Wilmette, IL 60091              <1%      1,000,000                 0                                  0
Beneficially owned by Thomas S. Bridges

Vernon Christopher Steele
5504 Marlin Court, Discovery Bay, CA 94515           <1%      200,000                   0                                  0

Victoria Keller
2471 Trevino Way, Fairfield, CA 94534                <1%      200,000                   0                                  0

W. Clauson & M. Schuchard Trustee's for Clauson
Family Trust...4.23.93
39510 Paseo Padre Parkway, #350
Fremont, CA 94538                                    <1%      1,200,000                 0                                  0
Beneficially William L Clauson
Marilee Schuchard Clauson
47 Manzaita Rd
Atherton, CA 94027

Wendy Sue Jacobsen
26731 Schrey Place, Santa Clarita, CA 91351          <1%      200,000                   0                                  0

Wilfried A.E. Pieters
Heestenweg 35G, B-222 Itegem, Belgium                1.2%     2,000,000                 0                                  0

William E. Beifuss, Jr. & Alice Beifuss              <1%      1,000,000                 0                                  0
(Purchased in private sale from Corporate
Strategies, Inc.)
9308 NE South Drive
Bainbridge Island, WA 98110

William H. Ayres, Jr.
12772 Winter Street, Moorpark, CA 93021              <1%      400,000                   0                                  0

 Total Shares Subject to Registration                         70,440,000

                         DETERMINATION OF OFFERING PRICE

      There has been no market for the shares of our common stock. For purposes of this registration, the offering price has been set at $.05 per share. After the stock is approved for trading in a venue, the price will be based upon the market price at the time of sale of shares. There is no direct relation between any price and the assets, book value, shareholders' equity or net worth of our company.

                                  LEGAL MATTERS


      The validity of the common stock offered hereby will be passed upon for Imaging3, Inc. by Sichenzia Ross Friedman Ference LLP, New York, New York.


                                     EXPERTS

      Our financial statements as of December 31, 2003 and December 31, 2004 have been included in the Registration Statement in reliance upon the report of Kabani & Company, Inc., independent auditor, and upon the authority of said firm as experts in accounting and auditing.

                         WHERE YOU CAN FIND INFORMATION

      We have filed a Registration Statement on Form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission, Washington, D.C., relating to the securities offered. For further information with respect to us and the securities offered, and reference is made to such registration statement. This prospectus constitutes the prospectus of Imaging3, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission. You may review the Registration Statement, including the exhibits, without charge at the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, or inspected and copied at, and obtained at prescribed rates from, the Public Reference Section of the Securities and Exchange Commission at its principal office at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

      IN ADDITION, WE WILL FILE REPORTS, PROXY STATEMENTS AND OTHER INFORMATION WITH THE SEC. YOU MAY READ AND COPY ANY DOCUMENT WE FILE AT THE SEC'S PUBLIC REFERENCE ROOMS IN WASHINGTON, D.C., NEW YORK, NEW YORK AND CHICAGO, ILLINOIS. PLEASE CALL THE SEC AT 1-800-SEC-0330 FOR FURTHER INFORMATION ON THE PUBLIC REFERENCE ROOMS. OUR SEC FILINGS ARE ALSO AVAILABLE TO THE PUBLIC ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV.

                      INDEX TO AUDITED FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm              F-2

Balance Sheet for December 31, 2004                                  F-3

Statements of Operations for December 31, 2004 and 2003              F-4

Statement of Stockholders' Deficit for December 31,
        2004 and 2003                                                F-5

Statements of Cash Flows for December 31, 2004 and 2003              F-6

Notes to Financial Statements for December 31, 2004 and 2003         F-7 - F-19

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders
Imaging3, Inc.

We have audited the accompanying balance sheet of Imaging3, Inc. as of December 31, 2004, and the related statements of operations, shareholders' deficit, and cash flows for the years ended December 31, 2004 and 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Imaging3, Inc. as of December 31, 2004, and the results of their operations and cash flows for the years ended December 31, 2004 and 2003 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. During the year ended December 31, 2004, the Company incurred net losses of $1,917,150 and has accumulated deficit of $4,377,459 as of December 31, 2004. In addition, the Company had negative cash flow from operating activities amounting $949,089 during the year ended December 31, 2004. These factors, among others, as discussed in Note 13 to the financial statements, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 13. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ KABANI & COMPANY, INC.
CERTIFIED PUBLIC ACCOUNTANTS
Huntington Beach, California

February 28, 2005

                                 IMAGING3, INC.
                                  BALANCE SHEET
                               December 31, 2004

                                     ASSETS

CURRENT ASSETS:
         Cash & cash equivalents                                      $    40,699
         Accounts receivable, net                                          65,265
         Inventory                                                        806,800
         Employee advances                                                 15,000
         Prepaid expenses                                                  27,162
                                                                      -----------
                   Total current assets                                   954,927

PROPERTY AND EQUIPMENT, net of accumulated depreciation of $151,403        63,743

OTHER ASSETS                                                               29,414

                                                                      -----------
                                                                      $ 1,048,084
                                                                      ===========

                     LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
         Accounts payable                                             $   438,144
         Accrued expenses                                               1,774,088
         Equipment deposits                                             1,103,671
         Notes payable-current                                             47,192
         Due to officer                                                     4,986
         Due to former Shareholder                                         40,000
         Line of credit                                                    12,300
                                                                      -----------
                   Total current liabilities                            3,420,381

         Notes payable - long term                                         57,287

COMMITMENTS & CONTINGENCIES

STOCKHOLDERS' DEFICIT
         Common stock, no par value; authorized shares 500,000,000;
           issued and outstanding 168,840,000 shares                    1,947,875
         Accumulated deficit                                           (4,377,459)
                                                                      -----------
                   Total stockholders' deficit                         (2,429,584)

                                                                      -----------
                                                                      $ 1,048,084
                                                                      ===========

   The accompanying notes are an integral part of these financial statements.

                                 IMAGING3, INC.
                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

                                                             2004             2003
                                                        -------------    -------------
Net revenue                                             $   1,280,658    $   1,302,685

Cost of revenue                                               638,113          715,659
                                                        -------------    -------------

Gross profit                                                  642,545          587,026

Litigation expenses                                           741,352          364,470
General and administrative expenses                         1,917,437        1,763,341
                                                        -------------    -------------
        Total operating expense                             2,658,789        2,127,811
                                                        -------------    -------------

Loss from operations                                       (2,016,244)      (1,540,785)

Non-operating Income (expense):
        Other income                                           11,295            2,698
        Interest income                                         9,412            1,276
        Interest expense                                      (78,118)         (52,465)
        Gain on legal settlement                              157,305               --
                                                        -------------    -------------
            Total non-operating income (expense)               99,894          (48,491)
                                                        -------------    -------------

Loss before income tax                                     (1,916,350)      (1,589,276)

Provision for income taxes                                       (800)            (800)

                                                        -------------    -------------
Net loss                                                $  (1,917,150)   $  (1,590,076)
                                                        =============    =============

Basic and diluted weighted average shares outstanding     155,162,531      105,407,205
                                                        =============    =============

Basic and diluted net loss per share                    $       (0.01)   $       (0.02)
                                                        =============    =============

   The accompanying notes are an integral part of these financial statements.

                                 IMAGING3, INC.
                       STATEMENT OF STOCKHOLDERS' DEFICIT
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

                                                          Common Stock
                                                    ------------------------               Unamortized                     Total
                                                     Number of                 Shares to    consulting   Accumulated   stockholders'
                                                      shares        Amount     be issued       cost         deficit       deficit
                                                    -----------  -----------  -----------   -----------   -----------   -----------
Balance, December 31, 2002                           99,405,000  $   263,500  $        --   $   (50,000)  $  (870,233)  $  (656,733)

Shares issued for cash                               16,180,000      364,500           --            --            --       364,500

Shares issued for purchase of inventory                 620,000       15,500           --            --            --        15,500

Shares issued for services                            3,007,800       75,195           --            --            --        75,195

Subscription received for shares to be issued,
   common stock of 7,688,000 shares                          --           --      180,700            --            --       180,700

Amortization of deferred consulting costs                    --           --           --        50,000            --        50,000

Net loss for the year ended December 31,2003                 --           --           --            --    (1,590,076)   (1,590,076)

                                                    -----------  -----------  -----------   -----------   -----------   -----------
Balance, December 31, 2003                          119,212,800      718,695      180,700            --    (2,460,309)   (1,560,914)

Shares issued for cash                               47,667,200    1,180,180     (180,700)           --            --       999,480

Shares issued for salaries                            1,400,000       35,000           --            --            --        35,000

Shares issued for purchase of equipment                 560,000       14,000           --            --            --        14,000

Net loss for year ended December 31, 2004                    --           --           --            --    (1,917,150)   (2,137,332)

                                                    -----------  -----------  -----------   -----------   -----------   -----------
Balance, December 31, 2004                          168,840,000  $ 1,947,875  $        --   $        --   $(4,377,459)  $(2,649,766)
                                                    ===========  ===========  ===========   ===========   ===========   ===========

   The accompanying notes are an integral part of these financial statements.

                                 IMAGING3, INC.
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

                                                                                     2004                    2003
                                                                                  -----------             -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
           Net loss                                                               $(1,917,150)            $(1,590,076)
           Adjustments to reconcile net loss to net cash
             used in operating activities:
                      Depreciation and amortization                                    16,393                  13,227
                      Gain on legal settlement                                       (157,305)                     --
                      Shares issued for services                                           --                  75,195
                      Issuance of stock for salaries                                   35,000                      --
                      Amortization of deferred issuance cost                               --                  50,000
                        (Increase) / decrease in current assets:
                                Accounts receivable                                    38,593                  19,692
                                Inventory                                            (170,321)                100,498
                                Prepaid expenses                                        8,703                  30,484
                                Employee Advances                                       9,627                      --
                                Due from Officer                                           --                (611,486)
                                Deposits                                              (11,795)                  2,737
                                Other receivables                                          --                   6,500
                        Increase / (decrease) in current liabilities:
                                Accounts payable                                     (737,392)                280,123
                                Accrued expenses                                    1,430,768                 491,475
                                Equipment deposits                                    505,789                  62,507
                                                                                  -----------             -----------
           Net cash used in operating activities                                     (949,089)             (1,069,124)
                                                                                  -----------             -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
                      Payments on notes and loans                                     (21,405)               (316,013)
                      Proceeds on loan from officer                                     4,986                 575,621
                      Payment of line of credit                                        (2,147)               (343,514)
                      Proceeds from issuance of stock                                 999,480                 364,500
                      Proceeds from shares to be issued                                    --                 180,700
                      Proceeds from line of credit                                         --                 295,923
                                                                                  -----------             -----------
           Net cash provided by financing activities                                  980,914                 757,217
                                                                                  -----------             -----------

NET INCREASE (DECREASE) IN CASH & CASH EQUIVALENTS                                     31,825                (311,907)

CASH & CASH EQUIVALENTS, BEGINNING BALANCE                                              8,874                 320,781
                                                                                  -----------             -----------

CASH & CASH EQUIVALENTS, ENDING BALANCE                                           $    40,699             $     8,874
                                                                                  ===========             ===========

                                 IMAGING3, INC.
                          NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Imaging3, Inc. (the "Company") is a California corporation, incorporated on October 29, 1993 as Imaging Services, Inc. The Company filed a certificate of amendment of articles of incorporation to change its name to Imaging3, Inc. on August 20, 2002.

The Company's primary business is production and sale of medical equipment, parts and services to hospitals, surgery centers, research labs, physician offices and veterinarians. Equipment sales include new c-arms, c-arms tables, remanufactured c-arms, used c-arm and surgical tables. Part sales comprise of new or renewed replacement parts for c-arms.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the Company's significant accounting policies consistently applied in the preparation of the accompanying consolidated financial statements follows:

Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

The Company considers all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents. The Company maintains its cash in bank deposit accounts that may exceed federally insured limits. The company has not experienced any losses in such accounts.

Accounts Receivable

The Company's customer base consists of a geographically dispersed customer base. The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Reserves are recorded primarily on a specific identification basis.

Inventories

Inventories, comprising of finished goods and parts are stated at the lower of cost (first-in, first-out method) or market. The Management compares the cost of inventories with the market value and allowance is made for writing down the inventories to their market value, if lower.

Due to officer

At December 31, 2004, the Company had a balance due to the Chief Executive Officer of the Company amounting to $4,986 for amount borrowed during the year. The amount is due on demand, unsecured and interest free.

                                 IMAGING3, INC.
                          NOTES TO FINANCIAL STATEMENTS

Property & Equipment

Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to expenses as incurred and additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method for substantially all assets with estimated lives of three to eight years.

Impairment of long lived assets

Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations for a Disposal of a Segment of a Business." The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal.

Equipment deposits

Equipment deposits represent amounts received from customers against future sales of goods since the Company recognizes revenue upon shipment of goods. These deposits are applied to the invoices when the equipment is shipped to the customers. The balance at December 31, 2004 was $1,103,671.

Due to former shareholder

As a part of restructuring in 2001, the Company entered into a purchase agreement with the former shareholder to buyout all his interest and ownership for $50,000. This amount is interest free, due on demand and unsecured. The outstanding balance as of December 31, 2004 was $ 40,000.

Shares to be issued

The Company classifies all amounts received for the issue of shares, against which shares have not been issued, as shares to be issued. Once the company issues shares, the amounts are classified as Common stock.

Fair value of financial instruments

Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying, as financial instruments are a reasonable estimate of fair value. The carrying amounts related to cash equivalents, accounts receivable, other current assets and accounts payable approximate fair value due to the relatively short maturity of such instruments. The fair value of long-term debt is estimated by discounting the future cash flows of each instrument at rates currently available to the Company for similar debt instruments of comparable maturities.

                                 IMAGING3, INC.
                          NOTES TO FINANCIAL STATEMENTS

Revenue Recognition

The Company recognizes its revenue in accordance with the Securities and Exchange Commissions ("SEC") Staff Accounting Bulletin No. 104 "Revenue Recognition in Financial Statements" ("SAB 104"). SAB 104 revises or rescinds portions of the interpretative guidance included in Topic 13 of the codification of staff accounting bulletins in order to make this interpretive guidance consistent with current authoritative accounting and auditing guidance and SEC rules and regulations. Revenue is recognized upon shipment, provided that evidence of an arrangement exists, title and risk of loss have passed to the customer, fees are fixed or determinable and collection of the related receivable is reasonably assured. Revenue is recorded net of estimated product returns, which is based upon the Company's return policy, sales agreements, management estimates of potential future product returns related to current period revenue, current economic trends, changes in customer composition and historical experience. The Company accrues for warranty costs, sales returns, and other allowances based on its experience. Generally, the Company extends credit to its customers and does not require collateral. The Company performs ongoing credit evaluations of its customers and historic credit losses have been within management's expectations.

Advertising Costs

The Company expenses the cost of advertising as incurred or, as appropriate, the first time the advertising takes place. Advertising costs for the years ended December 31, 2004 and 2003 were $109,808 and $75,379, respectively.

Stock-based compensation

In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for stock issued to employees" (APB 25) and related interpretations with pro forma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The Company uses the intrinsic value method prescribed by APB 25 and has opted for the disclosure provisions of SFAS No.123. Through December 31, 2004, the Company has not granted any stock option.

Income taxes

The Company filed its tax return for 2000 as an S corporation and changed its status to C-corporation effective August 1, 2001. The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109 (SFAS
109). Under SFAS 109, deferred income taxes are reported using the liability method. Deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

                                 IMAGING3, INC.
                          NOTES TO FINANCIAL STATEMENTS

Comprehensive Loss

Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Certain statements, however, require entities to report specific changes in assets and liabilities, such as gain or loss on foreign currency translation, as a separate component of the equity section of the balance sheet. Such items, along with net income, are components of comprehensive income. There was no such comprehensive component during the years ended December 31, 2004 and December 31, 2003.

Basic and diluted net loss per share

Net loss per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), "Earnings per share". SFAS No. 128 superseded Accounting Principles Board Opinion No.15 (APB 15). Net loss per share for all periods presented has been restated to reflect the adoption of SFAS No. 128. Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

Segment Reporting

Statement of Financial Accounting Standards No. 131 ("SFAS 131"), "Disclosure About Segments of an Enterprise and Related Information" requires use of the "management approach" model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company. SFAS 131 has no effect on the Company's financial statements as substantially all of the Company's operations are conducted in one industry segment.

Recent Pronouncements

In December 2004, the FASB issued FASB Statement No. 123R, "Share-Based Payment, an Amendment of FASB Statement No. 123" ("FAS No. 123R"). FAS No. 123R requires companies to recognize in the statement of operations the grant- date fair value of stock options and other equity-based compensation issued to employees. FAS No. 123R is effective beginning in the Company's first quarter of fiscal 2006. The Company believes that the adoption of this standard will have no material impact on its financial statements.

In December 2004, the FASB issued SFAS Statement No. 153, "Exchanges of Nonmonetary Assets." The Statement is an amendment of APB Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. The Company believes that the adoption of this standard will have no material impact on its financial statements.

In March 2004, the Emerging Issues Task Force ("EITF") reached a consensus on Issue No. 03-1, "The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments." The EITF reached a consensus about the criteria that should be used to determine when an investment is considered impaired, whether that impairment is other-than-temporary, and the measurement of an impairment loss and how that criteria should be applied to investments accounted for under SFAS No. 115, "ACCOUNTING IN CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES." EITF 03-01 also included accounting considerations subsequent to the recognition of an other-than-temporary impairment and requires certain disclosures about unrealized losses that have not been recognized as other-than-temporary impairments. Additionally, EITF 03-01 includes new disclosure requirements for investments that are deemed to be temporarily impaired. In September 2004, the Financial Accounting Standards Board (FASB) delayed the accounting provisions of EITF 03-01; however the disclosure requirements remain effective for annual reports ending after June 15, 2004. The Company will evaluate the impact of EITF 03-01 once final guidance is issued.

Reclassifications

Certain reclassifications were made to the 2003 financial statements to confirm to the 2004 presentation.

3. ACCOUNTS RECEIVABLE

All accounts receivable are trade related. These receivables are current and management believes are collectible except for which a reserve has been provided. The reserve amount for uncollectible accounts was $1,375 as of December 31, 2004.

The Company collateralizes its receivable against a line of credit. The Company has collateralized accounts receivable amounting to $1,300 against the line of credit as at December 31, 2004 (See note 7).

4. INVENTORIES

Inventory comprised of the following as of December 31, 2004:

            Parts inventory                                 $432,870
            Finished goods                                   373,930
                                                            --------
            Total                                           $806,800
                                                            ========

5. PROPERTY AND EQUIPMENT

Net property and equipment at December 31, 2004 was as follows:

            Furniture and office equipment                $  55,092
            Tools and Shop equipment                         54,183
            Vehicles                                        105,871
                                                          ---------
                                                            215,146
            Less Accumulated depreciation                  (151,403)
                                                          ---------
            Total                                         $  63,743
                                                          =========

Depreciation expenses were $16,393 and $13,227 for the year ended December 31, 2004 and 2003, respectively.

6. ACCRUED EXPENSES

Accrued expenses consisted of the following as of December 31, 2004:

            Accrued payroll taxes                         $  118,981
            Accrued wages                                      7,909
            Accrued litigation                             1,340,799
            Accrued Legal Fees                               209,210
            Other accrued expenses                            97,189
                                                          ----------
            Total                                         $1,774,088
                                                          ==========

                                 IMAGING3, INC.
                          NOTES TO FINANCIAL STATEMENTS

The accrued payroll taxes include the Federal and State payroll taxes with an interest calculated through December 31, 2004 amounting $8,254.

7. NOTES PAYABLE

Notes payable consisted of the following at December 31, 2004:

            Note payable to bank, interest rate; Prime +2 1/2%,
            original note; $200,000 maturity date; May 7, 2005,
            secured by assets of the Company                         $ 92,087

            Note payable by November 04, 2005, interest rate;          12,392
                                                                     --------
            8.6%, secured by assets of the Company                    104,479
            Less: current portion                                      47,192
                                                                     --------
            Note payable - long term                                 $ 57,287
                                                                     ========

Future annual principal payments on notes payable at December 31are as follows:

            2005                                                     $ 47,192
            2006                                                       34,800
            2007                                                       22,487

                                                                     --------
                                                                     $104,479
                                                                     ========

8. LINE OF CREDIT

The Company received $500,000 line of credit from a funding company in August 2002. The term is three months with three-month renewals and the interest rate is 1.75% per each 30 day period and in addition prime rate plus 3% on the balance. The line is secured by the assets of the Company. The outstanding balance as of December 31, 2004 was $ 12,300.

9. RELATED PARTY TRANSACTION

The Company has a facility lease agreement with a major shareholder and an officer effective June 1, 2001 for 25 years. The lease agreement covers office space and the warehouse. Due to the fire on this building in February 2002, the building has been rebuilt and the Company moved back in March 2004. This building was sold to unrelated party and in July 2004 the Company enacted a sale- leaseback on this building. The company is now leasing this building for $10,070 per month (note 13).

The Company has a consulting agreement with the Chief Executive Officer of the Company for a compensation of $12,000 per month. The CEO is to provide the services on the matters concerning the provision of Management, Administrative, Marketing, and Financial services to the Company pursuant to the Agreement terminable on 30 days notice by either party. The consulting agreement commenced on January 1, 2002 will continue until such time the Company withdraws the agreement or the CEO resigns. The accrued compensation of $432,000 starting January1, 2002 has been included in the amount due to officer and netted against receivable from him in the financial statements.

                                 IMAGING3, INC.
                          NOTES TO FINANCIAL STATEMENTS

10. INCOME TAXES

For year ended December 31, 2000, the Company elected for federal income tax purposes, under the Internal Revenue Code and the States of Texas and California, to be an S-corporation. The Company changed to C-corporation in July 2001. No provision was made for Federal income tax for the year ended December 31, 2004 and 2003, since the Company had significant net operating loss. In the year ended December 31, 2004 and 2003, the Company incurred net operating losses for tax purposes of approximately $1,880,000 and $1,589,000, respectively. Total net operating losses carry forward at December 31, 2004 for Federal and State purpose were $3,500,000 and $2,100,000, respectively. The net operating loss carryforwards may be used to reduce taxable income through the year 2024. The availability of the Company's net operating loss carryforwards are subject to limitation if there is a 50% or more positive change in the ownership of the Company's stock. The provision for income taxes consists of the state minimum tax imposed on corporations.

Temporary differences that give rise to deferred tax assets and liabilities at December 31, 2004 and 2003, comprised of depreciation and amortization and net operating loss carry forward. The gross deferred tax asset balance as of December 31, 2004 and 2003 was approximately $1,651,000 and $899,000, respectively. A 100% valuation allowance has been established against the deferred tax assets, as the utilization of the loss carrytforwards cannot reasonably be assured.

The components of the net deferred tax asset are summarized below:

                                     December 31, 2004       December 31, 2003
                                     -----------------       -----------------
            Deferred tax asset
            Net operating losses           $ 1,651,000             $   899,000
            Less: valuation allowance       (1,651,000)               (899,000)
                                           -----------             -----------
                                           $        --             $        --
                                           ===========             ===========

The following is a reconciliation of the provision for income taxes at the U.S. federal income tax rate to the income taxes reflected in the Statement of
Operations:

                                       December 31, 2004     December 31, 2003
                                       -----------------     -----------------

Tax expense (credit) at statutory rate-federal      (34)%                  (34)%
State tax expense net of federal tax                 (6)                    (6)
Changes in valuation allowance                       40                     40
                                                  -----                  -----
Tax expense at actual rate                           --                     --
                                                  =====                  =====

      Income tax expense consisted of the following:

                                              2004            2003
                                           ---------       ---------
            Current tax expense:
            Federal                        $      --       $      --
            State                                800             800
                                           ---------       ---------
            Total Current                  $     800       $     800

            Deferred tax credit:
            Federal                        $ 639.000       $ 540,260
            State                            113,000          95,340
                                           ---------       ---------
            Total deferred                 $ 752,000       $ 635,600
            Less: valuation allowance       (752,000)       (635,600)
                                           ---------       ---------
            Net Deferred tax credit               --              --
                                           ---------       ---------
            Tax expense                    $     800       $     800
                                           =========       =========

                                 IMAGING3, INC.
                          NOTES TO FINANCIAL STATEMENTS

11. STOCKHOLDERS' EQUITY

Common Stock:

In September 2002, the board of directors of the Company authorized to split the Company's common stock at the ratio of 1.15 shares for 1 previously issued share. On September 30, 2003, the board of directors of the Company authorized another forward split of the Company's common stock at the ratio of 1:8 shares. All fractional shares are rounded up and the authorized shares remain the same. The financial statements have been retroactively restated for the effects of stock splits.

Through December 31, 2000, the Company had two stockholders owning the Company's outstanding share capital in the ratio of 75:25. In the fiscal year 2001, the Company replaced its minor shareholder owning 25% of the outstanding shares, with another shareholder. As a part of restructuring, the Company entered into a purchase agreement with the former shareholder to buy out all his interest in 230,000 shares of common stock for $50,000. The new shareholder invested $100,000 into the Company for his share of ownership.

The Company changed its Articles of Incorporation in November 2001 to increase its authorized shares capital from 100,000 shares to 10,000,000 shares of common stock. In 2003 the Company again changed its authorized share capital from
10,000,000 shares to 100,000,000 shares of common stock. The Company, as an adjustment of capital stock outstanding, issued 68,310,000 additional post-split shares to its major shareholders and 23,000,000 shares to its minor shareholders, thereby keeping the ratio of shares ownership at 75:25.

On September 30, 2003, the Company changed its authorized shares capital from 100,000,000 to 500,000,000 of common stock.

The Company through its first placement offering which began in 2001 and ended on March 31, 2002, issued to a total of three (3) investors 805,000 shares for a total of $87,500. Subsequently in 2003, the Company issued 4 shares for every share held by these shareholders. As a result, a total of 3,220,000 shares of common stock were additionally issued to these shareholders, resulting in a total of 4,025,000 shares issued to these shareholders. These shares were issued to compensate the shareholders for the subsequent issue of shares to others at a lower price.

In November 2002, the Company issued shares of its common stock under a Private placement memorandum. This memorandum offered to sale up to two Million (2,000,000) shares of the common stock of the Company, at a price of one dollar ($1.00) per share. The Shares were offered on a "best-efforts" basis by the officers, employees and directors of the Company, and were offered by or through broker-dealers selected by the Company and independent referral sources. The Offering was being conducted under an exemption from registration set forth in
Section 4(6) of the '33 Act for federal securities law purposes. In order for an investor to be eligible to purchase Shares in the Offering, the investor must be an "accredited investor," as such term is defined for purposes of Regulation D. Through December 31, 2003, the Company sold 295,700 shares of its common stock under this offering. The Company terminated the offering in October 2003. These shares resulted in total of 2,365,500 after 1:8 forward split. Subsequently, the Company issued 4 shares for every share held by these shareholders to compensate the difference in share price. As a result, a total of 9,462,400 shares of common stock were additionally issued to these shareholders totaling 11,828,000 shares. at effective price of $0.025.

                                 IMAGING3, INC.
                          NOTES TO FINANCIAL STATEMENTS

In October 2003, the Company offered for sale, to residents of such States and Countries as the offering may qualify under an offering exemption under section 4(6) or other applicable exemption, up to Seventy Million (70,000,000) shares of the Company's common capital stock at a price of Two and One Half Cents ($0.025) per Share (third offering). The Offering was made in reliance upon an exemption from registration under the federal and state securities laws provided by
Section 4(6) of the Securities and Exchange Commission (the "SEC") and such other applicable exemptions from registration, for which the shares may be qualified. This offering terminated on July 1, 2004.

After the completion of the Offering, the Company has agreed to file with the SEC an SB-2 registration statement to register the Shares described in the Offering and to exercise its reasonable best efforts to cause that registration statement to become effective. The Company has also agreed to file with the National Association of Securities Dealers (the "NASD") to become a public company traded on the Over the Counter Bulletin Board market.

As a result, the Company, subsequent to the 2003 year end, issued 25,435,800 shares of common stock. Out of these shares 10,828,000 shares were issued to adjust the offerees' positions from the first and second offering while 14,607,800 shares were issued as a result of third offering (to December 31, 2003). During the year ended December 31, 2003, the Company issued a total of 16,180,000 shares for cash received amounting $364,500.

During the year ended December 31, 2003, the Company issued 620,000 shares to purchase inventory valued at $15,500 and 3,007,800 shares for the services amounting $75,195. The stocks were valued at the average fair market value of the shares of the Company based upon sales of such shares nearest to the purchase date.

During the year ended December 31, 2004, the Company issued 47,667,200 shares of common stock for $999,780 cash received during the year 2004 and $180,700 received in the year 2003 totaling $1,180,180.

During the year ended December 31, 2004, the Company issued 1,400,000 shares for salaries valued at $35,000.

During the year ended December 31, 2004, the Company issued 560,000 shares for purchase of equipment valued at $14,000.

12. SUPPLEMENTAL DISCLOSURE OF CASH FLOWS

The Company prepares its statements of cash flows using the indirect method as defined under the Financial Accounting Standard No. 95.

The Company paid income taxes of $800 and interest of $52,465 during the year 2004. The Company paid income taxes of $-0- and interest of $22,768 during the year 2003.

Cash flow statements for the year ended December 31, 2004 does not include the effects of issuance of 1,400,000 shares for salaries valued at $35,000 and 560,000 shares for the purchase of office equipment valued at $ 14,000.

                                 IMAGING3, INC.
                          NOTES TO FINANCIAL STATEMENTS

13. GOING CONCERN

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. In the years ended December 31, 2004 and 2003, the Company had incurred losses of $1,917,150 and $1,590,076, respectively. The Company has accumulated deficit of $4,377,459 on December 31, 2004. In addition, the Company had negative cash flow from operating activities amounting $949,089 during the year ended December 31, 2004. The continuing losses have adversely affected the liquidity of the Company.

In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to raise additional capital, obtain financing and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management has taken the following steps to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue as a going concern. Management devoted considerable effort during the years ended December 31, 2003 and 2002, towards (i) obtaining additional equity financing; in that regard in 2003 and early 2004, the Company was in process of offering to sell more shares at $.025 per share in private placement to accredited investors. (ii) controlling of salaries and general and administrative expenses (iii) management of accounts payable (iv) evaluation of its distribution and marketing methods, and (v) increasing marketing and sales. In order to control general and administrative expenses, the Company has established internal financial controls in all areas, specifically in hiring and overhead cost. The Company has also established a hiring policy under which the company will refrain from hiring additional employees unless approved by the CEO and COO. Accounts payable are reviewed and approved or challenged on a daily basis and sales staff is questioned as to the validity of any expense and on a monthly basis. Senior management reviews the annual budge to ascertain and question any variance from plan, on a quarterly basis, and to anticipate and make adjustments as may be feasible.

14. COMMITTMENTS

The Company has a facility lease agreement effective October 1, 2004 for 5 years with an option to extend for 60 month period.

Future minimum lease commitments, excluding property taxes and insurance, payable at December 31 are approximately as follows:

            2005                                $120,840
            2006                                 120,840
            2007                                 120,840
            2008                                 120,840
            2009                                 120,840
                                                --------
                                                $604,200
                                                ========

Rent expenses for leased facility were $ 84,060 and $38,832 for year ended December 31, 2004 and 2003, respectively.

                                 IMAGING3, INC.
                          NOTES TO FINANCIAL STATEMENTS

15. CONTINGENCIES & LITIGATION

On February 28, 2002, the Company initiated legal proceedings in the Los Angeles Superior Court against its construction contractor, Tower Engineering [Imaging Services, Inc. and Dean Janes v. Tower Engineering, Los Angeles Superior Court case number EC033979]. The Company filed because they are a tenant under a lease and entitled to damages. In connection with that action, Tower Engineering filed a cross-complaint against the company, seeking payment of allegedly outstanding invoices related to the same construction. The Company answered the cross-complaint, denying its allegations. Other disputes have arisen in connection with this litigation, involving subcontractors and insurers for the parties. These construction-related cases are Hayat Painting and Wallcovering, Inc. v. Imaging Services, Inc. and Tower Engineering; Los Angeles Superior Court Case Number 02CC03321, filed April 8, 2002, and Westside Wholesale Electric and Lighting, Inc. v. Mario Albert Osorio, dba Albert's Electric Service, and Dean Janes; Los Angeles Superior Court case number 02K02597. A primary defendant, Mario Osorio, dba Albert's Electric Service, has been discharged in bankruptcy action, and his insurer has also gone into liquidation. Westside was a suppler to Mario Osorio and filed a material man's suit. These cases may be deemed related or consolidated with the primary Imaging vs. Tower action. Summary judgment was entered against the Company with respect to its affirmative claim for relief in connection with the Company's fire losses, and this ruling is under appeal. The Court has ordered that the claims of Tower Engineering for allegedly unpaid invoices will be presented to binding arbitration within the next three to four months. Another construction-related collection case, Westside Wholesale Electric and Lighting, Inc. v. Mario Albert Osorio, dba Albert's Electric Service, and Dean Janes; Los Angeles Superior Court case number 02K02597, was consolidated with the primary Imaging vs. Tower action, and will be arbitrated at the same time.

In April 2002, the Company initiated litigation against a former employee and his subsequent employer for unfair business practice and related business torts in connection with that employee's post termination conduct. This action is pending in the Northwest District of Los Angeles Superior Court. The defendants responded with cross complaints against the Company for the breach of contract and conversion, which have been defended in conjunction with the Company's prosecution of the initial complaint. In January 2004, as a result of the court decision in both of these cases, the company was required to pay an amount of $26,443, which has been recorded as a liability in the financial statements.

Veterinary Management Services, Inc. (plaintiff) vs. the Company in Arapahoe County District Court, Colorado: The plaintiff claimed that the Company entered in to contractual agreements for the provision of a unit represented by the Company to meet plaintiff's requirements. Pursuant to the agreement, the plaintiff paid a deposit of $5,000 and monthly payments on the unit in the amount of $51,664. Subsequently, the unit failed. On or about May 23, 2001, the plaintiff filed its complaint seeking damages resulting from the Company's breach of contract, fraud and misrepresentation in the inducement of the contract/lease and breach of warranty. The Veterinary Management Services case was scheduled to go to trial on November 24, 2003, and resulted in a default judgment against the Company in the amount of $382,900.73. This judgment was then entered as a sister-state judgment in California in the amount of $382,900.73 (Los Angeles Superior Court case # BS091681); the Company has filed a Motion to Vacate this entry of judgment, which motion was denied on October 28, 2004. The Company have not resolved this judgment as of date hereof, and it could materially impair our ability to continue in business. The plaintiffs' claimed damages due to defective products replacement costs, lease payments, and lost income, and attorneys' fees. The Company has accrued $316,064.16 on its financial statements

The Company also has certain litigation and negotiations in progress resulting from activities arising from normal operations. These actions involve disputed amounts claimed in connection with purchase orders, invoices, and pending in several jurisdictions. The Company disputes the amounts claimed in these collection actions and defending each of these actions in the jurisdictions in which they were filed. From these litigations, the following have been finalized in 2004;

The Covington Anesthesia Assoc. matter resulted in a judgment in favor of the plaintiff in the amount of $7,654.34 principal, plus attorneys' fees, court costs, and interest in October 2003; a sister-state judgment was entered in the Los Angeles Superior Court in September, 2004 in the amount of $11,227.19 (Los Angeles Superior Court case # 04C01792). The Company has accrued $11,227.19 on its financial statements.

                                 IMAGING3, INC.
                          NOTES TO FINANCIAL STATEMENTS

The DeLage Landen case sought $16,619.27 plus interest from June 1, 2003 and attorneys' fees; recently-concluded negotiation have resulted in a settlement, pursuant to which the Company will pay $750.00 per month for eleven months, with a final payment thereafter of $5,250.00. The Company has accrued $13,500 on its financial statements.

The DLW case sought more than $46,100.00 plus attorneys' fees and litigation costs from the Company and individuals affiliated with it; on April 20, 2004, the Company's Motion to Compel Arbitration was granted, and the action was stayed pending completion of the arbitration, which has not been set.

The Dove case in Texas, on January 23, 2004, resulted in a judgment against the Company and Dean Janes in the amount of $17,100.00, plus interest from January 23, 2004 at 5% per annum, plus attorneys' fees of $5,500.00, and costs of court. The Company has accrued $23,403.46 on its financial statements.

The Executive Car Leasing action seeks $14,901.73 plus collection costs and fees against the Company. The Company answered the complaint and asserted a number of affirmative defenses. The Company has accrued 14,901.73 on its financial statement.

The Federal Express action seeks $16,217.90 against the Company. The case was settled for $3,500 in February 2005. The Company has accrued $13,037.49 on its financial statements as of 12-31-04. The Company will recognize gain on settlement of debt of $9,537.49 in the first quarter of 2005.

The Medical Equipment Locator case sought $12,263.00 plus litigation costs, and was settled by an agreement to pay $1,000.00 by March 15, 2004 and subsequent monthly payments of $500.00 through June 15, 2005. The Company has accrued $2,500 on its financial statements and paid off the rest.

The Medstone action was resolved by settlement on February 18, 2003 for $155,000.00 with interest at 8% per annum, and the Company is making monthly payments of $5,000.00 toward the remaining balance, which payments were to increase to $10,000.00 per month on March 1, 2004, until paid. The Company has accrued unpaid balance of $40,000 on its financial statements

The Medison action initiated on or about April 28, 2004 and sent to the Company some time thereafter was submitted, by the claimants, to the Korean Commercial Arbitration Board, and it awarded $515,000 plus interest from March 1, 2002 against the Company. The Company has accrued $617,021.5 on its financial statements

The Modern Printing action was settled in October, 2003, with the Company agreeing to make four monthly installments of $2,000.00 each, with a total of $16,000.00 due (less payments made) in the event of a default. The Company has accrued $12,593.80 on its financial statements

The North American Imaging (NAI) case had been set for trial on March 29, 2004. The Plaintiff in NAI previously obtained a writ of attachment against the Company, and sought damages against the Company and the CEO in the amount of $106,469.98; the Company had a cross-complaint against NAI. The NAI action was settled in February 2004, pursuant to which the Company agreed to pay $6,153.85 each month, commencing on April 1, 2004, until the total sum of $80,000.00 has been paid. The Company has accrued unpaid balance of $24,615.40 on its financial statements.

                                 IMAGING3, INC.
                          NOTES TO FINANCIAL STATEMENTS

The Plaintiff in the Skagit County case sought $43,198.00 plus punitive damages, interest, costs and attorneys' fees. The Skagit County action has been settled, through the Company's agreement to pay a total of $32,398.50, plus interest at 5% per annum within 24 months. An initial payment of $2,000.00 was paid on July 9, 2004, and the company agreed to make additional monthly payments of $1,000.00 per month, commencing on August 9, 2004, with a final balloon payment at the end of the 24th month to satisfy the $32,398.50 amount. The Company has accrued $25,398.50 on its financial statements and paid off the rest.

The Richardson Electronics case was settled by stipulation in September, 2003 for an agreed judgment of $13,420.61 (plus costs, attorneys' fees and interest), which judgment amount would be stayed so long as the Company paid a total of $3,000.00 in monthly installments through February 2004. The Company has accrued 13,420.61 on the financial statements.

The Stonebridge Leasing case resulted in a Pennsylvania judgment in the amount of $25,698.23 in July, 2003. The Company has accrued $25,698.23 on the financial statements

The Surgery Center LLC action seeks $75,500.00 plus collection costs. A settlement of $40,000 was reached requiring periodic payments by the Company. The Company has accrued $40,000 on the financial statements

The Toms River Surgery case sought $192,604.00 plus punitive damages, attorneys' fees and costs of collection, and was settled in June 2004, with the Company's agreement to pay Toms River $88,000.00 plus interest at 6% per annum from June 1, 2004 until the date of full payment, which is to be made no later than January 1, 2006. The Company has accrued $90,640 on the financial statements

The Wayne LeBleu & Assoc. vs. Imaging3 case resulted in a default judgment of $4,010.16 on June 7, 2004, and, in September 2004 was entered as a sister-state judgment in California in the amount of $5,540.74. The Company has accrued $5,540.74 on its financial statements.

The GE Capital Financial Leasing vs. Imaging3 case resulted in a mutual settlement of $2918.60 on February 7, 2005. The Company agreed to pay 4 monthly payments of $729.65 with the first payment starting on the last day of February 2005. The Company has accrued $2.918.60 on its financial statements.

16. GAIN ON LEGAL SETTLEMENT

The Company entered into the settlement agreements with two parties for settlement of litigation for $235,000. The Company has recorded the difference between the accrued liability and the settlement, amounting $157,305 as a gain on legal settlement for the year ended December 31, 2004.

INDEX TO INTERIM FINANCIAL STATEMENTS


Balance Sheet for June 30, 2005                                     F-21

Statements of Operations for June 30, 2005 and 2004                 F-22

Statements of Cash Flows for June 30, 2005 and 2004                 F-23

Notes to Financial Statements for June 30, 2005 and 2004            F-24 - F-30

                                 IMAGING3, INC.
                                  BALANCE SHEET
                                  JUNE 30, 2005
                                   (UNAUDITED)

                                     ASSETS

CURRENT ASSETS:
       Cash & cash equivalents                                      $     4,776
       Accounts receivable, net                                          22,263
       Inventory                                                        724,404
       Employee advances                                                 15,000
       Prepaid expenses                                                  21,122
                                                                    -----------
                      Total current assets                              787,565

PROPERTY AND EQUIPMENT, NET                                              56,129

OTHER ASSETS:
       Deposits                                                          29,414

                                                                    -----------
                                                                    $   873,108
                                                                    ===========

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
       Accounts payable                                             $   307,849
       Accrued expenses                                               2,148,547
       Advance from customers                                           715,280
       Due to former shareholder                                         40,000
       Due to officer                                                   531,681
                                                                    -----------
                      Total current liabilities                       3,743,357

COMMITMENTS & CONTINGENCIES

STOCKHOLDERS' DEFICIT
       Common stock, no par value; authorized shares 500,000,000;
       issued and outstanding 168,840,000 shares                      1,947,875
       Accumulated deficit                                           (4,818,124)
                                                                    -----------
                      Total stockholders' deficit                    (2,870,249)

                                                                    -----------
                                                                    $   873,108
                                                                    ===========

              The accompanying notes are an integral part of these
                        unaudited financial statements.

                                 IMAGING3, INC.
                            STATEMENTS OF OPERATIONS
      FOR THE THREE MONTH & SIX MONTH PERIODS ENDED JUNE 30, 2005 AND 2004
                                   (UNAUDITED)

                                                                   FOR THE THREE MONTH PERIODS        FOR THE SIX MONTH PERIODS
                                                                           ENDED JUNE 30                     ENDED JUNE 30
                                                                    2005              2004              2005              2004
                                                                -------------     -------------     -------------     -------------
NET REVENUE                                                     $     478,755     $     379,152     $   1,077,008     $     544,936

COST OF REVENUE                                                       205,724            96,282           594,222           193,181
                                                                -------------     -------------     -------------     -------------

GROSS PROFIT                                                          273,032           282,870           482,787           351,755

Operating expenses                                                    449,847           308,919           885,384           778,523
                                                                -------------     -------------     -------------     -------------

LOSS FROM OPERATIONS                                                 (176,815)          (26,050)         (402,597)         (426,769)

Non-operating income (expense):
        Other income                                                   11,421             5,690            11,421             5,690
        Interest income                                                    --             2,658                --             3,730
        Interest expense                                              (29,029)          (29,113)          (48,688)          (41,261)
                                                                -------------     -------------     -------------     -------------
                Total non-operating expense                           (17,609)          (20,765)          (37,268)          (31,841)
                                                                -------------     -------------     -------------     -------------

LOSS BEFORE INCOME TAX                                               (194,424)          (46,815)         (439,865)         (458,609)

Provision for income taxes                                                 --                --               800               800

                                                                -------------     -------------     -------------     -------------
NET LOSS                                                        $    (194,424)    $     (46,815)    $    (440,665)    $    (459,409)
                                                                =============     =============     =============     =============

BASIC AND DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING             168,840,000       161,260,141       168,840,000       151,057,789
                                                                =============     =============     =============     =============

BASIC AND DILUTED NET LOSS PER SHARE                            $          (0)    $          (0)    $          (0)    $          (0)
                                                                =============     =============     =============     =============

              The accompanying notes are an integral part of these
                        unaudited financial statements.

                                 IMAGING3, INC.
                            STATEMENTS OF CASH FLOWS
             FOR THE SIX MONTH PERIODS ENDED JUNE 30, 2005 AND 2004
                                   (UNAUDITED)

                                                                2005          2004
                                                             ---------     ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
      Net loss                                               $(440,665)    $(459,409)
      Adjustments to reconcile net loss to net cash
        provided by (used in) operating activities:
             Depreciation and amortization                       7,614         6,613
             Decrease (increase) in current assets:
                   Accounts receivable                          43,002        83,863
                   Inventory                                    82,396      (107,743)
                   Prepaid expenses                              6,040        (2,547)
                   Employee advances                                --       (15,000)
                   Deposits                                         --         5,087
             Increase (decrease) in current liabilities:
                   Accounts payable                           (130,295)     (143,161)
                   Accrued expenses                            362,067         4,721
                   Due to stockholder                          526,695            --
                   Advance from customers                     (388,391)      (14,339)
                                                             ---------     ---------
      Net cash provided by (used in) operating activities       68,464      (641,915)
                                                             ---------     ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
             Due from shareholders                                  --      (119,800)
             Due from officers                                      --       (24,163)
             Payments on notes and loans                       (92,087)      (13,857)
             Payment of line of credit                         (12,300)       (7,164)
             Proceeds from issuance of stock                        --       918,250
                                                             ---------     ---------
      Net cash provided by (used in) financing activities     (104,387)      753,266
                                                             ---------     ---------

NET INCREASE (DECREASE) IN CASH & CASH EQUIVALENTS             (35,923)      111,351

CASH & CASH EQUIVALENTS, BEGINNING BALANCE                      40,699         8,874
                                                             ---------     ---------

CASH & CASH EQUIVALENTS, ENDING BALANCE                      $   4,776     $ 120,225
                                                             =========     =========

              The accompanying notes are an integral part of these
                         unaudited financial statements.

                                 IMAGING3, INC.
                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

1. ORGANIZATIONS AND DESCRIPTION OF BUSINESS

Imaging3, Inc. (formerly, Imaging Services, Inc.) (the "Company") is a California corporation, incorporated on October 29, 1993. The Company filed a certificate of amendment of articles of incorporation to change its name to Imaging3, Inc. on August 20, 2002.

The Company's primary business is production and sale of medical equipment, parts and services to hospitals, surgery centers, research labs, physician offices and veterinarians. Equipment sales include new c-arms, c-arms tables remanufactured c-arms and used c-arm and surgical tables. Part sales comprise of new or renewed replacement parts for c-arms.

2. BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated interim financial statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission for the presentation of interim financial information, but do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's annual report on for the year ended December 31, 2004. The Company follows the same accounting policies in preparation of interim reports. Results of operations for the interim periods are not indicative of annual results.

SEGMENT REPORTING

During the periods ended June 30, 2005 and 2004, the Company only operated in one segment. Therefore, segment disclosure has not been presented.

RECLASSIFICATIONS

Certain comparative amounts have been reclassified to conform to the current year's presentation.

REVENUE RECOGNITION

The Company recognizes its revenue in accordance with the Securities and Exchange Commissions ("SEC") Staff Accounting Bulletin No. 104, "Revenue Recognition in Financial Statements" ("SAB 104"). Revenue is recognized upon shipment, provided that evidence of an arrangement exists, title and risk of loss have passed to the customer, fees are fixed or determinable and collection of the related receivable is reasonably assured. Revenue is recorded net of estimated product returns, which is based upon the Company's return policy, sales agreements, management estimates of potential future product returns related to current period revenue, current economic trends, changes in customer composition and historical experience. . The Company accrues for warranty costs, sales returns, and other allowances based on its experience. Generally, the Company extends credit to its customers and does not require collateral. The Company performs ongoing credit evaluations of its customers and historic credit losses have been within management's expectations.

ADVANCES FROM CUSTOMERS

Advances from customers represent amounts received from customers against future sales of goods since the Company recognizes revenue upon shipment of goods. These advances are applied to the invoices when the equipment is shipped to the customers. The balance at June 30, 2005 was $715,280.

                                 IMAGING3, INC.
                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

USING ESTIMATES

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. Unless otherwise indicated, the fair values of all reported assets and liabilities, which represent financial instruments, none of which are held for trading purposes, approximate carrying values of such amounts.

STOCK-BASED COMPENSATION

In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires compensation expense to be recorded (i) using the fair value method or
(ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for stock issued to employees" (APB 25) and related interpretations with pro forma disclosure of what net income and earnings per share would have been had the Company adopted the fair value method. The company uses the intrinsic value method prescribed by APB25 and has opted for the disclosure provisions of SFAS No.123. Through June 30, 2005, the Company has not granted any option for its stock.

RECENT PRONOUNCEMENTS

In December 2004, the FASB issued  Statement of Financial  Accounting  Standards
(SFAS) No. 123 (Revised), Share-Based Payment. This standard revises SFAS No. 123, APB Opinion No. 25 and related accounting interpretations, and eliminates the use of the intrinsic value method for employee stock-based compensation. SFAS No. 123(R) requires compensation costs related to share based payment transactions to be recognized in the financial statements over the period that an employee provides service in exchange for the award. Currently, the Company uses the intrinsic value method of APB Opinion No. 25 to value share-based options granted to employees and board members. This standard requires the expensing of all share-based compensation, including options, using the fair value based method. The effective date of this standard for the Company will be January 1, 2006. Management is currently assessing the impact that this new standard will have on the Company's financial statements.

In November 2004, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 151 ("SFAS 151"), "Inventory Costs, an amendment of ARB No. 43, Chapter 4." The amendments made by SFAS 151 clarify that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current-period charges and require the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. The guidance is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Earlier application is permitted for inventory costs incurred during fiscal years beginning after November 23, 2004. The Company has evaluated the impact of the adoption of SFAS 151, and does not believe the impact will be significant to the Company's overall results of operations or financial position.

In December 2004, the FASB issued SFAS Statement No. 153, "Exchanges of Nonmonetary Assets." The Statement is an amendment of APB Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. The Company believes that the adoption of this standard will have no material impact on its financial statements.

                                 IMAGING3, INC.
                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

3. ACCOUNTS RECEIVABLE

All accounts receivable are trade related. The amount of net accounts receivable as of June 30, 2005 was $22,263. The reserve for uncollectible account was $1,375.

4. INVENTORIES

Inventory comprised of the following as of June 30, 2005:

            Parts inventory                                 $316,795
            Finished goods                                   407,609
                                                            --------
            Total                                           $724,404
                                                            ========

5. ACCRUED EXPENSES

Accrued expenses consisted of the following as of June 30, 2005:

            Accrued payroll taxes                         $  117,639
            Accrued litigation                             1,594,345
            Accrued legal fee                                267,752
            Other accrued expenses                           168,811
                                                          ----------
            Total                                         $2,148,547
                                                          ==========

6. DUE TO OFFICER

On June 30, 2005, the Company had a balance due to the Chief Executive Officer of the Company amounting $531,681. The amount is interest free, due on demand, and unsecured.

7. DUE TO FORMER SHAREHOLDER

As a part of restructuring in 2001, the Company entered into a purchase agreement with the former shareholder to buyout all his interest and the ownership for $50,000. This amount is interest free, due on demand and unsecured. The outstanding balance as of June 30, 2005 was $40,000.

8. RELATED PARTY TRANSACTIONS

The Company has a consulting agreement with the Chief Executive Officer of the Company for a compensation of $12,000 per month. The CEO is to provide the services on the matters concerning the provision of Management, Administrative, Marketing, and Financial services to the Company pursuant to the Agreement terminable on 30 days notice by either party. The consulting agreement commenced on January 1, 2002 will continue until such time the Company withdraws the agreement or the CEO resigns. The accrued compensation of $504,000 starting January 1, 2002 has been included in the amount due to officer and netted against receivable from him in the financial statements.

9. COMMITMENTS

The Company has a facility lease agreement effective July 1, 2004 for 5 years with an option to extend for 60-month period.

                                 IMAGING3, INC.
                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

Future minimum lease commitments, excluding property taxes and insurance, payable at June 30, 2005 are approximately as follows:

             2006                         $120,840
             2007                          120,840
             2008                          120,840
             2009                          120,840
                                          --------
                                          $483,360
                                          ========

Rent expenses for leased facility were $28,620 and $24,116 for the three month periods ended June 30, 2005 and 2004, respectively.

10. GAIN ON LEGAL SETTLEMENT

The Company settled a litigation case for $2,000. The Company has recorded the difference between the accrued liability and the settlement, amounting $11,421, as a gain on legal settlement during the three month period ended June 30, 2005. The gain on settlement has been shown as other income in the accompanying financial statements.

11. STOCKHOLDERS' DEFICIT

COMMON STOCK:

The Company did not issue any stock, option, or warrant in the period ended June 30, 2005.

The Company issued 22,550,000 shares for $563,750 cash received in the period ended June 30, 2004. The Company did not issue any option or warrant in the period ended June 30, 2004.

12. SUPPLEMENTAL DISCLOSURE OF CASH FLOWS

The Company prepares its statements of cash flows using the indirect method as defined under the Financial Accounting Standard No. 95.

The Company paid income taxes of $0 and $0 during the three month periods ended June 30, 2005 and 2004, respectively. The Company paid interest of $8,010 and $9,375 during the three month periods ended June 30, 2005 and 2004, respectively.

13. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. This basis of accounting contemplates the recovery of the Company's assets and the satisfaction of its liabilities in the normal course of business. In the period ended June 30, 2005, the Company incurred a loss of $440,665. The Company had an accumulated deficit of $4,818,124 on June 30, 2005. The continuing losses have adversely affected the liquidity of the Company.

In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to raise additional capital, obtain financing and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

                                 IMAGING3, INC.
                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

Management has taken the following steps to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue as a going concern. Management devoted considerable effort during the period ended June 30, 2005, towards (i) obtaining additional financing; in that regards thus the Company is in process of negotiating with various financial institutions. (ii) controlling of salaries and general and administrative expenses (iii) management of accounts payable and (iv) evaluation of its distribution and marketing methods and (v) the rapid collection of its accounts receivables. The management is planning to rebuild the facility for its operations.

14. LITIGATION

On February 28, 2002, the Company initiated legal proceedings in the Los Angeles Superior Court against its construction contractor, Tower Engineering [Imaging Services, Inc. and Dean Janes v. Tower Engineering, Los Angeles Superior Court case number EC033979]. The Company filed because it was a tenant under a lease and entitled to damages. In connection with that action, Tower Engineering filed a cross-complaint against the company, seeking payment of allegedly outstanding invoices related to the same construction. The Company answered the cross-complaint, denying its allegations. Other disputes have arisen in connection with this litigation, involving subcontractors and insurers for the parties. These construction-related cases are Hayat Painting and Wallcovering, Inc. v. Imaging Services, Inc. and Tower Engineering; Los Angeles Superior Court Case Number 02CC03321, filed April 8, 2002, and Westside Wholesale Electric and Lighting, Inc. v. Mario Albert Osorio, dba Albert's Electric Service, and Dean Janes; Los Angeles Superior Court case number 02K02597. A primary defendant, Mario Osorio, dba Albert's Electric Service, has been discharged in bankruptcy action, and his insurer has also gone into liquidation. Westside was a suppler to Mario Osorio and filed a material man's suit. These cases may be deemed related or consolidated with the primary Imaging vs. Tower action. Summary judgment was entered against the Company with respect to its affirmative claim for relief in connection with the Company's fire losses, and this ruling is under appeal. The Court has ordered that the claims of Tower Engineering for allegedly unpaid invoices will be presented to binding arbitration within the next three to four months. Another construction-related collection case, Westside Wholesale Electric and Lighting, Inc. v. Mario Albert Osorio, dba Albert's Electric Service, and Dean Janes; Los Angeles Superior Court case number 02K02597, was consolidated with the primary Imaging vs. Tower action, and will be arbitrated at the same time. On April 25, 2005 the arbitrator awarded to Tower Engineering and Wholesale Electric $69,187.06 against Imaging Services, Inc. for claims and interest, which has been recorded as a liability on the financial statements.

In April 2002, the Company initiated litigation against a former employee and his subsequent employer for unfair business practice and related business torts in connection with that employee's post termination conduct. This action is pending in the Northwest District of Los Angeles Superior Court. The defendants responded with cross complaints against the Company for the breach of contract and conversion, which have been defended in conjunction with the Company's prosecution of the initial complaint. In January 2004, as a result of the court decision in both of these cases, the company was required to pay an amount of $26,443, which has been recorded as a liability on its financial statements.

Veterinary Management Services, Inc. (plaintiff) vs. the Company in Arapahoe County District Court, Colorado: The plaintiff claimed that the Company entered in to contractual agreements for the provision of a unit represented by the Company to meet plaintiff's requirements. Pursuant to the agreement, the plaintiff paid a deposit of $5,000 and monthly payments on the unit in the amount of $51,664. Subsequently, the unit failed. On or about May 23, 2001, the plaintiff filed its complaint seeking damages resulting from the Company's breach of contract, fraud and misrepresentation in the inducement of the contract/lease and breach of warranty. The Veterinary Management Services case was scheduled to go to trial on November 24, 2003, and resulted in a default judgment against the Company in the amount of $382,900.73. This judgment was then entered as a sister-state judgment in California in the amount of $382,900.73 (Los Angeles Superior Court case # BS091681); the Company has filed a Motion to Vacate this entry of judgment, which motion was denied on October 28, 2004. The Company has not resolved this judgment as of date hereof, and it could materially impair our ability to continue in business. The plaintiffs' claimed damages due to defective products replacement costs, lease payments, and lost income, and attorneys' fees. The Company has accrued $316,064.16 on its financial statements.

                                 IMAGING3, INC.
                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

The Company also has certain litigation and negotiations in progress resulting from activities arising from normal operations. These actions involve disputed amounts claimed in connection with purchase orders, invoices, and pending in several jurisdictions. The Company disputes the amounts claimed in these collection actions and defending each of these actions in the jurisdictions in which they were filed;

The Covington Anesthesia Assoc. matter resulted in a judgment in favor of the plaintiff in the amount of $7,654.34 principal, plus attorneys' fees, court costs, and interest in October 2003; a sister-state judgment was entered in the Los Angeles Superior Court in September, 2004 in the amount of $11,227.19 (Los Angeles Superior Court case # 04C01792). The Company has accrued $11,227.19 on its financial statements.

The DeLage Landen case sought $16,619.27 plus interest from June 1, 2003 and attorneys' fees; recently-concluded negotiation have resulted in a settlement, pursuant to which the Company will pay $750.00 per month for eleven months, with a final payment thereafter of $5,250.00. The Company has paid 4,500 and accrued $9,000 on its financial statements.

The DLW case sought more than $46,100.00 plus attorneys' fees and litigation costs from the Company and individuals affiliated with it; on April 20, 2004, the Company's Motion to Compel Arbitration was granted, and the action was stayed pending completion of the arbitration, which has not been set.

The Dove case in Texas, on January 23, 2004, resulted in a judgment against the Company and Dean Janes in the amount of $17,100.00, plus interest from January 23, 2004 at 5% per annum, plus attorneys' fees of $5,500.00, and costs of court. The Company has accrued $23,403.46 on its financial statements.

The Executive Car Leasing action seeks $14,901.73 plus collection costs and fees against the Company. The Company answered the complaint and asserted a number of affirmative defenses. The Company has accrued 14,901.73 on its financial statement.

The Federal Express action seeks $16,217.90 against the Company. The case was settled for $3,500 in February 2005. The Company has accrued $13,037.49 on its financial statements.

The Medical Equipment Locator case sought $12,263.00 plus litigation costs, and was settled by an agreement to pay $1,000.00 by March 15, 2004 and subsequent monthly payments of $500.00 through June 15, 2005. The Company has paid off the full amount.

The Medstone action was resolved by settlement on February 18, 2003 for $155,000.00 with interest at 8% per annum, and the Company is making monthly payments of $5,000.00 toward the remaining balance, which payments were to increase to $10,000.00 per month on March 1, 2004, until paid. The Company has accrued unpaid balance of $5,000 on its financial statements and anticipates paying it off during the third quarter 2005.

The Medison action initiated on or about April 28, 2004 and sent to the Company the claimants, to the Korean Commercial Arbitration Board, thereafter submitted some time, and it awarded $515,000 plus interest from March 1, 2002 against the Company. The Company has accrued $617,021.5 on its financial statements

The Modern Printing action was settled in October, 2003, with the Company agreeing to make four monthly installments of $2,000.00 each, with a total of $16,000.00 due (less payments made) in the event of a default. The Company has accrued $12,593.80 on its financial statements

The North American Imaging (NAI) case had been set for trial on March 29, 2004. The Plaintiff in NAI previously obtained a writ of attachment against the Company, and sought damages against the Company and the CEO in the amount of $106,469.98; the Company had a cross-complaint against NAI. The NAI action was settled in February 2004, pursuant to which the Company agreed to pay $6,153.85 each month, commencing on April 1, 2004, until the total sum of $80,000.00 has been paid. The company has paid off the full amount.

                                 IMAGING3, INC.
                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

The Plaintiff in the Skagit County case sought $43,198.00 plus punitive damages, interest, costs and attorneys' fees. The Skagit County action has been settled, through the Company's agreement to pay a total of $32,398.50, plus interest at 5% per annum within 24 months. An initial payment of $2,000.00 was paid on July 9, 2004, and the company agreed to make additional monthly payments of $1,000.00 per month, commencing on August 9, 2004, with a final balloon payment at the end of the 24th month to satisfy the $32,398.50 amount. The Company has accrued $22,398.50 on its financial statements and paid off the rest.

The Richardson Electronics case was settled by stipulation in September, 2003 for an agreed judgment of $13,420.61 (plus costs, attorneys' fees and interest), which judgment amount would be stayed so long as the Company paid a total of $3,000.00 in monthly installments through February 2004. The case was settled for $2,000. The Company has recorded a gain on legal settlement of $11,421 for the difference between the accrued liability and the settlement on its financial statements for the three month period ended June 30, 2005.

The Stonebridge Leasing case resulted in a Pennsylvania judgment in the amount of $25,698.23 in July, 2003. The Company has accrued $25,698.23 on its financial statements

The Surgery Center LLC action seeks $75,500.00 plus collection costs. A settlement of $40,000 was reached requiring periodic payments by the Company. The Company has paid $3,000 and accrued $37,000 on its financial statements

The Toms River Surgery case sought $192,604.00 plus punitive damages, attorneys' fees and costs of collection, and was settled in June 2004, with the Company's agreement to pay Toms River $88,000.00 plus interest at 6% per annum from June 1, 2004 until the date of full payment, which is to be made no later than January 1, 2006. The Company has accrued $90,640 on its financial statements

The Wayne LeBleu & Assoc. vs. Imaging3 case resulted in a default judgment of $4,010.16 on June 7, 2004, and, in September 2004 was entered as a sister-state judgment in California in the amount of $5,540.74. The Company has accrued $5,540.74 on its financial statements.

The GE Capital Financial Leasing vs. Imaging3 case resulted in a mutual settlement of $2918.60 on February 7, 2005. The Company agreed to pay 4 monthly payments of $729.65 with the first payment starting on the last day of February 2005. The Company has paid off the full amount.

The Arkansas Medical Imaging action seeks $85,274.85 principal, interest and estimated cost. The company has accrued $85,274.85 on its financial statements.

The Pain Care Center action seeks $142,500 plus collection cost. The company has accrued $142,500 on its financial statements.

The Peach Tree Clinic action seeks $30,364.13 plus attorney's fees. The company has accrued $30,364.13 on its financial statements.

                                     PART II

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation and Bylaws, as amended, provide to the fullest extent permitted by California law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Set forth below is a statement of expenses expected to be incurred by the company in connection with the issuance and distribution of the securities to be registered, other than underwriting discounts and commissions.

            Legal Fees                                       $35,000
            SEC Registration Fees                            $   455
            Accounting Fees *                                $25,000
            Filing Fees *                                    $ 2,000
            Printing & Engraving *
            share certificates and prospectuses              $ 1,000
            Non-Accountable Expenses                         $     0

                               (* Estimates Only)

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

Within the last three (3) years, the following sales have been made of the Company's $.001 par value voting common stock. Consideration received is shown.


A total of 164 shareholders purchased 70,440,000 shares for total cash consideration of $1,761,000. The offering and sales of the shares was made in reliance upon the exemptions contained in Sections 4(2) and 4(6) of the Securities Act of 1933. These shares are subject to this registration. We have adjusted all of the share numbers for the two forward splits and the adjustment shares issued as discussed beginning at p. 51 of the Prospectus and shown in the chart below. The numbered paragraphs define various offerings, and after each purchaser's name, we have placed a number or numbers corresponding to the numbered paragraph describing the offering in which the purchaser purchased the shares listed.

Total of All Three Private Placements

              Capital                   # of Shares        Effective Price/Share
              -------                   -----------        ---------------------

First         $  100,625                 4,025,000                 $0.025
Second        $  295,700                11,828,000                 $0.025
Third         $1,364,675                54,587,000                 $0.025
              ----------                ----------                 ------
              $1,761,000                70,440,000                 $0.025

We sold, shortly after the founding of the company, shares to 2 shareholders who paid $0.0156 per share for 6,400,000 shares for total cash consideration of $100,000. The offering and sales of the shares was made in reliance upon the exemptions contained in Sec. 4(2) of the Securities Act of 1933. These shares are not subject to registration and were sold more than three years ago.

Placement #1. Through March 31, 2002, we sold 4,025,000 shares of common stock under a private offering. The Company recorded a net amount of $100,625 in the equity for sale of these shares. The Company terminated the offering in October 2003. We relied on the exemption from registration in Sections 4(2) and 4(6) of the Securities Act of 1933, because we determine that the investors were either accredited or eligible for use of the Section 4(2) exemption.

Placement #2. We sold a total of 11,828,000 shares in a private placement between November 1, 2002 and October 20, 2003 at $.025 per share (after adjustment). We relied upon the exemption contained in Section 4(6) of the Securities Act of 1933, because we determine that the investors were either accredited or eligible for use of the Section 4(2) exemption.

Placement #3. We sold a total of 14,607,800 shares in a private placement between October 20, 2003 and July 6, 2004 at $.025 per share to accredited investors pursuant to Section 4(2) or 4(6) of the Securities Act of 1933. Many of these purchasers were friends or family or associates of prior investors or management. A few persons had purchased in a previous offering.

Some shareholders made multiple purchases over time and the purchase information is listed in the line items that follow their names.

All the purchases occurred within the last three (3) years.

                                         PRICE PER                                           DATE OF                   NUMBER OF
NAME & ADDRESS                             SHARE                   CONSIDERATION             PURCHASE                  SHARES
-----------------------------------------------------------------------------------------------------------------------------------
SHARES SUBJECT TO REGISTRATION

Abram Fuks
Los Angeles, CA 90049(3)                    $0.025                      $5,000                  05/13/04                   200,000

Amy L. Frazer
Concord, CA 94521(3)                        $0.025                      $6,000                  04/20/04                   240,000

Andrew D. Berk
1029 Park Ave.
South Pasadena, CA 91030(3)                 $0.025                       $5,000                  02/11/04                   200,000

Andrew & Paula Heggie
5 View Street, Woolwich
Sydney NSW, AUS 2110(2)                     $0.025                      $30,000                  07/31/03                  1,200,000

Arthur E. Altounian
13000 Hartsook Street
Sherman Oaks, CA 91423(3)                   $0.025                       $5,000                  02/11/04                   200,000

Basil "Buzz" Wolfe
32205 Sage Road
Hemet, CA 92544(3)                          $0.025                      $1,000                   05/27/04                   40,000

Boo Za Cho
16429 Westbrook Lane
Cerritos, CA 90703(1)                       $0.025                     $43,125                   10/03/01                  1,725,000

Branko & Maria Barbic
6334 Riverton Ave.
North Hollywood, CA 91606           (2)     $0.025                     $5,000                    08/05/03                  200,000
                                    (3)     $0.025                     $12,500                   12/22/03                  500,000

Brett Cohen
220 S. Clark Drive
Beverly Hills, CA 90211(3)                  $0.025                     $5,000                    12/18/03                  200,000

Brian & Caroline Battaglia
9271 Dewey Drive
Garden Grove, CA 92841              (2)     $0.025                     $12,500                   06/23/03                  500,000
                                    (2)     $0.025                     $12,500                   10/29/03                  500,000

Brian Tashjian
10224 Falun Dr.
Sun Valley, CA 91352(3)                     $0.025                     $5,000                    05/17/04                  200,000

Brigid Niesel
1999 Fenton Street
Edgewater, CO 80214(3)                      $0.025                     $5,000                    01/29/04                  200,000

Bruce Alden
939 E. Mountain Street
Glendale, CA 91207(3)                       $0.025                     $5,000                    02/25/04                  200,000

Bruce H. Tashjian
2100 N. Rose Street
Burbank, CA 91505(3)                        $0.025                     $5,000                    05/20/04                  200,000

Bryan G. Crane
3950 Via Dolce #502
Marina Del Rey, CA 90292(3)                 $0.025                     $5,000                    02/25/04                  200,000

Carl G. & Audrey C. Johnson
502 Dahlia Drive
Brentwood, TN 37027(2)                      $0.025                     $1,000                    08/04/03                  40,000

Carol R. Warfield
2404 S. 3rd Street
Effingham, IL 62401(3)                      $0.025                     $5,150                    05/06/04                  206,000

Carolyn Andrews &
Richard Andrews
13918 Skysail St.
Corpus Christi, TX 78418(3)                 $0.025                     $5,000                    06/08/04                  200,000

Carrie Sherring
1384 Joan Ct.
Concord, CA 94521(3)                        $0.025                     $2,500                    05/11/04                  100,000

Charles R. Battaglia, M.D., Inc.
Pro. Sh. Tru
65 N. Madison Ave, Suite 405
Pasadena, CA 91101(3)                       $0.025                     $25,000                   11/03/03                  1,000,000

Colin Everson
20485 Silver Horn Lane
Monument, CO 80132(3)                       $0.025                     $12,500                   02/11/04                  500,000

Corporate Strategies, Inc.
5662 Calle Real #115
Santa Barbara, CA 93117(3)                  $0.025                     $37,500                   04/27/04                  1,500,000
Purchased 2,000,000 shares                  $0.025                     $50,000                   05/19/04                  2,000,000
sold 1,000,000 share to William             $0.025                     $30,000                   05/28/04                  1,200,000
E. Beifuss, Jr. & Alice Beifuss

David & Kim Varner
6872 S. Forest Street
Centennial, CO 80122(3)                     $0.025                     $5,000                    02/11/04                  200,000

Dane & Nancy Medley
7408 Windlawn Way
Parker, CO 80134           (2)              $0.025                     $1,000                    07/30/03                  40,000
                           (2)              $0.025                     $1,000                    09/02/03                  40,000
                           (3)              $0.025                     $16,000                   01/26/04                  640,000

Daniel C. Tronson
1902 Via Justino
San Dimas, CA 91773(3)                      $0.025                     $7,000                    07/02/04                  280,000

David Ashley Kraus &
Jane Michelle Kraus
9901 Maupin Road
Brentwood, TN 37027(2)                      $0.025                     $1,000                    08/04/03                  40,000

David A Zimmermann
1211 Sunset Plaza Drive
Los Angeles, CA 90069(3)                    $0.025                     $2,500                    05/12/04                  100,000

David D. Lee
33526 Drill Road
Agua Dulce, CA 91390(3)                     $0.025                     $5,000                    04/14/04                  200,000

David S. Tronson
12473 Gladstone Ave #G
Sylmar, CA 91342(3)                         $0.025                     $5,000                    07/02/04                  200,000

Deborah C. Cole Van der Touw
P.O. Box 875
Nolensville, TN 37135(2)                    $0.025                     $5,000                    02/14/03                  200,000
                           (3)              $0.025                     $14,000                   07/06/04                  560,000
                           (2)              $0.025                     $1,500                    07/28/03                  60,000
                           (2)              $0.025                     $9,500                    10/07/03                  380,000

Declaration of Trust of:
Charles E. Tronson & Mary Jane
Tronson
8536 Keokuk Ave.
Canoga Park, CA 91306(3)                    $0.025                     $5,000                    07/02/04                  200,000

Delaware Charter Trust
FBO Charlene Testa
848 North Avon Street
Burbank, CA 91505(2)                        $0.025                     $25,000                   08/11/03                  1,000,000

Denise G. Hoffman
15642 Greenstone Circle
Parker, CO 80134           (2)              $0.025                     $1,000                    08/25/03                  40,000
                           (3)              $0.025                     $2,000                    01/16/04                  80,000

Derek & Susan Johansen
2434 Ozone Court
Hermosa Beach, CA 90254(3)                  $0.025                     $5,000                    02/17/04                  200,000

Derek Sanders
3010 W. Yorkshire Dr. Apt. 2147
Phoenix, AZ 85027(3)                        $0.025                     $5,500                    02/13/04                  220,000

Dewitt C. Bishop Jr.
15455 Glenoaks Blvd. #424
Sylmar, CA 91342(3)                         $0.025                     $2,500                    05/03/04                  100,000

Donald Staub
12613 E. 2100th Rd.
Marshall, IL 62441(3)                       $0.025                     $5,000                    05/12/04                  200,000

Donna J. Altounian
6711 Forest Lawn Dr.
Los Angeles, CA 90068(3)                    $0.025                     $3,000                    04/19/04                  120,000

E. Xavier & Maria R. Aguilera
16827 Halsey St.
Granada Hills, CA 91344(3)                  $0.025                     $10,000                   12/12/03                  400,000

Eric R. Belusa
3088 Windmil Canyon Dr.
Clayton, CA 94517(3)                        $0.025                     $10,000                   04/16/04                  400,000

Erwin and Natasa de Wolff
Beblerjevtrg 14, 1000
Ljubljana, Slovenia(3)                      $0.025                     $16,000                   10/24/03                  640,000

Ester Lee and Edward Bouryng
1145 Bellview Rd.
McLean, VA 22102(3)                         $0.025                     $30,000                   05/12/04                  1,200,000

Four Ts
801 S. Victory Blvd.
Burbank, CA 91502(3)                        $0.025                     $5,000                    05/17/04                  200,000

Frank Donatelli
4224 W. Verdugo Ave.
Burbank, CA 91505(3)                        $0.025                     $5,000                    01/23/04                  200,000

Fu Xin Lei
2655 Thorpe Ave.
Los Angeles, CA 90065(3)                    $0.025                     $2,500                    01/23/04                  100,000

Garabed Djiguerian
3402 Conata St.
Duarte, CA 91010(3)                         $0.025                     $2,500                    12/11/03                  100,000

Gary A. Friedman
17014 Cantlay St.
Van Nuys, CA 91406(3)                       $0.025                     $5,000                    04/02/04                  200,000

Gary D. & S. Denise Imhoff
38918 FM 2979
Hempstead, TX 77445(2)                      $0.025                     $1,000                    08/04/03                  40,000

Gary G. Warren &
Nancy A. Warren TTEE
27744 N. Ron Ridge Dr.
Saugus, CA 91350(3)                         $0.025                     $5,000                    02/19/04                  200,000

Gary Stephenson
7504 Trask Ave.
Playa del Rey, CA 90293             (3)     $0.025                     $5,000                    01/28/04                  200,000
                                    (3)     $0.025                     $5,000                    05/06/04                  200,000

Gene Ranney
15455 Glenoaks Blvd. #191
Sylmar, CA 91342(3)                         $0.025                     $2,500                    04/30/04                  100,000

Gerald B. Wilcox
105 Calle Ventoso W.
Santa Fe, NM 87506         (3)              $0.025                     $10,000                   12/30/03                  400,000
                           (3)              $0.025                     $5,000                    02/27/04                  200,000
                           (3)              $0.025                     $4,000                    07/06/04                  160,000

Gerald E. Hazen
12612 SE 221st Pl.
Kent, WA 98031(3)                           $0.025                     $6,500                    02/17/04                  260,000

Glenn & Susan Martin
5819 Oakdale Ave.
Woodland Hills, CA 91367(3)                 $0.025                     $5,000                    02/26/04                  200,000

Glenn Ratzlaff
5246 St. George Rd.
Westminster, CA 92683(3)                    $0.025                     $7,500                    02/18/04                  300,000

Greg Hampson and Carol Hampson
1416 Nadeau Dr.
Los Angeles, CA 90019(3)                    $0.025                     $5,000                    01/16/04                  200,000
                           (3)              $0.025                     $5,000                    01/28/04                  200,000
                           (3)              $0.025                     $5,000                    04/30/04                  200,000

Gregory Tashjian
6229 Klump Ave.
North Hollywood, CA 91606(3)                $0.025                     $5,000                    05/17/04                  200,000

Grigor & Leana Mkrtchyan
708 S. Sunset Cyn Dr.
Burbank, CA 91501          (3)              $0.025                     $10,000                   12/19/03                  400,000
                           (3)              $0.025                     $40,000                   12/30/03                  1,600,000

Gregory R. Kuhn &
Debra J. Kuhn as TTE of
Kuhn's Revocable Trust
6046 Penfield Ave.
Woodland Hills, CA 91367(3)                 $0.025                     $5,000                    02/19/04                  200,000

Harinder S. Dhillon
94 Sommer Ln.
Goleta, CA 93117(3)                         $0.025                     $5,000                    02/11/04                  200,000

Hector Monterosso
4012 Cobble Ct.
Palmdale, CA 93551(3)                       $0.025                     $10,000                   12/12/03                  400,000

Holly A. Killion
36 Glacier Pl.
Livermore, CA 94551(3)                      $0.025                     $5,000                    05/12/04                  200,000

Ike Balian
1533 N. Kingsley Dr.
Los Angeles, CA 90027(3)                    $0.025                     $10,000                   12/12/03                  400,000

James H. Dupont
7660 S. Derby Court
Tucson, AZ 85746(3)                         $0.025                     $5,000                    04/19/04                  200,000

James Kirk Kahla
697 Cento Court
Twin Falls, ID 83301(3)                     $0.025                     $10,000                   02/18/04                  400,000

James L. Bartlett III
5662 Calle Real #115
Santa Barbara, CA 93117(3)                  $0.025                     $25,230                   07/06/04                  1,009,200

James L. & Doris M. Innes
4667 Bluff Drive
South Brunswick, NC 28470(3)                $0.025                     $12,500                   02/24/04                  500,000

James Lee
14002 Avenida Espana
La Mirada, CA 90638(1)                      $0.025                     $57,500                   02/06/02                  2,300,000

James P. LaWare/Kimberly E. Conlin
1408 Larkwood
Austin, TX 78723(3)                         $0.025                     $1,000                    05/24/04                  40,000

Jason Kabalin
1525 Trawler St.
Discovery Bay, CA 94514             (3)     $0.025                     $5,000                    04/19/04                  200,000
                                    (3)     $0.025                     $4,000                    05/07/04                  160,000

Jeannie M. Melancon
25738 SE 41st St.
Issaquah, WA 98029(3)                       $0.025                     $5,000                    05/11/04                  200,000

Jeffery K. Lee
2030 S. Saber Rd.
Casper, WY 82604(3)                         $0.025                     $10,000                   02/17/04                  400,000

John C. Gunderson
8650 Gulana Ave., #C-1068
Playa Del Rey, CA 90293(3)                  $0.025                     $5,000                    05/10/04                  200,000

John Pulliam
307 Freitas Ct.
Danville, CA 94526(3)                       $0.025                     $7,500                    05/11/04                  300,000

John Tronson
5112 Quakertown Ave.
Woodland Hills, CA 91364(3)                 $0.025                     $5,000                    06/29/04                  200,000

Jonathan E. Boatwright
1416 Clairmonte Cr.
Franklin, TN 37064(2)                       $0.025                     $1,000                    08/04/03                  40,000

Jonathan Lei
278 Ellwood Beach Dr., #20
Goleta, CA 93117 (3)                        $0.025                     $10,000                   01/28/04                  400,000

Josh & Michelle Holm
3439 Grasswood Dr.
El Sobrante, CA 94803(3)                    $0.025                     $1,000                    05/14/04                  40,000

Julie Anne O'Rear
469 Deseo Ave.
Camarillo, CA 93010(3)                      $0.025                     $100,000                  10/23/03                  4,000,000

Kari Negri
10160 Toluca Lake
Toluca Lake, CA 91602 (3)                   $0.025                     $5,000                    01/23/04                  200,000

Karl Adler
20828 Shine Dr.
Saugus, CA 91350 (3)                        $0.025                     $5,000                    05/17/04                  200,000

Kathryn Janes & Wendy L. Whitaker
P.O. Box 470,
23 Woodland Ave.
Kingston, OH 45644 (3)                      $0.025                     $2,500                    06/24/04                  100,000

Kevin O. & Brenda B. Schroeder
6852 Jardines Drive
Huntington Beach, CA 92647(3)               $0.025                     $5,000                    03/16/04                  200,000

Kevin W. Murphy
515 San Fernando St.
San Diego, CA 92106(3)                      $0.025                     $5,000                    06/10/04                  200,000

Kimberly A. Cochran
20161 Canyon View Dr.
Canyon Country, CA 91351(3)                 $0.025                     $5,000                    01/23/04                  200,000

Kristin M. Valenzuela
8536 Keokuk Ave.
Winnetka, CA 91306(3)                       $0.025                     $5,000                    07/02/04                  200,000

Larry Cogan
18854 Hatteras St.
Unit 14, Tarzana, CA 91356(3)               $0.025                     $5,000                    04/14/04                  200,000

Lauren & Nicholas Doko
30 Stratford
Irvine, CA 92620 (3)                        $0.025                     $10,000                   05/11/04                  400,000

Lawrence J. Brenner
1719 Ocean Front St., Apt. C
San Diego, CA 92107(3)                      $0.025                     $5,000                    05/12/04                  200,000

Leonard A. Feigenbaum, M.D.
3900 Westfall Dr.
Encino, CA 91436(3)                         $0.025                     $5,000                    10/29/03                  200,000
                                            $0.025                     $15,000                   01/07/04                  600,000

Leonard J. &
Lolita B. Altmayer TTEES
1241 Oakglen Ave.
Arcadia, CA 91006(3)                        $0.025                     $5,000                    02/25/04                  200,000

Lindsay Harding
224 Ilene Dr.
Pleasant Hill, CA 94523 (3)                 $0.025                     $5,000                    05/12/04                  200,000

Lisa Cheek
1144 17th Street #11
Santa Monica, CA 90403(3)                   $0.025                     $5,000                    03/16/04                  200,000

Luke Clauson
1235 Mills Street
Menlo Park, CA 94025(3)                     $0.025                     $7,500                    06/16/04                  300,000

Marco Daniel Santos
933 North Naomi Street
Burbank, CA 91505          (2)              $0.025                     $5,000                    08/06/03                  200,000
                           (3)              $0.025                     $5,000                    12/19/03                  200,000

Margaret A. Giardini
15 Ranch Trail Ct.
Orchard Park, NY 14127 (3)                  $0.025                     $5,000                    03/03/04                  200,000

Margreet Korpershoek
Recompensapark 28
Willemstad, Curacao        (2)              $0.025                     $5,000                    09/23/03                  200,000
                           (2)              $0.025                     $5,000                    10/16/03                  200,000

Mario Barbic
6334 Riverton Ave.
North Hollywood, CA 91606 (2)               $0.025                     $7,500                    08/05/03                  300,000
                          (3)               $0.025                     $5,000                    12/18/03                  200,000

Mark Contestabile
3389 Somerset Trace
Marietta, GA 30067(3)                       $0.025                     $5,000                    07/06/04                  200,000

Mark Evanoff
27363 Landon Place
Valencia, CA 91354(3)                       $0.025                     $5,000                    01/28/04                  200,000

Mark V. Dziak
427 Canyon Vista Dr.
Los Angeles, CA 90065               (3)     $0.025                     $5,000                    02/25/04                  200,000
                                    (3)     $0.025                     $5,000                    05/27/04                  200,000

Mary E. Falso
4044 N. 151st Dr.
Goodyear, AZ 85338 (3)                      $0.025                     $5,000                    04/16/04                  200,000

Matt Logan
3250 Parkvista Dr.
La Crescenta, CA 91214(3)                   $0.025                     $5,000                    04/07/04                  200,000

Max E. Rodriguez &
Elizabeth Rodriguez
4156 Ocean Dr.
Oxnard, CA 93035(3)                         $0.025                     $5,000                    04/20/04                  200,000

Michael W. Nessen
2450 Bywood Drive
Glendale, CA 91206(3)                       $0.025                     $5,000                    02/19/04                  200,000

Mitchell B. Cohen
11342 Weatherby Road
Rossmoor, CA 90720(3)                       $0.025                     $5,000                    01/12/04                  200,000

Michele L. Cotta
6723 Corte Santa Maria
Pleasanton, CA 94566(3)                     $0.025                     $1,000                    04/27/04                  40,000

Mohammadali Vaghar
925 Alexandra Court
Oak Park, CA 91377(3)                       $0.025                     $5,000                    06/29/04                  200,000

Natalie Barizian
8611 Marklein Avenue
North Hills, CA 91343(3)                    $0.025                     $5,000                    7/6/04                    200,000

Null Family Living Trust
1776 Roxbury Drive
Concord, CA 94519(3)                        $0.025                     $3,000                    05/12/04                  120,000

Orebar Unit Trust
401 Church Road
Taigum, QLD(3)                              $0.025                     $30,000                   04/07/04                  1,200,000

Origin Industries Superannuation
Fund
5 View Street, Woolwich
Sydney NSW, AUS(3)                          $0.025                     $15,000                   11/10/03                  600,000

Patrick Coggins
5043 Roundup Rd.
Norco, CA 92860(3)                          $0.025                     $10,000                   07/02/04                  400,000

Paul R. Reeb III
2431 Willow Street
San Diego, CA 92106(3)                      $0.025                     $15,000                   11/11/03                  600,000
                           (3)              $0.025                     $15,195                   12/16/03                  607,800

Paul Skach
3233 Osage Street, #1D
Denver, CO 80211(3)                         $0.025                     $5,000                    01/29/04                  200,000

Paul Hoen
235 S. Ardmore Avenue
Los Angeles, CA 90004               (3)     $0.025                     $5,000                    01/16/04                  200,000
                                    (3)     $0.025                     $10,000                   05/04/04                  400,000

Paul W. Ronan
4998 Olive Drive
Concord, CA 94521(3)                        $0.025                     $2,500                    05/28/04                  100,000

Peter Chakos
16140 Moorpark Street
Encino, CA 91436(3)                         $0.025                     $5,000                    04/02/04                  200,000

Phillip A. Conlin & Alice M. Conlin
108 E. Hawthorne
Effingham, IL 62401(3)                      $0.025                     $2,500                    05/12/04                  100,000

Private Life, LLC
588 43rd Avenue
San Francisco, CA 94121(3)                  $0.025                     $20,000                   04/30/04                  800,000

Rayann Congrove &
Rebecca E-M Williams
492 Northwoods Dr
Chillicothe, OH 45601(3)                    $0.025                     $30,000                   06/24/04                  1,200,000

R. Contestabile
4 Shire
Coto De Caza, CA 92679(3)                   $0.025                     $10,000                   07/02/04                  400,000

R.M. Verhoff
Scherpenberg 8a, 7381 AH
Klarenbeek, NL             (2)              $0.025                     $5,700                    08/05/03                  228,000
                           (3)              $0.025                     $5,000                    10/20/03                  200,000

                                       118

                           (3)              $0.025                     $1,500                    11/25/03                  60,000
                           (3)              $0.025                     $5,000                    11/26/03                  200,000

Richard & Anne Madden
4255 Madison Avenue
Culver City, CA 90232(3)                    $0.025                     $5,000                    03/15/04                  200,000

Richard P. Chao & Grace A. Chao
2127 Rimcrest Drive
Glendale, CA 91207(2)                       $0.025                     $5,000                    10/01/03                  200,000

Richard J. Klug
27415 146 Avenue SE
Kent, WA 98042(3)                           $0.025                     $8,000                    02/17/04                  320,000

Richard P. Innes
1301 Saxony Lake Drive
Anitoch, TN 37013(3)                        $0.025                     $10,000                   01/14/04                  400,000

Richard Pavese
6008 East Sage Drive
Scottsdale, AZ 85253 (2)                    $0.025                     $25,000                   12/19/02                  1,000,000

Richard Peters
1521 Via Arco(3)
Palos Verdes Estates, CA 90274              $0.025                     $7,000                    01/05/04                  280,000

Richard W. Mobley
2740 SW 342nd Street
Federal Way, WA 98023(3)                    $0.025                     $10,000                   12/29/03                  400,000

Robert Cavalleri
6441 N. Tierra de las Catalinas
Tucson, AZ 85718(3)                         $0.025                     $5,000                    04/16/04                  200,000

Robert D. Bledsoe
221 Cedar Grove Drive
Byhalia, MS 38611(2)                        $0.025                     $2,000                    09/19/03                  80,000

Robert D. King
3029 Denice Way
Cottonwood, CA 96022(3)                     $0.025                     $10,000                   02/27/04                  400,000

Roger & Kim Marshall(3)                     $0.025                     $5,000                    04/23/04                  200,000
932 Vanguard Street
Lakeway, TX 78734

Ronald Belusa(3)                            $0.025                     $5,000                    04/19/04                  200,000
210 Omira Drive
San Jose, CA 95123

Ross Anderson
445 Strathmore Lane, Apt. #115
Lafayette, CO 80026(3)                      $0.025                     $5,000                    02/27/04                  200,000

Sam & Nancy Spear
4128 Mentone Avenue
Culver City, CA 90232(3)                    $0.025                     $5,000                    01/02/04                  200,000

Sandra L. Workman
and Mark D. Workman
328 Baronswood Drive
Nolensville, TN 37135(2)                    $0.025                     $5,000                    10/07/03                  200,000

Scott Piwonka-Totten
6624 Allott Avenue
Valley Glen, CA 91401(3)                    $0.025                     $5,000                    04/09/04                  200,000

Scott Steele
180 Putter Drive
Brentwood, CA 94513(3)                      $0.025                     $10,000                   04/19/04                  400,000

Sean J. Ronan
2342 Charlotte Avenue
Concord, CA 94518(3)                        $0.025                     $1,100                    05/28/04                  44,000

Serenity Now Investment Club
1322 S. Idalia Street
Aurora, CO 80017(3)                         $0.025                     $5,000                    02/02/04                  200,000

Sharokina Arsenus
1342 N. Brighton
Burbank, CA 91506(3)                        $0.025                     $10,000                   03/03/04                  400,000

SINEX Inc.
4361 Noeline Avenue
Encino, CA 91436(3)                         $0.025                     $15,000                   05/14/04                  600,000

Steve Shakespeare
13233 Fiji Way, Unit H
Marina Del Rey, CA 90292(3)                 $0.025                     $5,000                    05/10/04                  200,000

Steve Timmerman
1551 Berkeley Street, Apt. F
Santa Monica, CA 90404(3)                   $0.025                     $5,000                    02/18/04                  200,000

Steven R. Nessen
1310 Bruce Avenue
Glendale, CA 91202(3)                       $0.025                     $5,000                    02/23/04                  200,000

Steven Van der Touw
Rusanova 2a, 1000
Zagreb, Croatia(2)                          $0.025                     $1,000                    08/05/03                  40,000

Sunshine Anesthesia
Pension-Profit Trust
39510 Paseo Padre Parkway #350
Fremont, CA 94538(2)                        $0.025                     $50,000                   02/07/03                  2,000,000

Terri R. Hartman
822 El Monte Street
Twin Falls, ID 83301(3)                     $0.025                     $5,000                    02/23/04                  200,000

The Corporate Advocate
9045 Haven Avenue, Suite #109
Rancho Cucamonga, CA 91730(3)               $0.025                     $2,000                    01/13/04                  80,000

Thomas Edward Blackburn
13133 Dewey Street
Los Angeles, CA 90066(3)                    $0.025                     $5,000                    04/02/04                  200,000

Thor Eric Lee
264 Larcom Street
Thousand Oaks, CA 91360(3)                  $0.025                     $5,000                    07,02/04                  200,000

Timothy F Garritty
725 9th Street
Hermosa Beach, CA 90254(3)                  $0.025                     $2,500                    05/12/04                  100,000

Timothy Kaiser
1935 Midwick Drive
Altadena, CA 91001         (3)              $0.025                     $5,000                    04/14/04                  200,000
                           (3)              $0.025                     $10,000                   02/11/04                  400,000

Travis & Paula Dyhrkopp
14916 E. Mountain View Ct.
Scottsdale, AZ 85268(3)                     $0.025                     $5,000                    02/09/04                  200,000

Trust of Frances Bush-Ruggeri
215 N. Buena Vista Street
Burbank, CA 91507(2)                        $0.025                     $5,000                    08/06/03                  200,000

TSB Energy LLC 1345 Greenwood Ave.
Wilmette, IL 60091(3)                       $0.025                     $25,000                   06/25                     1,000,000

Vernon Christopher Steele
5504 Marlin Court
Discovery Bay, CA 94515(3)                  $0.025                     $5,000                    04/19/04                  200,000

Victoria Keller
2471 Trevino Way
Fairfield, CA 94534(3)                      $0.025                     $5,000                    04/20/04                  200,000

W. Clauson & M. Schuchard
Trustee's for Clauson Family
Trust...4.23.93
39510 Paseo Padre Parkway, #350
Fremont, CA 94538                           $0.025                     $20,000                   02/07/03                  800,000
                                    (3)     $0.025                     $10,000                   06/16/04                  400,000

Wendy Sue Jacobsen
26731 Schrey Place
Santa Clarita, CA 91351(3)                  $0.025                     $5,000                    03/03/04                  200,000

Wilfried A.E. Pieters
Heestenweg 35G, B-222
Itegem, Belgium(2)                          $0.025                     $50,000                   10/14/03                  2,000,000

William H. Ayres, Jr.
12772 Winter Street
Moorpark, CA 93021(3)                       $0.025                     $10,000                   11/07/03                  400,000
Purchased in a private sale
from Corporate Strategies

Total Shares Sold in Last 3
Years - Subject of Registration Statement                            $1,761,000                                          70,440,000

SHARES NOT SUBJECT TO REGISTRATION

Corporate Strategies, Inc.
5562 Calle Real, #115
Santa Barbara, CA 93117                     $0.0156                    $50,000                   06/30/02                  3,200,000

William E. Beifuss Jr.
& Alice Beifuss
9308 NE South Drive
Bainbridge Island, WA 98110                 $0.0156                    $50,000                   06/30/02                  3,200,000

Total Shares Sold in the Last 3 Years
- Not subject of Registration Statement                                $100,000                                            6,400,000

ITEM 27. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.

3.1 Articles of Incorporation*

3.2 Articles of Amendment*

3.3 Bylaws*

3.4 Certificate of Amendment*

3.5 Certificate of Amendment*

3.6 Certificate of Amendment*

3.7 Certificate of Amendment*


5.1 Opinion and Consent of Sichenzia Ross Friedman Ference LLP


10.1 Patent #6,754,297*

10.2 Consulting Agreement*

10.3 Assignment*

10.6 Commercial Promissory Note dated August 4, 2004*

10.7 Security Agreement*


10.8 Commercial Promissory Note dated April 24, 2005*

10.9 Lease entered into May 24, 2001 by and between Dean M. Janes and Imaging Services, Inc.

10.10 AIR Commercial Real Estate Association Standard Industrial/Commercial Single-Tenant Lease - Net, dated June 21, 2004 by and between Four T's, Bryan Tashjian, Ed Jr. Tashjan, Bruce Tashjan, Greg Tashjan and Dean Janes DBA Imaging Services, Inc.

23.1 Consent of Sichenzia Ross Friedman Ference LLP (included in Exhibit 5.1)

23.2 Consent of Kabani & Company, Inc.


* Previously filed.

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

(5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the City of Burbank on September 9, 2005.

                                              IMAGING3, INC.


                                         By:   /s/ Dean Janes
                                              --------------------------------
                                              Dean Janes
                                              Chief Executive Officer


                                         By:   /s/ Xavier Aguilera
                                              --------------------------------
                                              Xavier Aguilera
                                              Chief Financial Officer and
                                              Principal Accounting Officer

      In  accordance   with  the   requirements  of  the  Securities  Act,  this
Registration Statement has been signed below by the following persons on behalf of the Company in the capacities and on the dates indicated.

       Signature                       Title                       Date


 /s/ Christopher Sohn                  Director             September 9, 2005
----------------------------
Christopher Sohn


 /s/ Xavier Aguilera                   Director             September 9, 2005
----------------------------
Xavier Aguilera